As filed with the Securities and Exchange Commission on December 14, 2020                         Registration No. 333-237621

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________________________

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-1
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
_______________________________

Allianz Life Insurance Company of North America
(Exact name of Registrant as specified in its charter)
Minnesota (State or other jurisdiction of incorporation or organization)	6311 (Primary Standard Industrial Classification Code Number)	41-1366075 (I.R.S. Employer Identification No.)
5701 Golden Hills Drive
Minneapolis, MN 55416
(800) 950-5872
                                                                                                                                               (Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)
Stewart D. Gregg, Esq.
Allianz Life Insurance Company of North America
5701 Golden Hills Drive
Minneapolis, MN 55416
(763) 765-2913
(Name, address, including zip code, and telephone number, including area code, of agent for service)
___________________________________________

Approximate date of commencement of proposed sale to the public:
As soon as practicable after this registration statement becomes effective.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer                                                   [   ]                                        Accelerated filer                                      [   ]
Non-accelerated filer                                                      [X]                                        Smaller reporting company   [   ]
(Do not check if a smaller reporting company)
The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Pursuant to Rule 429, the prospectus filed herewith is combined with the prospectus from the Prior Registration Statement (File No. 333-215103).

PART I – PROSPECTUS
ALLIANZ Index Advantage NF® VARIABLE ANNUITY CONTRACT
An individual flexible purchase payment index-linked and variable deferred annuity contract (the Contract)
Issued by Allianz Life® Variable Account B (the Separate Account) and
Allianz Life Insurance Company of North America (Allianz Life, we, us, our)
Prospectus Dated: [Date to be added by amendment prior to effectiveness]

The information in this prospectus is not complete and may be changed. We cannot sell Allianz Index Advantage NF® Variable Annuity pursuant to this prospectus until the Registration Statement containing this prospectus filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell the Contract and is not soliciting an offer to buy the Contract in any state where the offer or sale is not permitted.

Standard Annuity Features	Available Investment Options	Optional Features
• Five fixed annuitization options
(Annuity Options)• Free withdrawal privilege during the six-year withdrawal charge period• Systematic withdrawal program• Minimum distribution program for certain tax-qualified Contracts• Waiver of withdrawal charge benefit
(not available in all states)• Guaranteed death benefit
(Traditional Death Benefit)	• 22 index-linked investment options (Index Options) based on different combinations of four credit calculation methods (Crediting Methods), four nationally recognized third-party broad based equity securities indexes and an exchange-traded fund (Index or Indexes), and two time periods for measuring Index performance (Term)• Three variable investment options
(Variable Options)	• Maximum Anniversary Value Death Benefit:
Locks in any annual investment gains to potentially provide a death benefit greater than the Traditional Death Benefit. This optional benefit has an additional rider fee.
The risk of loss can become greater in the case of an early withdrawal due to withdrawal charges. Withdrawals will be subject to federal and state taxation, and withdrawals taken before age 59 1⁄2 may also be subject to a 10% additional federal tax. If this is a Non-Qualified Contract, a withdrawal will be taxable to the extent that gain exists within the Contract. A Non-Qualified Contract is a Contract that is not purchased under a pension or retirement plan that qualifies for special tax treatment under sections of the Internal Revenue Code (the Code).

Crediting Methods Currently Available Only the Index Performance Strategy offers both 1-year and 3-year Terms. All other Crediting Methods only offer 1-year Terms.	Indexes Currently Available with 1-year Terms	Indexes Currently Available with 3-year Terms (Index Performance Strategy only)
• Index Protection Strategy • Index Precision Strategy • Index Guard Strategy • Index Performance Strategy	• S&P 500® Index • Russell 2000® Index • Nasdaq-100® Index • EURO STOXX 50® • iShares® MSCI Emerging Markets ETF	• S&P 500® Index • Russell 2000® Index
Crediting Methods, Indexes, and the 3-year Terms may not be available in all states, or to Contracts issued before [Date to be added by amendment prior to effectiveness], as detailed in Appendix G.

Crediting Method Highlights
All Crediting Methods provide a level of protection against negative Credits from negative Index performance, and a limit on positive Credits from positive Index performance. Credits are the return you receive when you allocate assets to an Index Option.
	Negative Index Performance Protection	Positive Index Performance Participation Limit
Index Protection Strategy	• 100% – You will never receive a negative Credit	• Declared Protection Strategy Credits (DPSCs) (the return you receive if Index performance is zero or positive) – DPSCs cannot be less than 0.10%

Allianz Index Advantage NF® Variable Annuity Prospectus – [Date to be added by amendment prior to effectiveness]

Crediting Method Highlights
All Crediting Methods provide a level of protection against negative Credits from negative Index performance, and a limit on positive Credits from positive Index performance. Credits are the return you receive when you allocate assets to an Index Option.
	Negative Index Performance Protection	Positive Index Performance Participation Limit
Index Precision Strategy	• Buffers (the amount of negative Index performance we absorb over the duration of a Term) – Buffers cannot be less than 5%	• Precision Rates (the return you receive if Index performance is zero or positive) – Precision Rates cannot be less than 0.10%
Index Guard Strategy	• Floors (the maximum amount of negative Index performance you absorb) – Floors cannot be less than -25%	• Caps (the upper limit on positive Index performance) – Caps cannot be less than 0.10%
Index Performance Strategy	• Buffers – Buffers cannot be less than 5%	• Caps – Caps cannot be less than 0.10% for 1-year Terms, or 2% for 3-year Terms
The Contract’s risks are described in Risk Factors on page 22 of this prospectus.
Variable Options Currently Available
AZL® MVP Growth Index Strategy Fund	AZL® MVP Balanced Index Strategy Fund	AZL® Government Money Market Fund
You can allocate the money you put into the Contract (Purchase Payments) to any or all of the available Index Options and Variable Options (Allocation Options). You may also reallocate and transfer Contract Value among the Allocation Options subject to certain restrictions described in this prospectus. Your Contract Value is the value of your Purchase Payments based on the returns of your selected Allocation Options reduced for Contract fees, expenses and withdrawals.
If you allocate Purchase Payments or transfer Contract Value to the Index Options, you receive Credits calculated by us based on the performance of one or more Indexes over a Term as measured by the Index Return. The Index Return is the percentage change in Index value from the Term Start Date to the Term End Date. The Term Start Date is the date on which a Term begins and we set the DPSCs, Precision Rates, and Caps for an Index Option; this can occur on either the Index Effective Date or an Index Anniversary. The Term End Date is the date on which a Term ends and we apply Credits; this can only occur on an Index Anniversary. The Index Effective Date is the first day we allocate assets to an Index Option. An Index Anniversary is a twelve-month anniversary of the Index Effective Date. Because we calculate Index Returns only on a single date in time, you may experience negative or flat performance even though the Index you selected for a given Crediting Method experienced gains through some, or most, of the Term.
Credits may be positive, negative, or equal to zero, depending on the applicable Crediting Method and the performance of the applicable Index. The Index Precision Strategy, Index Guard Strategy, and Index Performance Strategy allow negative Performance Credits. A negative Performance Credit means you can lose principal and previous earnings. These losses could be significant. A Performance Credit is the Credit you receive on a Term End Date for any Index Option with the Index Precision Strategy, Index Guard Strategy, or Index Performance Strategy.
DPSCs, Precision Rates, and Caps that we use to determine Credits for a Contract can change on each Term Start Date and may vary substantially based on market conditions. However, in extreme market environments, it is possible that all DPSCs, Precision Rates, and Caps will be reduced to their respective minimums of 0.10%, or 2% as stated above. Buffers and Floors that we use to determine Credits for a Contract do not change once they are established. The Crediting Methods are described in greater detail in the Summary, and in section 5, Valuing Your Contract – Calculating Credits. The Indexes are described in Appendix A. For historical information on the Buffers, Floors, DPSCs, Precision Rates, and Caps, see Appendix C. For historical Index Option performance information, see Appendix D.
If you allocate Purchase Payments or transfer Contract Value to the Variable Options, the value of your investment (Variable Account Value) increases and decreases each Business Day based on your selected Variable Options’ performance. A Business Day is each day the New York Stock Exchange is open for trading and it ends when regular trading on the New York Stock Exchange closes, which is usually at 4:00 p.m. Eastern Time. The Separate Account holds the assets you allocate to the Variable Options. The Variable Options do not provide any protection against loss of principal. You can lose principal and previous earnings that you allocate to the Variable Options.

Allianz Index Advantage NF® Variable Annuity Prospectus – [Date to be added by amendment prior to effectiveness]

Index-linked and variable annuity contracts are complex insurance and investment vehicles. Before you invest, be sure to ask your Financial Professional (the person who advises you regarding the Contract) about the Contract’s features, benefits, risks, fees and expenses, whether the Contract is appropriate for you based upon your financial situation and objectives, and for a specific recommendation to purchase the Contract.
All guarantees under the Contract, including Credits, are the obligations of Allianz Life and are subject to our claims paying ability and financial strength.
Please read this prospectus before investing and keep it for future reference. The prospectus describes all material rights and obligations of purchasers under the Contract. It contains important information about the Contract and Allianz Life that you ought to know before investing. This prospectus is not offered in any state, country, or jurisdiction in which we are not authorized to sell the Contracts. You should rely only on the information contained in this prospectus. We have not authorized anyone to give you different information.
The Securities and Exchange Commission (SEC) has not approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense. An investment in this Contract is not a deposit of a bank or financial institution and is not federally insured or guaranteed by the Federal Deposit Insurance Corporation or any other federal government agency. An investment in this Contract involves investment risk including the possible loss of principal.
Allianz Life Variable Account B is the Separate Account that holds the assets allocated to the Variable Options. Additional information about the Separate Account has been filed with the SEC and is available upon written or oral request without charge. A Statement of Additional Information (SAI) dated the same date as this Form N-4 prospectus includes additional information about the Contract. The SAI is also filed with the SEC on Form N-4 under File Number 333-215105 and is incorporated by reference into this prospectus. The SAI is available without charge by contacting us at the telephone number or address listed at the back of this prospectus. The SAI’s table of contents appears after the Privacy and Security Statement in this prospectus. The prospectus and SAI are also available on our website at www.allianzlife.com. The prospectus, SAI and other Contract information are also available on the EDGAR database on the SEC’s website (www.sec.gov).

Allianz Index Advantage NF® Variable Annuity Prospectus – [Date to be added by amendment prior to effectiveness]

Allianz Index Advantage NF® Variable Annuity Prospectus – [Date to be added by amendment prior to effectiveness]

Allianz Index Advantage NF® Variable Annuity Prospectus – [Date to be added by amendment prior to effectiveness]

Glossary
This prospectus is written in plain English. However, there are some technical words or terms that are capitalized and are used as defined terms throughout the prospectus. For your convenience, we included this glossary to define these terms.
Accumulated Alternate Interest – the sum of alternate interest earned for the entire time you own your Contract. We use the Accumulated Alternate Interest to calculate the Alternate Minimum Value for certain Contracts as stated in Appendix F. The alternate interest for each Index Year is equal to either 70% or 87.5% of the Index Option Base multiplied by the alternate interest rate. The alternate interest rate is stated in your Contract and does not change for the entire time you own your Contract.
Accumulation Phase – the first phase of your Contract before you apply your Contract Value to Annuity Payments. The Accumulation Phase begins on the Issue Date.
Allocation Options – the Variable Options and Index Options available to you under the Contract.
Alternate Minimum Value – for certain Contracts as stated in Appendix F, the guaranteed minimum Index Option Value we provide for each Crediting Method if you take a withdrawal, annuitize the Contract, or transfer out of Index Options to the Variable Options, or if we pay a death benefit.
Annuitant – the individual upon whose life we base the Annuity Payments. Subject to our approval, the Owner designates the Annuitant, and can add a joint Annuitant for the Annuity Phase. There are restrictions on who can become an Annuitant.
Annuity Date – the date we begin making Annuity Payments to the Payee from the Contract.
Annuity Options – the annuity income options available to you under the Contract.
Annuity Payments – payments made by us to the Payee pursuant to the chosen Annuity Option.
Annuity Phase – the phase the Contract is in once Annuity Payments begin.
Beneficiary – the person(s) or entity the Owner designates to receive any death benefit, unless otherwise required by the Contract or applicable law.
Buffer – for any Index Option with the Index Precision Strategy or Index Performance Strategy, this is the negative Index Return that we absorb over the duration of a Term (which can be either one or three years) before applying a negative Performance Credit. We do not apply the Buffer annually on a 3-year Term Index Option. On the Issue Date we establish a Buffer for each Index Option with the Index Precision Strategy and Index Performance Strategy. However, if after the Issue Date we add a new Index Option to the Index Precision Strategy or Index Performance Strategy, we establish the Buffer for it on the date we add the Index Option to your Contract. Buffers are stated in your Contract and do not change once they are established.
Business Day – each day on which the New York Stock Exchange is open for trading, except, with regard to a specific Variable Option, when that Variable Option does not value its shares. Allianz Life is open for business on each day that the New York Stock Exchange is open. Our Business Day ends when regular trading on the New York Stock Exchange closes, which is usually at 4:00 p.m. Eastern Time.
Cap – for any Index Option with the Index Performance Strategy or Index Guard Strategy, this is the upper limit on positive Index performance over the duration of a Term (which can be either one, or three years) and the maximum potential Performance Credit for an Index Option. We do not apply the Cap annually on a 3-year Term Index Option. On each Term Start Date, we set a Cap for each Index Option with the Index Performance Strategy and Index Guard Strategy. The Caps applicable to your Contract are shown on the Index Options Statement.
Charge Base – the Contract Value on the preceding Quarterly Contract Anniversary (or the initial Purchase Payment received on the Issue Date if this is before the first Quarterly Contract Anniversary), adjusted for subsequent Purchase Payments and any Contract Value withdrawn. Withdrawal adjustments include all withdrawals (even Penalty-Free Withdrawals) and any amounts we withdraw for any Contract fees and expenses. We use the Charge Base to determine the next rider fee we deduct if you select the Maximum Anniversary Value Death Benefit.
Contract – the individual flexible purchase payment index-linked and variable deferred annuity contract described by this prospectus.
Contract Anniversary – a twelve-month anniversary of the Issue Date or any subsequent Contract Anniversary.

Allianz Index Advantage NF® Variable Annuity Prospectus – [Date to be added by amendment prior to effectiveness]

Contract Value – the value of your Purchase Payments based on the returns of your selected Allocation Options reduced for previously assessed Contract fees and expenses, and withdrawals. On any Business Day, your Contract Value is the sum of your Index Option Value(s) and Variable Account Value. The Variable Account Value component of the Contract Value fluctuates each Business Day that money is held in a Variable Option. The Index Option Value component of the Contract Value is adjusted on each Term End Date to reflect Credits, which can be negative with the Index Precision Strategy, Index Guard Strategy, and Index Performance Strategy. A negative Credit means that you can lose principal and previous earnings. The Index Option Values with the Index Precision Strategy, Index Guard Strategy, and Index Performance Strategy also reflect the Daily Adjustment on every Business Day other than the Term Start Date or Term End Date. The Contract Value reflects any previously deducted fees and charges, but does not reflect fees and charges that we would apply on liquidation. The cash surrender value reflects all fees and charges that we would apply on liquidation.
Contract Year – any period of twelve months beginning on the Issue Date or a subsequent Contract Anniversary.
Credit – the return you receive on the Term End Date when you allocate Purchase Payments or transfer Contract Value to an Index Option. Credits may be positive, zero, or, in some instances, negative if you select the Index Precision Strategy, Index Guard Strategy, or Index Performance Strategy. A negative Credit means that you can lose principal and previous earnings.
Crediting Method – a method we use to calculate Credits if you allocate Purchase Payments or transfer Contract Value to an Index Option.
Daily Adjustment – how we calculate Index Option Values on days other than the Term Start Date or Term End Date for each Index Option with the Index Precision Strategy, Index Guard Strategy, or Index Performance Strategy as discussed in the Summary – What is the Daily Adjustment?; section 5, Valuing Your Contract – Daily Adjustment for the Index Precision Strategy, Index Guard Strategy, and Index Performance Strategy; and Appendix B. The Daily Adjustment approximates the Index Option Value that will be available on the Term End Date. It is the estimated present value of the future Performance Credit that we will apply on the Term End Date.
Declared Protection Strategy Credit (DPSC) – the positive Credit you receive on a Term End Date for any Index Option with the Index Protection Strategy if Index performance is zero or positive. You receive a Credit equal to the DPSC on the Term End Date if the current Index Value is equal to or greater than the Index Value on the Term Start Date. We set the DPSCs on each Term Start Date. The DPSCs provide predefined upside potential. The DPSCs applicable to your Contract are shown on the Index Options Statement.
Determining Life (Lives) – the person(s) designated at Contract issue and named in the Contract on whose life we base the guaranteed Traditional Death Benefit or Maximum Anniversary Value Death Benefit.
Financial Professional – the person who advises you regarding the Contract.
Floor – for any Index Option with the Index Guard Strategy, this is the maximum amount of negative Index Return you absorb as a negative Performance Credit. On the Issue Date we establish a Floor for each Index Option with the Index Guard Strategy. However, if after the Issue Date we add a new Index Option to the Index Guard Strategy, we establish the Floor for it on the date we add the Index Option to your Contract. Floors are stated in your Contract and do not change once they are established.
Good Order – a request is in “Good Order” if it contains all of the information we require to process the request. If we require information to be provided in writing, “Good Order” also includes providing information on the correct form, with any required certifications, guarantees and/or signatures, and received at our Service Center after delivery to the correct mailing, email, or website address, which are all listed at the back of this prospectus. If you have questions about the information we require, or whether you can submit certain information by fax, email or over the web, please contact our Service Center. If you send information by email or upload it to our website, we send you a confirmation number that includes the date and time we received your information.
Guaranteed Death Benefit Value – the guaranteed value that is available to your Beneficiary(s) on the first death of any Determining Life during the Accumulation Phase. The Guaranteed Death Benefit Value is either total Purchase Payments adjusted for withdrawals if you select the Traditional Death Benefit, or the Maximum Anniversary Value if you select the Maximum Anniversary Value Death Benefit. Withdrawal adjustments include all withdrawals (even Penalty-Free Withdrawals) and withdrawal charges, but not amounts we withdraw for other Contract fees and expenses.
Index (Indexes) – one (or more) of the nationally recognized third-party broad based equity securities Indexes or exchange-traded fund available to you under your Contract. The Indexes are described in Appendix A.

Allianz Index Advantage NF® Variable Annuity Prospectus – [Date to be added by amendment prior to effectiveness]

Index Anniversary – a twelve-month anniversary of the Index Effective Date or any subsequent Index Anniversary.
Index Effective Date – the first day we allocate assets to an Index Option. The Index Effective Date is stated on the Index Options Statement and starts the first Index Year. When you purchase this Contract you select the Index Effective Date as discussed in section 3, Purchasing the Contract – Allocation of Purchase Payments and Contract Value Transfers.
Index Guard Strategy – one of the Crediting Methods described in the Summary; and in section 5, Valuing Your Contract – Calculating Credits. The Index Guard Strategy calculates Performance Credits based on Index Returns subject to a Cap and Floor. You can receive negative Performance Credits under this Crediting Method, which means you can lose principal and previous earnings. The Index Guard Strategy is more sensitive to smaller negative market movements that persist over time because the Floor reduces the impact of large negative market movements. In an extended period of smaller negative market returns, the risk of loss is greater with the Index Guard Strategy than with the Index Performance Strategy and Index Precision Strategy.
Index Option – the index-linked investment options to which you can allocate Purchase Payments or transfer Contract Value. Each Index Option is the combination of an Index, a Crediting Method, and a Term.
Index Option Base – an amount we use to calculate Credits and the Daily Adjustment. The Index Option Base is equal to the amounts you allocate to an Index Option adjusted for withdrawals, Contract fees and expenses, transfers into or out of the Index Option, and the application of any Credits.
Index Option Value – on any Business Day it is equal to the portion of your Contract Value in a particular Index Option. We establish an Index Option Value for each Index Option you select. Each Index Option Value includes any Credits from previous Term End Dates and reflects deduction of any previously assessed contract maintenance charge, rider fee, and withdrawal charge. On each Business Day other than the Term Start Date or Term End Date, each Index Option Value with the Index Precision Strategy, Index Performance Strategy, or Index Guard Strategy also includes the Daily Adjustment.
Index Options Statement – the account statement we mail to you on the Index Effective Date and each Index Anniversary thereafter. On the Index Effective Date, the statement shows the initial Index Values, DPSCs, Precision Rates, and Caps for the Index Options you selected. On each Index Anniversary, the statement shows the new Index Values, Credits received, and renewal DPSCs, Precision Rates, and Caps that are effective for the next Term for the Index Options you selected that have reached their Term End Date. The Index Options Statement also shows any applicable Buffer or Floor for your selected Index Option(s). For any 3-year Term Index Option you selected that has not reached its Term End Date the statement shows the current Index Anniversary’s Index Option Value, which includes the Daily Adjustment.
Index Performance Strategy – one of the Crediting Methods described in the Summary; and in section 5, Valuing Your Contract – Calculating Credits. This is the only Crediting Method that offers 3-year Terms. The Index Performance Strategy calculates Performance Credits based on Index Returns subject to a Cap and Buffer. You can receive negative Performance Credits under this Crediting Method, which means you can lose principal and previous earnings. The Index Performance Strategy is more sensitive to large negative market movements because small negative market movements are absorbed by the Buffer. In a period of extreme negative market performance, the risk of loss is greater with the Index Performance Strategy than with the Index Guard Strategy.
Index Precision Strategy – one of the Crediting Methods described in the Summary; and in section 5, Valuing Your Contract – Calculating Credits. The Index Precision Strategy calculates Performance Credits based on Index Values and Index Returns subject to the Precision Rate and Buffer. You can receive negative Performance Credits under this Crediting Method, which means you can lose principal and previous earnings. The Index Precision Strategy may perform best in periods of small positive market movements because the Precision Rates will generally be greater than the DPSCs, but less than the Index Performance Strategy Caps. The Index Precision Strategy is more sensitive to large negative market movements because small negative market movements are absorbed by the Buffer. In a period of extreme negative market performance, the risk of loss is greater with the Index Precision Strategy than with the Index Guard Strategy.
Index Protection Strategy – one of the Crediting Methods described in the Summary; and in section 5, Valuing Your Contract – Calculating Credits. The Index Protection Strategy provides Credits equal to the DPSCs on the Term End Date if the current Index Value is equal to or greater than the Index Value on the Term Start Date. The Index Protection Strategy provides the most protection because it does not allow negative Credits, and offers the least growth opportunity as DPSCs will generally be less than Precision Rates and Caps.
Index Return – the percentage change in Index Value from the Term Start Date to the Term End Date, which we use to determine the Performance Credits for any Index Option with the Index Performance Strategy or Index Guard Strategy,

Allianz Index Advantage NF® Variable Annuity Prospectus – [Date to be added by amendment prior to effectiveness]

and negative Performance Credits for any Index Option with the Index Precision Strategy. The Index Return is the Index Value on the Term End Date, minus the Index Value on the Term Start Date, divided by the Index Value on the Term Start Date.
Index Value – an Index’s price at the end of the Business Day on the Term Start Date and Term End Date as provided by Bloomberg or another market source if Bloomberg is not available.
Index Year – a twelve-month period beginning on the Index Effective Date or a subsequent Index Anniversary.
Issue Date – the date we issue the Contract. The Issue Date is stated in your Contract and starts your first Contract Year. Contract Anniversaries and Contract Years are measured from the Issue Date.
Joint Owners – the two person(s) designated at Contract issue and named in the Contract who may exercise all rights granted by the Contract.
Lock Date – for any Index Option with the Index Precision Strategy, Index Guard Strategy, or Index Performance Strategy, this is the Business Day we execute a Performance Lock and capture an Index Option Value (which includes the Daily Adjustment) before the Term End Date.
Maximum Anniversary Value – the highest Contract Value on any Index Anniversary before age 91, adjusted for subsequent Purchase Payments and withdrawals, used to determine the Maximum Anniversary Value Death Benefit as discussed in the Summary and section 9. Withdrawal adjustments include all withdrawals (even Penalty-Free Withdrawals) and withdrawal charges, but not amounts we withdraw for other Contract fees and expenses.
Maximum Anniversary Value Death Benefit – an optional benefit described in the Summary and section 9 that has an additional rider fee and is intended to potentially provide a death benefit greater than the Traditional Death Benefit. The Maximum Anniversary Value Death Benefit can only be added to a Contract at issue.
Non-Qualified Contract – a Contract that is not purchased under a pension or retirement plan that qualifies for special tax treatment under sections of the Code.
Owner – “you,” “your” and “yours.” The person(s) or entity designated at Contract issue and named in the Contract who may exercise all rights granted by the Contract.
Payee – the person or entity who receives Annuity Payments during the Annuity Phase.
Penalty-Free Withdrawals – withdrawals you take under the free withdrawal privilege or waiver of withdrawal charge benefit, and payments you take under our minimum distribution program. Penalty-Free Withdrawals are not subject to a withdrawal charge.
Performance Lock – a feature that allows you to capture the current Index Option Value during the Term for any Index Option with the Index Precision Strategy, Index Guard Strategy, or Index Performance Strategy. A Performance Lock applies to the total Index Option Value in an Index Option, and not just a portion of that Index Option Value. After the Lock Date, Daily Adjustments do not apply to a locked Index Option for the remainder of the Term and the Index Option Value will not receive a Performance Credit on the Term End Date.
Performance Credit – the Credit you receive on a Term End Date for any Index Option with the Index Precision Strategy, Index Guard Strategy, or Index Performance Strategy. We base Performance Credits on Index Values and Index Returns as limited by the applicable Buffer, Floor, Precision Rate, and Cap. Performance Credits can be negative, which means you can lose principal and previous earnings.
Precision Rate – the positive Performance Credit you receive for any Index Option with the Index Precision Strategy if Index performance is zero or positive. You receive a Performance Credit equal to the Precision Rate on the Term End Date if the current Index Value is equal to or greater than the Index Value on the Term Start Date. We set a Precision Rate for each Index Precision Strategy Index Option on each Term Start Date. The Precision Rates applicable to your Contract are shown on the Index Options Statement.
Proxy Investment – provides a current estimate of what the Performance Credit will be on the Term End Date taking into account any applicable Buffer, Floor, Precision Rate, or Cap. We use the Proxy Investment to calculate the Daily Adjustment on Business Days other than the Term Start Date or Term End Date. For more information, see Appendix B.
Proxy Value – the hypothetical value of the Proxy Investment used to calculate the Daily Adjustment as discussed in Appendix B.

Allianz Index Advantage NF® Variable Annuity Prospectus – [Date to be added by amendment prior to effectiveness]

Purchase Payment – the money you put into the Contract.
Qualified Contract – a Contract purchased under a pension or retirement plan that qualifies for special tax treatment under sections of the Code (for example, 401(a) and 401(k) plans), Individual Retirement Annuities (IRAs), or Tax-Sheltered Annuities (referred to as TSA contracts). Currently, we issue Qualified Contracts that may include, but are not limited to Roth IRAs, traditional IRAs and Simplified Employee Pension (SEP) IRAs. We may also issue an Inherited IRA and Inherited Roth IRA to make any required minimum distribution payments to a beneficiary of a previously held tax-qualified arrangement.
Quarterly Contract Anniversary – the day that occurs three calendar months after the Issue Date or any subsequent Quarterly Contract Anniversary.
Separate Account – Allianz Life Variable Account B is the Separate Account that issues the variable investment portion of your Contract. It is a separate investment account of Allianz Life. The Separate Account holds the Variable Options that underlie the Contracts. The Separate Account is divided into subaccounts, each of which invests exclusively in a single Variable Option. The Separate Account is registered with the SEC as a unit investment trust, and may be referred to as the Registered Separate Account.
Service Center – the area of our company that issues Contracts and provides Contract maintenance and routine customer service. Our Service Center address and telephone number are listed at the back of this prospectus. The address for mailing applications and/or checks for Purchase Payments may be different and is also listed at the back of this prospectus.
Term – The period of time, from the Term Start Date to the Term End Date, in which we measure Index Return to determine Credits.
Term End Date – The day on which a Term ends and we apply Credits. A Term End Date may only occur on an Index Anniversary. If a Term End Date does not occur on a Business Day, we consider it to occur on the next Business Day.
Term Start Date – The day on which a Term begins and we set the DPSCs, Precision Rates, and Caps for an Index Option. A Term Start Date may only occur on the Index Effective Date or an Index Anniversary. If a Term Start Date does not occur on a Business Day, we consider it to occur on the next Business Day.
Traditional Death Benefit – the guaranteed death benefit automatically provided by the Contract for no additional fee described in the Summary and section 9.
Valid Claim – the documents we require to be received in Good Order at our Service Center before we pay any death claim. This includes the death benefit payment option, due proof of death, and any required governmental forms. Due proof of death includes a certified copy of the death certificate, a decree of court of competent jurisdiction as to the finding of death, or any other proof satisfactory to us.
Variable Account Value – on any Business Day it is equal to the portion of your Contract Value in your selected Variable Options. The Variable Account Value increases and decreases based on your selected Variable Options’ performance and reflects deduction of the Variable Option operating expenses, m&e charge, and any previously assessed transfer fee, contract maintenance charge, rider fee, and withdrawal charge.
Variable Options – the variable investments available to you under the Contract. Variable Option performance is based on the securities in which they invest.
Withdrawal Charge Basis – the total amount under your Contract that is subject to a withdrawal charge as discussed in section 6, Expenses – Withdrawal Charge.

Allianz Index Advantage NF® Variable Annuity Prospectus – [Date to be added by amendment prior to effectiveness]

Summary
The Index Advantage NF® is a product that offers index-linked and variable investment options and allows you to defer taking regular fixed periodic payments (Annuity Payments) to a future date. During the first phase of your Contract (Accumulation Phase) your Contract Value fluctuates based on the performance of your selected Allocation Options and the deduction of Contract fees and expenses. During this phase you can make additional Purchase Payments and take withdrawals, and if you die we pay a death benefit to the person(s) you designate (Beneficiary(s)). If you request Annuity Payments the Accumulation Phase of your Contract ends and the Annuity Phase begins. Annuity Payments are fixed payments we make based on the Annuity Option you select and your Contract Value.
Purchasing a Contract: Key Features at a Glance
Issue Age (see section 3)	On the date we issue the Contract (the Issue Date), all Owners and the Annuitant must be:
• age 80 or younger if you select the Traditional Death Benefit, or
• age 75 or younger if you select the Maximum Anniversary Value Death Benefit.
The Owner is the person or entity designated at issue who may exercise all Contract rights. The Annuitant is the individual upon whose life we base Annuity Payments.
Purchase Payment Standards (see section 3)	• $10,000 minimum initial Purchase Payment due on the Issue Date.
• You can make additional Purchase Payments of at least $50 during the Accumulation Phase.
• $1 million maximum in total Purchase Payments unless we give prior approval for a higher amount.
Allocation of Purchase Payments and Contract Value Transfers (see section 3)	You can allocate your Purchase Payments to any or all of the Allocation Options available under your Contract. We only allow assets to move into the Index Options on the Index Effective Date and on subsequent Index Anniversaries.
• As a result, we hold Purchase Payments you allocate to the Index Options in the AZL Government Money Market Fund until we transfer them to your selected Index Options according to your instructions. For additional Purchase Payments we receive after the Index Effective Date, we transfer the amounts held in the AZL Government Money Market Fund to your selected Index Options on the next Index Anniversary.
• On each Index Option’s Term End Date, you can transfer Variable Account Value to the available Index Options, and you can transfer Index Option Value (the portion of your Contract Value in a particular Index Option) between Index Options.
•  We do not allow assets to move into an established 3-year Term Index Option until the Term End Date. If you have a 3-year Term Index Option and you instruct us to move assets to it on or before the second Index Anniversary of the 3-year Term, we will start a new 3-year Term Index Option with a new Term Start Date and move those assets to it according to your instructions.
• Purchase Payments you allocate to an Index Option must be held in the Index Option for the full Term before they can receive a Credit. Therefore, additional Purchase Payments we receive after the Index Effective Date that you allocate to a 1-year Term Index Option are not eligible to receive a Credit until the second Index Anniversary after we receive them, or the fourth Index Anniversary after we receive them for allocations to a 3-year Term Index Option.
• You can only transfer Index Option Value to the Variable Options on every sixth Index Anniversary, at which point you can do so even if the assets you wish to transfer have been in the Index Options for less than six full years. In order to transfer out of a 3-year Term Index Option into a Variable Option the sixth Index Anniversary must either be the Term End Date, or you must execute a Performance Lock on or before the sixth anniversary.
Daily Adjustment (see “What is the Daily Adjustment?” in this Summary and section 5)	The Daily Adjustment is how we calculate Index Option Values on days other than the Term Start Date or Term End Date for each Index Option with the Index Precision Strategy, Index Guard Strategy, or Index Performance Strategy. The Daily Adjustment approximates the Index Option Value that will be available on the Term End Date. It is the estimated present value of the future Performance Credit that we will apply on the Term End Date. The Daily Adjustment takes into account any Index gains subject to the applicable Precision Rate or Cap, or either any Index losses greater than the Buffer or Index losses down to the Floor, but in the form of the estimated present value. Therefore, the Daily Adjustment could result in a loss beyond the protection of the Buffer or Floor.

Allianz Index Advantage NF® Variable Annuity Prospectus – [Date to be added by amendment prior to effectiveness]

Purchasing a Contract: Key Features at a Glance
Performance Lock (see “What is the Performance Lock?” in this Summary and section 5)	A feature that allows you to capture the current Index Option Value during the Term for any Index Option with the Index Precision Strategy, Index Guard Strategy, or Index Performance Strategy. If we execute a Performance Lock for an Index Option we do not apply the Daily Adjustment to it for the remainder of the Term and the Index Option Value will not receive a Performance Credit on the Term End Date.
Rider Fee (see the Fee Tables and section 6)	• Rider fee is 0.20% for the Maximum Anniversary Value Death Benefit.

Accrued daily and deducted on each Quarterly Contract Anniversary (the day that occurs three calendar months after the Issue Date or any subsequent Quarterly Contract Anniversary). The rider fee is calculated as a percentage of the Charge Base (the Contract Value on the preceding Quarterly Contract Anniversary, adjusted for subsequent Purchase Payments and withdrawals).
Other Contract Fees and Expenses (see the Fee Tables and section 6)	A mortality and expense risk charge (m&e charge) applies to Purchase Payments and Contract Value allocated to the Variable Options. We calculate the m&e charge at an annualized rate of 1.25% of the Variable Option’s net asset value on each Business Day during the Accumulation Phase. The m&e charge does not apply to the Index Options.

• An 8.5% declining withdrawal charge applies to withdrawals taken within six years after receipt of each Purchase Payment during the Accumulation Phase.
• $50 contract maintenance charge assessed annually if the total Contract Value is less than $100,000.
• $25 fee per transfer if you make more than twelve transfers between Variable Options in a Contract Year.
• Variable Option operating expenses before fee waivers and expense reimbursements of [To be added by amendment prior to effectiveness]% to [To be added by amendment prior to effectiveness]% of the average daily net assets.

• A Contract Year is any period of twelve months beginning on the Issue Date or a subsequent Contract Anniversary. A Contract Anniversary is a twelve-month anniversary of the Issue Date or any subsequent Contract Anniversary.
You can withdraw your Contract Value, subject to any applicable withdrawal charge, and federal and state taxation. Withdrawals taken before age 59 1⁄2 may also be subject to a 10% additional federal tax.
Free Withdrawal Privilege (see section 7)	Allows you to withdraw 10% of your total Purchase Payments each Contract Year during the Accumulation Phase without incurring a withdrawal charge.
• Any unused free withdrawal privilege in one Contract Year is not added to the amount available in the next Contract Year.
• If you withdraw more than the free withdrawal privilege we will assess a withdrawal charge if the withdrawal is taken from a Purchase Payment we received within the last six years.
• Not available if you take a full withdrawal of your total Contract Value.
Systematic Withdrawal Program (see section 7)	Provides automatic withdrawals of at least $100 to you at a frequency you select. These withdrawals:
• reduce the amount available under the free withdrawal privilege, and
• are subject to a withdrawal charge if you exceed the free withdrawal privilege.
Minimum Distribution Program (see section 7)	If you own an Individual Retirement Annuity (IRA), SEP IRA or Inherited IRA Contract, this program provides payments to you designed to meet the Code’s minimum distribution requirements. These withdrawals:
• reduce the amount available under the free withdrawal privilege, but
• are not subject to a withdrawal charge if you exceed the free withdrawal privilege.
Waiver of Withdrawal Charge Benefit (see section 7)	In most states, this benefit allows you to take a withdrawal without incurring a withdrawal charge if you are confined to a nursing home for a period of at least 90 consecutive days.

Allianz Index Advantage NF® Variable Annuity Prospectus – [Date to be added by amendment prior to effectiveness]

Purchasing a Contract: Key Features at a Glance
Annuity Payments (see section 8)	Annuity Payments can provide a guaranteed lifetime fixed income stream with certain tax advantages. We designed the Annuity Payments for Owners who no longer need immediate access to Contract Value to meet their short-term income needs.
• We offer five Annuity Options that provide payments for life, life and term certain, or life with refund.
• We base Annuity Payments on your Contract Value, the Annuity Option you select, and the lifetime and age of the Annuitant(s).
• For an individually owned Contract, Annuity Payments can be either single or joint.
Death Benefit (see section 9)	When you purchase the Contract you select either the Traditional Death Benefit (no additional fee) or the Maximum Anniversary Value Death Benefit (0.20% rider fee). In either case, the death benefit is paid upon the first death of any Determining Life during the Accumulation Phase.
• We establish the Determining Lives at Contract issue and they generally do not change unless there is a divorce or you establish a Trust.
• The Determining Life (or Lives) is either the Owner(s) or the Annuitant if the Owner is a non-individual.If a Determining Life dies during the Accumulation Phase your Beneficiary(s) will receive the greater of the Contract Value or the Guaranteed Death Benefit Value. The Guaranteed Death Benefit Value is either:
• total Purchase Payments adjusted for withdrawals if you select the Traditional Death Benefit, or
• the Maximum Anniversary Value (the highest Contract Value on any Index Anniversary before age 91, adjusted for subsequent Purchase Payments and withdrawals) if you select the Maximum Anniversary Value Death Benefit.
• Withdrawals reduce your Guaranteed Death Benefit Value proportionately, which means this value may be reduced by more than the amount withdrawn.
• The Maximum Anniversary Value Death Benefit cannot be less than the Traditional Death Benefit, but they can be equal.
• If you change Owner(s) the death benefit may be reduced to Contract Value.
Material Contract Variations (see Appendix G)	The product or certain product features may not currently be available in all states or all Contracts, may vary in your state, or may not be available from all selling firms or from all Financial Professionals. Your Financial Professional can also provide information regarding availability of Allocation Options.
Customer Service (see the last page of this prospectus)	If you need customer service (for Contract changes, information on Contract Values, requesting a withdrawal or transfer, changing your allocation instructions, etc.) please contact our Service Center at (800) 624-0197. Our Service Center is the area of our company that issues Contracts and provides Contract maintenance and routine customer service. You can also contact us by:
• mail at Allianz Life Insurance Company of North America, P.O. Box 561,
Minneapolis, MN 55440-0561, or
• email at Contact.Us@allianzlife.com.
Who Should Consider Purchasing the Contract?
We designed the Contract for people who are looking for a level of protection for their principal while providing potentially higher returns than are available on traditional fixed annuities. This Contract is not intended for someone who is seeking complete protection from downside risk, nor someone who is seeking unlimited investment potential.
We offer other annuity contracts that may address your investment and retirement needs. These contracts include variable annuities, registered index-linked annuities and fixed index annuities. These annuity products may offer different features and benefits more appropriate for your needs, including allocation options, fees and/or expenses that are different from those in the Contract offered by this prospectus. Not every contract is offered through every Financial Professional. Some Financial Professionals or selling firms may not offer and/or limit offering of certain features and benefits, as well as limit the availability of the contracts based on criteria established by the Financial Professional or selling firm. For more information about other annuity contracts, please contact your Financial Professional.
For example, these other annuity contracts may have different Index Options, and different rates and minimums for the Buffers, Floors, DPSCs, Precision Rates, and Caps. DPSCs, Precision Rates, and Caps may also be affected, positively or

Allianz Index Advantage NF® Variable Annuity Prospectus – [Date to be added by amendment prior to effectiveness]

negatively, by expenses we incur in providing other contract features. For example, a product that deducts fees and expenses from Index Options may have higher DPSCs, Precision Rates, and Caps than a contract that deducts fees and expenses only from Variable Options.
How Do the Crediting Methods Work?
All Crediting Methods provide a Credit on the Term End Date based on Index Values and Index Returns. The Index Value is the Index’s price at the end of the Business Day on the Term Start Date and Term End Date, which we use to calculate the Index Return. A Business Day is each day the New York Stock Exchange is open for trading and it ends when regular trading on the New York Stock Exchange closes, which is usually at 4:00 p.m. Eastern Time. All of the Crediting Methods offer 1-year Term Index Options, but only the Index Performance Strategy also offers 3-year Term Index Options.
The Index Protection Strategy provides a Credit equal to the DPSC if the Index Value on the Term End Date is equal to or greater than the Index Value on the Term Start Date, regardless of the amount of actual Index Return. If the current Index Value is less than it was on the Term Start Date you do not receive a negative Credit.
The Index Precision Strategy provides a Performance Credit.
•	If the Index Value on the Term End Date is equal to or greater than the Index Value on the Term Start Date, regardless of the amount of actual Index Return, the Performance Credit is equal to the Precision Rate.
•	If the Index Return is negative and the loss is:
–	less than or equal to the Buffer, the Performance Credit is zero. We absorb any loss up to the Buffer.
–	greater than the Buffer, the negative Performance Credit is equal to the negative Index Return in excess of the Buffer. You participate in any losses beyond the Buffer.
The Index Guard Strategy also provides a Performance Credit.
•	If the Index Return is positive, the Performance Credit is equal to the Index Return up to the Cap.
•	If the Index Value on the Term End Date is equal to the Index Value on the Term Start Date, the Performance Credit is zero.
•	If the Index Return is negative, the negative Performance Credit is equal to the negative Index Return down to the Floor. You participate in any losses down to the Floor. We absorb any negative Index Return beyond the Floor.
The Index Performance Strategy also provides a Performance Credit.
•	If the Index Return is positive, the Performance Credit is equal to the Index Return up to the Cap. We apply the Cap for the entire Term length; we do not apply the Cap annually on a 3-year Term Index Option. If we do not declare a Cap (“uncapped”) for a 3-year Term Index Option the Performance Credit is equal to the Index Return.
•	If the Index Value on the Term End Date is equal to the Index Value on the Term Start Date, the Performance Credit is zero.
•	If the Index Return is negative and the loss is:
–	less than or equal to the Buffer, the Performance Credit is zero. We absorb any loss up to the Buffer. We apply the Buffer for the entire Term length; we do not apply the Buffer annually on a 3-year Term Index Option.
–	greater than the Buffer, the negative Performance Credit is equal to the negative Index Return in excess of the Buffer. You participate in any losses beyond the Buffer.
A more detailed description of how we calculate Credits, including numerical examples, is included in section 5, Valuing Your Contract – Calculating Credits.
• The Index Precision Strategy, Index Guard Strategy, and Index Performance Strategy allow negative Performance Credits. A negative Performance Credit means you can lose principal and previous earnings. These losses could be significant.
• Because we calculate Index Returns only on a single date in time, you may experience negative or flat performance even though the Index you selected for a given Crediting Method experienced gains through some, or most, of the Term.
• If a 3-year Term Index Option is uncapped for one Term it does not mean that we will not declare a Cap for it on future Term Start Dates. On the next Term Start Date we can declare a Cap for the next Term, or declare it to be uncapped.

Allianz Index Advantage NF® Variable Annuity Prospectus – [Date to be added by amendment prior to effectiveness]

How Do the Crediting Methods Compare?
The Crediting Methods have different risk and return potentials.
What is the asset protection?
Index Protection Strategy	• Most protection. • If the Index loses value, you do not receive a negative Credit.
Index Precision Strategy	• Less protection than the Index Protection Strategy and Index Guard Strategy. Protection may be more or less than what is available with the Index Performance Strategy depending on Buffers.
• Buffer absorbs a percentage of loss, but you receive a negative Performance Credit for losses greater than the Buffer.
• Potential for large losses in any Term.
• More sensitive to large negative market movements because small negative market movements are absorbed by the Buffer. In a period of extreme negative market performance, the risk of loss is greater with the Index Precision Strategy than with the Index Guard Strategy.
Index Guard Strategy	• Less protection than the Index Protection Strategy, but more than Index Precision Strategy and Index Performance Strategy.
• Permits a negative Performance Credit down to the Floor.
• Protection from significant losses.
• More sensitive to smaller negative market movements that persist over time because the Floor reduces the impact of large negative market movements.
• In an extended period of smaller negative market returns, the risk of loss is greater with the Index Guard Strategy than with the Index Performance Strategy and Index Precision Strategy.
• Provides certainty regarding the maximum loss in any Term.
Index Performance Strategy	• Less protection than the Index Protection Strategy and Index Guard Strategy. Protection may be more or less than what is available with the Index Precision Strategy depending on Buffers.
• Buffers may be different between both 1-year and 3-year Terms. Buffers can also be different between Index Options with the same Term Length.
• Buffer absorbs a percentage of loss, but you receive a negative Performance Credit for losses greater than the Buffer.
• Potential for large losses in any Term.
• More sensitive to large negative market movements because small negative market movements are absorbed by the Buffer. In a period of extreme negative market performance, the risk of loss is greater with the Index Performance Strategy than with the Index Guard Strategy.
• In extended periods of moderate to large negative market performance, 3-year Terms may provide less protection than the 1-year Terms because, in part, the Buffer is applied over a longer period of time.

What is the growth opportunity?
Index Protection Strategy	• Growth opportunity limited by the DPSCs.
• Least growth opportunity.
• May perform best in periods of small positive market movements.
• DPSCs will generally be less than the Precision Rates and Caps.
Index Precision Strategy	• Growth opportunity limited by the Precision Rates.
• May perform best in periods of small positive market movements.
• Generally more growth opportunity than the Index Protection Strategy, but less than the Index Performance Strategy.
• Growth opportunity may be more or less than the Index Guard Strategy depending on Precision Rates and Caps.
Index Guard Strategy	• Growth opportunity limited by the Caps.
• May perform best in a strong market.
• Growth opportunity that generally may be matched or exceeded only by the Index Performance Strategy. However, growth opportunity may be more or less than the Index Precision Strategy or Index Performance Strategy depending on Precision Rates and Caps.

Allianz Index Advantage NF® Variable Annuity Prospectus – [Date to be added by amendment prior to effectiveness]

What is the growth opportunity?
Index Performance Strategy	• Growth opportunity limited by the Caps. If we do not declare a Cap for a 3-year Term Index Option there is no maximum limit on the positive Index Return for that Index Option.
• May perform best in a strong market.
• Generally the most growth opportunity. However, growth opportunity may be less than the Index Precision Strategy or Index Guard Strategy depending on Precision Rates and Caps.

What can change within a Crediting Method?
Index Protection Strategy	• Renewal DPSCs for existing Contracts can change on each Term Start Date. • DPSCs are subject to a 0.10% minimum.
Index Precision Strategy	• Renewal Precision Rates for existing Contracts can change on each Term Start Date. • Precision Rates are subject to a 0.10% minimum, and Buffers are subject to a 5% minimum.
Index Guard Strategy	• Renewal Caps for existing Contracts can change on each Term Start Date. • Caps are subject to a 0.10% minimum, and Floors are subject to a -25% minimum.
Index Performance Strategy	• Renewal Caps for existing Contracts can change on each Term Start Date. • Caps are subject to a 0.10% minimum for 1-year Terms, or 2% for 3-year Terms. Buffers are subject to a 5% minimum.

• For any Index Option with the Index Precision Strategy or Index Performance Strategy, you participate in any negative Index Return in excess of the Buffer, which reduces your Contract Value. For example, if we set the Buffer at 5% we would absorb the first -5% of Index Return and you could lose up to 95% of the Index Option Value. However, for any Index Option with the Index Guard Strategy, we absorb any negative Index Return in excess of the Floor. For example, if we set the Floor at -25%, your maximum loss would be limited to -25% of the Index Option Value due to negative Index Returns.
• The minimum Buffer and Floor are the least amount of protection that you could receive from negative Index Returns for any Index Option with the Index Precision Strategy, Index Guard Strategy, or Index Performance Strategy.
• DPSCs, Precision Rates, and Caps as set by us from time-to-time may vary substantially based on market conditions. However, in extreme market environments, it is possible that all DPSCs, Precision Rates, and Caps will be reduced to their respective minimums of 0.10%, or 2% as stated above.
• Buffers, Floors, DPSCs, Precision Rates, and Caps can be different from Index Option to Index Option. For example, Caps for the Index Performance Strategy 1-year Terms can be different between the S&P 500® Index and the Nasdaq-100® Index, and Caps for the S&P 500® Index can be different between 1-year and 3-year Terms on the Index Performance Strategy, and between the 1-year Terms for the Index Guard Strategy and Index Performance Strategy. They may also be different from Contract-to-Contract depending on the Index Effective Date and the state of issuance.
Bar Chart Examples of the Crediting Methods Performance
The following hypothetical examples show conceptually how the Crediting Methods might work in different market environments and assume no change in the hypothetical DPSCs, Precision Rates, or Caps. All values below are for illustrative purposes only. The examples do not reflect any Buffers, Floors, DPSCs, Precision Rates, or Caps that may actually apply to a Contract. The examples do not predict or project the actual performance of the Index Advantage NF®. Although an Index or Indexes will affect your Index Option Values, the Index Options do not directly participate in any stock or equity investment and are not a direct investment in an Index. The Index Values do not include the dividends paid on the stocks comprising an Index. An allocation to an Index Option is not a purchase of shares of any stock or index fund. These examples do not reflect deduction of the Contract fees and expenses. Historical Index Option performance information is also included in Appendix D.

Allianz Index Advantage NF® Variable Annuity Prospectus – [Date to be added by amendment prior to effectiveness]

Allianz Index Advantage NF® Variable Annuity Prospectus – [Date to be added by amendment prior to effectiveness]

Allianz Index Advantage NF® Variable Annuity Prospectus – [Date to be added by amendment prior to effectiveness]

Can the Crediting Methods, Terms, or Indexes Change?
We can add new Crediting Methods, Terms, and Indexes to your Contract in the future, and you can allocate Purchase Payments or transfer Contract Value to them on the next Index Anniversary after we make them available to you. Once we add a Crediting Method to your Contract we cannot remove it, or change how it calculates Credits. If we add a new Index Option to your Contract, we cannot change its Buffer or Floor after it is established. However, we can change the renewal DPSCs, Precision Rates, or Caps associated with any Index Option on each Term Start Date.
Once we add an Index to your Contract, we cannot remove it without simultaneously replacing or substituting it. Index replacements and substitutions can occur either on a Term Start Date, Term End Date, or during a Term. If we substitute an Index during a Term, we will combine the return of the previously available substituted Index with the return of the new Index. However, if we substitute an Index, we do not change the Buffers or Floors applicable to your Contract, or the current DPSCs, Precision Rates, or Caps that we set on the Term State Date. Any changes to the DPSCs, Precision Rates, or Caps for the new substituted Index will occur at the next regularly scheduled Term Start Date. For more information, see Risk Factors – Substitution of an Index.
Historical information on the Buffers, Floors, DPSCs, Precision Rates, and Caps is provided in Appendix C. This information is for historical purposes only and is not a representation as to future Buffers, Floors, DPSCs, Precision Rates, and Caps.
When Does Allianz Establish the Values Used to Determine Index Credits?
We establish the Buffers and Floors for your Contract on the Issue Date. However, if we add a new Index Option to your Contract after the Issue Date, we establish the Buffer or Floor for it on the date we add the Index Option to your Contract. Your actual Buffers and Floors are stated in your Contract and cannot change once they are established.
Once we establish the initial DPSCs, Precision Rates, and Caps for a Contract they cannot change until the next Term Start Date. We can change the renewal DPSCs, Precision Rates, and Caps for an existing Contract on each Term Start Date, in our discretion. Your initial and renewal DPSCs, Precision Rates, and Caps are stated in your Index Options Statement,

Allianz Index Advantage NF® Variable Annuity Prospectus – [Date to be added by amendment prior to effectiveness]

which is the account statement we mail to you on the Index Effective Date and each Index Anniversary. The Index Options Statement also includes the Index Values on the Term Start Date and Term End Date. We use these Index Values to determine Index Returns and Credits.
For information on the Buffers, Floors, and initial DPSCs, Precision Rates, and Caps we currently offer for newly issued Contracts, see our website at www.allianzlife.com/indexratesnf. We publish any changes to these values at least seven calendar days before they take effect.
We will send you a letter at least 30 days before each Index Anniversary. This letter advises you of any current DPSCs, Precision Rates, and Caps that are expiring on the upcoming Index Anniversary, and the renewal DPSCs, Precision Rates, and Caps for the next Term Start Date that will be available for your review in your account on our website at least seven calendar days before the upcoming Index Anniversary. We also have a link to your Contract information with your renewal DPSCs, Precision Rates, and Caps on our website at www.allianzlife.com/indexratesnf. The Index Anniversary letter also reminds you of your opportunity to transfer Variable Account Value to the Index Options, or reallocate your Index Option Values on any upcoming Term End Date.
• DPSCs, Precision Rates, and Caps may be different between newly issued and existing Contracts, and between existing Contracts issued on the same month and day in different years. For example, assume that in May 2019 we set Caps for the Index Performance Strategy 1-year Term with the S&P 500® Index as follows:
– 13% initial rate for new Contracts issued in 2019,
– 14% renewal rate for existing Contracts issued in 2018, and
– 12% renewal rate for existing Contracts issued in 2017.
• If your Contract is within its Free Look/Right to Examine period you may be able to take advantage of any increase in initial DPSCs, Precision Rates, or Caps by cancelling your Contract and purchasing a new Contract.
What Are the Different Values Within the Contract?
The Contract provides the following values as discussed in section 5, Valuing Your Contract.
•	The Contract Value is the sum of your Variable Account Value and Index Option Values. Contract Value reflects any previously deducted fees and charges, but does not reflect fees and charges that we would apply on liquidation. The cash surrender value reflects all fees and charges that we would apply on liquidation.
•	Your Variable Account Value is the sum of the values in your selected Variable Options. It includes the deduction of Variable Option operating expenses, m&e charge, and any previously assessed transfer fee, contract maintenance charge, rider fee, and withdrawal charge. It changes each Business Day based on the performance of the Variable Options.
•	Your total Index Option Value is the sum of the values in each of your selected Index Options. Each Index Option Value includes any Credits from previous Term End Dates and the deduction of any previously assessed contract maintenance charge, rider fee, and withdrawal charge. Amounts removed from the Index Options during the Term for withdrawals and Contract expenses do not receive a Credit on the Term End Date, but the amount remaining does receive a Credit subject to the applicable Buffer, Floor, DPSC, Precision Rate, or Cap.
–	On each Business Day during the Term other than the Term Start Date or Term End Date, we calculate the current Index Option Value for each Index Option with the Index Precision Strategy, Index Guard Strategy, and Index Performance Strategy by adding a Daily Adjustment to the Index Option Base. The Index Option Base is the amount you allocate to an Index Option adjusted for withdrawals, deduction of Contract fees and expenses, transfers into or out of the Index Option, and the application of any Credits.
–	During the Term the Index Option Values for Index Options with the Index Protection Strategy do not change for Index performance, and do not receive the Daily Adjustment.
What Is the Daily Adjustment?
The Daily Adjustment is how we calculate Index Option Values on Business Days other than the Term Start Date or Term End Date for each Index Option with the Index Precision Strategy, Index Guard Strategy, or Index Performance Strategy. The Index Options with the Index Protection Strategy and the Variable Options are not subject to the Daily Adjustment.
The Daily Adjustment can affect the amounts available for withdrawal, annuitization, payment of the death benefit, and the Contract Value used to determine the Charge Base and contract maintenance charge. The Daily Adjustment can be positive

Allianz Index Advantage NF® Variable Annuity Prospectus – [Date to be added by amendment prior to effectiveness]

or negative. When the Daily Adjustment is positive, your Index Option Value has increased since the Term Start Date. When it is negative, your Index Option Value has decreased (excluding the effect of the deduction of Contract expenses or any partial withdrawal).
We calculate the Daily Adjustment for a given Business Day before we deduct any Contract fees or expenses or process any partial withdrawal on that Business Day, including Penalty-Free Withdrawals. However, the Daily Adjustment calculation is not affected by any Contract expense deduction or partial withdrawal. Penalty-Free Withdrawals are withdrawals you take under the free withdrawal privilege or waiver of withdrawal charge benefit, and payments you take under our minimum distribution program. Penalty-Free Withdrawals are not subject to a withdrawal charge. The Daily Adjustment does not change the Contract expense deducted or the withdrawal amount; it only changes the Index Option Value from which we deduct the expense or withdrawal.
The Daily Adjustment approximates the Index Option Value that will be available on the Term End Date. It is the estimated present value of the future Performance Credit that we will apply on the Term End Date. The Daily Adjustment takes into account:
(i)	any Index gains during the Term subject to the applicable Precision Rate or Cap,
(ii)	either any Index losses greater than the Buffer or Index losses down to the Floor, and
(iii)	the number of days until the Term End Date.
The Daily Adjustment does this by using the hypothetical value of a Proxy Investment (Proxy Value) each Business Day, other than the Term Start Date or Term End Date, based on the formulas described in Appendix B. The Proxy Investment provides a current estimated present value of what the Performance Credit will be on the Term End Date taking into account the applicable Buffer, Floor, Precision Rate, or Cap. The Daily Adjustment is not the actual Index return on the day of the calculation, and the estimated present value Performance Credit is not guaranteed. Therefore, the Daily Adjustment could result in a loss beyond the protection of the Buffer or Floor.
A withdrawal taken during the Term may not receive the full benefit of the Buffer or Floor because the Daily Adjustment takes into account what may potentially happen between the withdrawal date and the Term End Date. All other factors being equal, even if the current Index return during the Term is greater than the Precision Rate or Cap, the Daily Adjustment will usually be lower than the Precision Rate or Cap. This is because there is a possibility that the Index return could decrease before the Term End Date. Similarly, even though a negative Index return may be within the amount of the Buffer for the Index Precision Strategy and Index Performance Strategy, you still may receive a negative Daily Adjustment because there is a possibility that the Index Return could decrease before the Term End Date. The Daily Adjustment for 3-year Term Index Options may be more negatively impacted by changes in the expected volatility of Index prices than 1-year Term Index Options due to the difference in Term length. Also, the risk of a negative Daily Adjustment is greater for 3-year Term Index Options than 1-year Term Index Options due to the Term length. Finally, a negative Index return for the Index Guard Strategy may result in you receiving a Daily Adjustment lower than the Floor, because the Daily Adjustment reflects the present value of the Floor and you will not receive the full benefit of the Floor until the Term End Date. A negative Daily Adjustment may cause you to realize loss of principal or previous earnings.
The Daily Adjustment’s risks are discussed in more detail in Risk Factors – Risk of Negative Returns. The specific details of the Daily Adjustment formula are described in Appendix B and in Exhibit 99(b) of the Form S-1 Registration Statement filed with the SEC, of which this prospectus is a part. This information is incorporated by reference into this prospectus. You can obtain a copy of Exhibit 99(b) by calling (800) 624-0197, or visiting our website at www.allianzlife.com.
What is the Performance Lock?
For any Index Option with the Index Precision Strategy, Index Guard Strategy, or Index Performance Strategy, you can capture the current Index Option Value (which includes the Daily Adjustment) on any Business Day during the Term through our Performance Lock feature. You (or your Financial Professional, if authorized) can request Performance Locks either “manually”, or “automatically” by setting target(s) based on the Daily Adjustment. (On our website the Daily Adjustment is included in the Index Option Value Return figures.) The Business Day that we execute either a manual or automatic Performance Lock is the Lock Date for that Index Option.
We will not provide advice or notify you regarding whether you should exercise a Performance Lock or the optimal time for doing so. We will not warn you if you exercise a Performance Lock at a sub-optimal time. We are not responsible for any losses related to your decision whether or not to exercise a Performance Lock.

Allianz Index Advantage NF® Variable Annuity Prospectus – [Date to be added by amendment prior to effectiveness]

Risk Factors
The Contract involves certain risks that you should understand before purchasing. You should carefully consider your income needs and risk tolerance to determine whether the Contract is appropriate for you. The level of risk you bear and your potential investment performance will differ depending on the Allocation Options you choose.
Liquidity Risks
We designed the Contract to be a long-term investment that you can use to help build and provide income for retirement. The Contract is not suitable for short-term investment.
If you need to take assets from your Contract during the withdrawal charge period, we deduct a withdrawal charge unless the withdrawal is a Penalty-Free Withdrawal. While Penalty-Free Withdrawals provide some liquidity, they are permitted in only limited amounts or in special circumstances. If you need to withdraw most or all of your Contract Value in a short period, you may exceed the Penalty-Free Withdrawal amounts available to you and incur withdrawal charges. (For more information on the withdrawal charge, see the Fee Tables and section 6, Expenses – Withdrawal Charge.)
We calculate the withdrawal charge as a percentage of your Purchase Payments, not Contract Value. Consequently, if the Contract Value has declined since you made a Purchase Payment, it is possible the percentage of Contract Value withdrawn to cover the withdrawal charge would be greater than the withdrawal charge percentage. For example, assume you buy the Contract with a single Purchase Payment of $1,000. If your Contract Value in the 5th year is $800 and you take a full withdrawal a 5% withdrawal charge applies. The total withdrawal charge would be $50 (5% of $1,000). This results in you receiving $750.
In addition, upon a full withdrawal we assess a withdrawal charge against Purchase Payments that are still within their withdrawal charge period and were previously withdrawn as a Penalty-Free Withdrawal. This means that upon a full withdrawal, we may assess a withdrawal charge on more than the amount withdrawn. In addition, if the Contract Value has declined due to poor performance, the withdrawal charge may be greater than the total Contract Value and you will not receive any money.
Amounts withdrawn from this Contract may also be subject to a 10% additional federal tax if taken before age 59 1⁄2.
We only apply Credits to the Index Options once each Term on the Term End Date, rather than on a daily basis. In the interim, we calculate Index Option Values based on the Daily Adjustment for any Index Options with the Index Precision Strategy, Index Guard Strategy, or Index Performance Strategy. If you invest in any such Index Option and take a withdrawal or annuitize the Contract, or if we pay a death benefit, during the interim, you may not receive the full benefit of the Index Returns, Buffers or Floors.
We do not do Daily Adjustments for any Index Option with the Index Protection Strategy. You will receive DPSCs only on the Index Option Value remaining in any such Index Option on the Term End Date. Any assets removed from any such Index Option during the Term for withdrawals you take or Contract fees and expenses we deduct, or if we pay a death benefit, will not be eligible to receive the DPSC on the Term End Date.
You can transfer Index Option Value to a Variable Option only on every sixth Index Anniversary, and you may transfer Index Option Values among the Index Options only on the Term End Date. At other times, you can only move assets out of an Index Option by taking partial withdrawals, surrendering the Contract, or entering the Annuity Phase. Additionally, you can transfer assets out of a 3-year Term Index Option before the Term End Date by executing a Performance Lock on or before the second Index Anniversary during the Term. These restrictions may limit your ability to react to changes in market conditions. You should consider whether investing in an Index Option is consistent with your financial needs.
Risks of Investing in Securities
Returns on securities and securities Indexes can vary substantially, which may result in investment losses. The historical performance of the available Allocation Options does not guarantee future results. It is impossible to predict whether underlying investment values will fall or rise. Trading prices of the securities underlying the Allocation Options are influenced by economic, financial, regulatory, geographic, judicial, political and other complex and interrelated factors. These factors can affect capital markets generally and markets on which the underlying securities are traded and these factors can influence the performance of the underlying securities.
If you allocate Purchase Payments or transfer Contract Value to an Index Option, your returns depend on the performance of an Index although you are not directly invested in the Index. Because the S&P 500® Index, Russell 2000® Index,

Allianz Index Advantage NF® Variable Annuity Prospectus – [Date to be added by amendment prior to effectiveness]

Nasdaq-100® Index, EURO STOXX 50® and iShares® MSCI Emerging Markets ETF are each comprised of a collection of equity securities, in each case the value of the component securities is subject to market risk, or the risk that market fluctuations may cause the value of the component securities to go up or down, sometimes rapidly and unpredictably. In addition, the value of equity securities may decline for reasons directly related to the issuers of the securities.
[Index descriptions to be updated by amendment prior to effectiveness]
S&P 500® Index. The S&P 500® Index is comprised of equity securities issued by large-capitalization U.S. companies. In general, large-capitalization companies may be unable to respond quickly to new competitive challenges, and also may not be able to attain the high growth rate of successful smaller companies.
Russell 2000® Index. The Russell 2000® Index is comprised of equity securities of small-capitalization U.S. companies. In general, the securities of small-capitalization companies may be more volatile and may involve more risk than the securities of larger companies.
Nasdaq-100® Index. The Nasdaq-100® Index is comprised of equity securities of the largest U.S. and non-U.S. companies listed on The Nasdaq Stock Market, including companies across all major industry groups except the financial industry. To the extent that the Nasdaq-100® Index is comprised of securities issued by companies in a particular sector, that company’s securities may not perform as well as companies in other sectors or the market as a whole. Also, any component securities issued by non-U.S. companies (including related depositary receipts) are subject to the risks related to investments in foreign markets (e.g., increased price volatility; changing currency exchange rates; and greater political, regulatory, and economic uncertainty).
EURO STOXX 50®. EURO STOXX 50® is comprised of the equity securities of large-capitalization companies in the Eurozone. The securities comprising EURO STOXX 50® are subject to the risks related to investments in foreign markets (e.g., increased price volatility; changing currency exchange rates; and greater political, regulatory, and economic uncertainty), and are significantly affected by the European markets and actions of the European Union.
iShares® MSCI Emerging Markets ETF. The iShares® MSCI Emerging Markets ETF seeks to track the investment results of the MSCI Emerging Markets Index, which is designed to measure equity market performance in the global emerging markets. The underlying index may include large-and mid-capitalization companies. iShares® MSCI Emerging Markets ETF is an exchange-traded fund. The performance of the iShares® MSCI Emerging Markets ETF may not replicate the performance of, and may underperform the underlying index. The price of the iShares® MSCI Emerging Markets ETF will reflect expenses and fees that will reduce its relative performance. Moreover, it is also possible that the iShares® MSCI Emerging Markets ETF may not fully replicate or may, in certain circumstances, diverge significantly from the performance of the underlying index.
[To be updated by amendment prior to effectiveness]The COVID-19 pandemic has at times led to significant volatility and negative returns in the financial markets. These market conditions have impacted the performance of the Indexes to which the Index Options are linked, as well as the funds underlying the Variable Options. If these market conditions continue or reoccur, and depending on your individual circumstances (e.g., your selected Allocation Options and the timing of any Purchase Payments, transfers, or withdrawals), you may experience (perhaps significant) negative returns under the Contract. The COVID-19 pandemic and other market factors have resulted in an abnormally low interest rate environment, in which certain rates have gone negative. This low level of rates can affect the returns of an Index, the level of DPSCs, Precision Rates, and Caps, and other product features, and the performance of your Contract. The duration of the COVID-19 pandemic, and the future impact that the pandemic may have on the financial markets and global economy, cannot be foreseen. You should consult with a Financial Professional about how the COVID-19 pandemic and the recent market conditions may impact your future investment decisions related to the Contract, such as purchasing the Contract or making Purchase Payments, transfers, or withdrawals, based on your individual circumstances.
Risk of Negative Returns
The Variable Options do not provide any protection against negative returns. You can lose principal and previous earnings if you allocate Purchase Payments or transfer Contract Value to the Variable Options and such losses could be significant.
If you allocate Purchase Payments or transfer Contract Value to an Index Option with the Index Precision Strategy, Index Guard Strategy, or Index Performance Strategy, negative Index Returns may cause Performance Credits to be either negative after application of the Buffer or negative down to the amount of the Floor. For the Index Performance Strategy,

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we apply the Buffer for the entire Term length; we do not apply the Buffer annually on a 3-year Term Index Option. Ongoing Contract fees and expenses, including withdrawal charges, could also cause amounts available for withdrawal to be less than what you invested even if Index performance has been positive. You can lose principal and previous earnings if you allocate Purchase Payments or transfer Contract Value to the Index Options with the Index Precision Strategy, Index Guard Strategy, or Index Performance Strategy, and such losses could be significant. If you allocate Purchase Payments or transfer Contract Value to the Index Options with the Index Protection Strategy you can also lose principal and previous earnings if you do not receive the DPSC, or if the Contract fees and expenses are greater than the DPSC.
If you select an Index Option with the Index Precision Strategy, Index Guard Strategy, or Index Performance Strategy, we calculate Index Option Values for these Index Options on each Business Day during a Term (other than the Term Start Date or Term End Date) by adding the Daily Adjustment. The Daily Adjustment affects the total Contract Value available for withdrawal, annuitization, and death benefits, and it affects how we determine the contract maintenance charge and Charge Base for the rider fee. The Daily Adjustment can be less than the Precision Rate or Cap even if the current Index return during the Term is greater than the Precision Rate or Cap. In addition, even though the current Index return during the Term may be positive, the Daily Adjustment may be negative due to changes in Proxy Value inputs, such as volatility, dividend yield, and interest rate. The Daily Adjustment is generally negatively affected by:
•	interest rate decreases,
•	dividend rate increases,
•	poor market performance, and
•	the expected volatility of Index prices. For 1-year Term Index Options, increases in the expected volatility of Index prices negatively affect the Index Precision Strategy and Index Performance Strategy, while decreases in the expected volatility of Index prices negatively affect the Index Guard Strategy.
The Daily Adjustment for 3-year Term Index Options may be more negatively impacted by changes to interest rates, dividend rates, market performance and the expected volatility of Index prices than 1-year Term Index Options because the longer Term length amplifies the impact of these market parameters on the expected Index Option Value at the Term End Date. The impact of the Cap and Buffer on the Daily Adjustment for a 1-year Term Index Option is greater than it is for a 3-year Term Index Option because we apply the Cap and Buffer for the entire Term length, and the Term length is shorter for a 1-year Term.
If you take a withdrawal from one of these Index Options before the Term End Date, you could lose principal and previous earnings because of the Daily Adjustment even if Index performance is positive on that day or has been positive since the Term Start Date. If the current Index return during the Term is negative, the Daily Adjustment could result in losses greater than the protection provided by the Buffer or Floor.
Risks Associated with Calculation of Credits
We calculate Credits each Term on the Term End Date. Because we calculate Index Returns only on a single date in time, you may experience negative or flat performance even though the Index you selected for a given Crediting Method experienced gains through some, or most, of the Term. If you allocate Purchase Payments or transfer Contract Value to the Index Options with Index Protection Strategy, positive returns are limited by the DPSCs. You are not subject, however, to potential negative Credits. The Precision Rates on the Index Options with Index Precision Strategy, and the Caps on the Index Options with Index Guard Strategy and Index Performance Strategy also limit positive returns and could cause performance to be lower than it would otherwise have been if you invested in a mutual fund or exchange-traded fund designed to track the performance of the applicable Index, or the Variable Options. For the Index Performance Strategy, we apply the Cap for the entire Term length; we do not apply the Cap annually on a 3-year Term Index Option.

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The Index Options do not directly participate in the returns of the Indexes or the Indexes’ component securities, and do not receive any dividends payable on these securities. Index returns would be higher if they included the dividends from the component securities. The past ten years of actual average of the annual Index returns without and with dividends would have been as follows:
[Index returns to be updated by amendment prior to effectiveness]
January 1, 2011 through December 31, 2020
	S&P 500® Index	Nasdaq-100® Index	Russell 2000® Index	EURO STOXX 50®	iShares® MSCI Emerging Markets ETF
Returns without dividends	%	%	%	%	%
Returns with dividends	%	%	%	%	%
DPSCs, Precision Rates, and Caps may be adjusted on the next Term Start Date and may vary significantly from Term to Term. Changes to DPSCs, Precision Rates, and Caps may significantly affect the amount of Credit you receive. (For more information, see the “Changes to Declared Protection Strategy Credits (DPSCs), Precision Rates, Caps, Buffers, and Floors” discussion later in this section.
The Crediting Methods only capture Index Values on the Term Start Date and Term End Date, so you will bear the risk that the Index Value might be abnormally low on these days.
Risks Associated with Performance Locks
If a Performance Lock is executed:
•	You will no longer participate in Index performance, positive or negative, for the remainder of the Index Year for the locked Index Option. This means that under no circumstances will your Index Option Value increase during the remainder of the Index Year. An Index Year is a twelve-month period beginning on the Index Effective Date or a subsequent Index Anniversary.
•	You will not receive a Performance Credit on any locked Index Option on the Term End Date.
•	We use the Daily Adjustment calculated at the end of the current Business Day on the Lock Date to determine your locked Index Option Value. This means you will not be able to determine in advance your locked Index Option Value, and it may be higher or lower than it was at the point in time you requested a manual Performance Lock, or that your Index Option reached its target for an automatic Performance Lock.
•	If a Performance Lock is executed when your Daily Adjustment has declined, you will lock in any loss. It is possible that you would have realized less of a loss or no loss if the Performance Lock occurred at a later time, or if the Index Option was not locked.
•	We will not provide advice or notify you regarding whether you should exercise a Performance Lock or the optimal time for doing so. We will not warn you if you exercise a Performance Lock at a sub-optimal time. We are not responsible for any losses related to your decision whether or not to exercise a Performance Lock.
Substitution of an Index
There is no guarantee that the Indexes will be available during the entire time that you own your Contract. If we substitute a new Index for an existing Index, the performance of the new Index may be different and this may affect your ability to receive positive Credits. We may substitute a new Index for an existing Index if:
•	the Index is discontinued,
•	we are unable to use the Index because, for example, changes to an Index make it impractical or expensive to purchase derivative hedging instruments to hedge the Index, or we are not licensed to use the Index, or
•	the method of calculation of the Index Values changes substantially, resulting in significantly different Index Values and performance results. This could occur, for example, if an Index altered the types of securities tracked, or the weighting of different categories of securities.
If we add or substitute an Index, we first seek any required regulatory approval (from each applicable state insurance regulator) and then provide you with written notice. We also provide you with written notice if an Index changes its name. Substitutions of an Index may occur during a Term. If we substitute an Index during a Term we will combine the return of

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the replaced existing Index from the Term Start Date to the substitution date with the return of the new Index from the substitution date to the Term End Date. If we substitute an Index during a Term:
•	we do not change the Charge Base we use to calculate the rider fee, and
•	the Buffers, Floors, DPSCs, Precision Rates, and Caps for the replaced Index will apply to the new Index. We do not change the Buffers and Floors applicable to your Contract, or the current DPSCs, Precision Rates, and Caps that we set on the Term Start Date.
Changes to DPSCs, Precision Rates, and Caps associated with the new Index, if any, may occur at the next regularly scheduled Term Start Date. Depending on the constitution of the replaced Index, the volatility of its investments, and our ability to hedge the Index’s performance, we may determine, in our discretion, to increase or decrease renewal DPSCs, Precision Rates, and Caps associated with the new Index. However, we would not implement any change to reflect this difference until the next Term Start Date after the substitution. For any Index Option with the Index Precision Strategy, Index Guard Strategy, or Index Performance Strategy, the substitution of an Index during a Term may result in an abnormally large change in the Daily Adjustment on the day we substitute the Index.
The selection of a substitution Index is in our discretion; however, it is anticipated that any substitute Index will be substantially similar to the Index it is replacing and we will replace any equity Index with a broad-based equity index.
Changes to Declared Protection Strategy Credits (DPSCs), Precision Rates, Caps, Buffers, and Floors
You can only transfer Index Option Value to a Variable Option on a sixth Index Anniversary.
We establish Buffers, Floors, and initial and renewal DPSCs, Precision Rates, and Caps as indicated under “When Does Allianz Establish the Values Used to Determine Index Credits?” in the Summary section. This section also includes information on where to find information on initial and renewal DPSCs, Precision Rates, and Caps, and the notice we provide you of renewal changes on each Index Anniversary.
On each Term End Date you have the option of remaining allocated to your current Index Options at the renewal DPSCs, Precision Rates, and Caps that we set on the next Term Start Date, or transferring to another permitted Allocation Option, subject to the limitations on transfers from an Index Option to a Variable Option. If you do not review renewal change information when it is published, or take no action to transfer to another permitted Allocation Option, you will remain allocated to your current Index Options and will automatically become subject to the renewal DPSCs, Precision Rates, and Caps until the next Term End Date.
You risk the possibility that the renewal DPSCs, Precision Rates, and Caps you receive may be less than you would find acceptable. If you do not find the renewal rates acceptable, you must give us transfer instructions no later than the close of the Business Day on the Term End Date (or the next Business Day if the Term End Date is a non-Business Day) or you will be subject to these renewal DPSCs, Precision Rates, and Caps for the next Term. Other than on a sixth Index Anniversary when you can transfer Index Option Value to the Variable Options, when your renewal rates change the only option available to you is to transfer Index Option Value between Index Options.
Initial and renewal DPSCs, Precision Rates, and Caps may vary significantly depending upon a variety of factors, including:
•	market volatility,
•	our hedging strategies and investment performance,
•	the availability of hedging instruments,
•	the amount of money available to us through Contract fees and expenses to purchase hedging instruments,
•	your Index Effective Date,
•	the level of interest rates,
•	utilization of Contract benefits by Owners, and
•	our profitability goals.
The effect of a change in interest rates or other market conditions may not be direct or immediate. There may be a lag in changes to DPSCs, Precision Rates, and Caps. In a rising interest rate environment, increases in DPSCs, Precision Rates, and Caps, if any, may be substantially slower than increases in interest rates.

Allianz Index Advantage NF® Variable Annuity Prospectus – [Date to be added by amendment prior to effectiveness]

We manage our obligation to provide Credits in part by trading call and put options, and other derivatives on the available Indexes. The costs of the call and put options and other derivatives vary based on market conditions, and we may adjust future renewal DPSCs, Precision Rates, and Caps to reflect these cost changes. The primary factor affecting the differences in the initial DPSCs, Precision Rates, and Caps for newly issued Contracts and renewal rates for existing Contracts is the difference in what we can earn from these investments for newly issued Contracts versus what we are earning on the investments that were made, and are being held to maturity, for existing Contracts. In some instances we may need to reduce both initial and renewal DPSCs, Precision Rates, and Caps, or we may need to substitute an Index. You bear the risk that we may reduce DPSCs, Precision Rates, and Caps, which reduces your opportunity to receive positive Credits. You also bear the risk that the Buffers and Floors for your Contract are small, which increases the risk that you could receive negative Performance Credits and incur losses.
Investment in Derivative Hedging Instruments
The Index Options are supported by bonds and other fixed income securities which are also used to support the Contract guarantees, cash, and derivative hedging instruments used to hedge the movements of the applicable Index.
At Contract issue, we invest a substantial majority of the initial Contract Value allocated to the Index Options in fixed income securities, with most of the remainder invested in derivative hedging instruments. The derivative hedging instruments are purchased to track and hedge Index movements and support our obligations with regard to the Index Options. The derivative hedging instruments we purchase include put options, call options, futures, swaps, and other derivatives.
We currently limit our purchase of derivative hedging instruments to liquid securities. However, like many types of derivative hedging instruments, these securities may be volatile and their price may vary substantially. In addition, because we pay Credits regardless of the performance of derivative hedging instruments we purchase, we may incur losses on hedging mismatches or errors in hedging. Our experience with hedging securities may affect renewal DPSCs, Precision Rates, and Caps for existing Contracts.
Certain Variable Options may also invest in derivative securities. For more information on these investments, see the Variable Option prospectuses.
Our Financial Strength and Claims-Paying Ability
We make Annuity Payments, and pay death benefits from our general account. Our general account assets are subject to claims by our creditors, and any payment we make from our general account is subject to our financial strength and claims-paying ability. We apply Credits from an unregistered, non-unitized, non-insulated separate account (Separate Account IANA). Like our general account, the assets in Separate Account IANA are subject to our general business operation liabilities and the claims of our creditors. For more information on Separate Account IANA, see section 11, Other Information – Our Unregistered Separate Account.
[To be updated by amendment prior to effectiveness]As a result of the COVID-19 pandemic, economic uncertainties have arisen which are likely to negatively impact Allianz Life’s net income and surplus. The extent to which the COVID-19 pandemic impacts our business (including our ability to timely process applications or claims), net income, and surplus, as well as our capital and liquidity position, will depend on future developments, which are highly uncertain and cannot be estimated, including the scope and duration of the pandemic and actions taken by governmental authorities and other third parties in response to the pandemic.
Regulatory Protections
Allianz Life is not an investment company and therefore we are not registered as an investment company under the Investment Company Act of 1940, as amended, and the protections provided by this Act are not applicable to the guarantees we provide. The Separate Account is, however, registered as an investment company. Any allocations you make to an Index Option are not part of the Separate Account. Allianz Life is not an investment adviser and so is not subject to the Investment Advisers Act of 1940, and does not provide investment advice to you in connection with your Contract.
Your Contract is registered in accordance with the Securities Act of 1933 and the offering of the Contract must be conducted in accordance with the requirements of this Act. In addition, the offer and sale of the Contract is subject to the provisions of the Securities Exchange Act of 1934.

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The Contract is filed with and approved by each state in which the Contract is offered. State insurance laws provide a variety of regulatory protections.

Allianz Index Advantage NF® Variable Annuity Prospectus – [Date to be added by amendment prior to effectiveness]

Fee Tables
These tables describe the fees and expenses you pay when purchasing, owning and taking a withdrawal from the Contract, or transferring Contract Value between Allocation Options. For more information, see section 6, Expenses.
Owner Transaction Expenses
Withdrawal Charge During Your Contract’s First Phase, the Accumulation Phase(1)
(as a percentage of each Purchase Payment withdrawn)(2)
Number of Complete Years Since Purchase Payment	Withdrawal Charge Amount
0	8.5%
1	8%
2	7%
3	6%
4	5%
5	4%
6 years or more	0%

Transfer Fee(3)	$25
(for each transfer between Variable Options after twelve in a Contract Year)

Premium Tax(4)	3.5%
(as a percentage of each Purchase Payment)
Owner Periodic Expenses
Contract Maintenance Charge(5)	$50
(per Contract per year)
(1)	The Contract provides a free withdrawal privilege that allows you to withdraw 10% of your total Purchase Payments annually without incurring a withdrawal charge, as discussed in section 7, Access to Your Money – Free Withdrawal Privilege.
(2)	The Withdrawal Charge Basis is the total amount under your Contract that is subject to a withdrawal charge, as discussed in section 6, Expenses – Withdrawal Charge.
(3)	We count all transfers made in the same Business Day as one transfer, as discussed in section 6, Expenses – Transfer Fee. The transfer fee does not apply to transfers to or from the Index Options and these transfers do not count against your free transfers. Transfers are subject to the policies discussed in section 4, Variable Options – Excessive Trading and Market Timing.
(4)	Not currently deducted, but we reserve the right to do so in the future. This is the maximum charge we could deduct if we exercise this right, as discussed in section 6, Expenses – Premium Tax.
(5)	Waived if the Contract Value is at least $100,000, as discussed in section 6, Expenses – Contract Maintenance Charge.
Contract Annual Expenses
Mortality and Expense Risk (m&e) charge(6)	1.25%
(as a percentage of each Variable Option’s net asset value)
Rider Fee for the optional Maximum Anniversary Value Death Benefit(7)	0.20%
(as a percentage of the Charge Base)
(6)	We do not assess the m&e charge against the Index Options, or during the Annuity Phase. See section 6, Expenses – Mortality and Expense Risk (m&e) Charge.
(7)	We do not assess the rider fee during the Annuity Phase. See section 6, Expenses – Rider Fee.
Annual Operating Expenses of the Variable Options
The following are the minimum and maximum total annual operating expenses charged by any of the Variable Options for the most recent fiscal year ended December 31, 2020, before the effect of any contractual expense reimbursement or fee waiver. We show the expenses as a percentage of a Variable Option’s average daily net assets. The Index Options do not assess any separate operating expenses, and are not included in the following chart.

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[Total annual operating expenses to be added by amendment prior to effectiveness]
	Minimum	Maximum
Total annual Variable Option operating expenses (including management fees, distribution or 12b-1 fees, and other expenses) before fee waivers and expense reimbursements	%	%
The table below describes in detail the total annual operating expenses of the Variable Options before fee waivers and/or expense reimbursements. We show the expenses as a percentage of a Variable Option's average daily net assets for the most recent fiscal year ended December 31, 2020. Expenses may vary in current and future years. See the Variable Options' prospectuses for further information regarding the expenses you may expect to pay. Some of the Variable Options or their affiliates may also pay service fees to us or our affiliates. If these fees are deducted from Variable Option assets, they are reflected in the table below.
[Total annual operating expenses to be updated by amendment prior to effectiveness]
Variable Option	Management fees	Rule 12b-1 fees	Other expenses	Acquired fund fees and expenses	Total annual fund operating expenses before fee waivers and/or expense reimbursements
BLACKROCK
AZL Government Money Market Fund(1)	.35	.25	.04	–	.64
ALLIANZ FUND OF FUNDS
AZL MVP Balanced Index Strategy Fund(2)	.10	–	.04	.58	.72
AZL MVP Growth Index Strategy Fund(2)	.10	–	.02	.56	.68
(1)	Other Expenses for the AZL Government Money Market Fund include recoupment of prior waived fees in the amount of 0.24%. The Manager has voluntarily undertaken to waive, reimburse, or pay the Fund’s expenses to the extent necessary in order to maintain a minimum daily net investment income for the Fund of 0.00%. The recoupment of prior waived fees reflects the recoupment of amounts previously waived, reimbursed, or paid by the Manager under this arrangement. Such recoupments are subject to the following limitations: (1) the repayments will not cause the Fund’s net investment income to fall below 0.00%; (2) the repayments must be made no later than three years after the end of the fiscal year in which the waiver, reimbursement, or payment took place; and (3) any expense recovery paid by the Fund will not cause its expense ratio to exceed 0.87%. See the Investment Option prospectus for further information.
(2)	The underlying funds may pay 12b-1 fees to the distributor of the Contracts for distribution and/or administrative services. The underlying funds do not pay service fees or 12b-1 fees to the Allianz Fund of Funds and the Allianz Fund of Funds do not pay service fees or 12b-1 fees. The underlying funds of the Allianz Fund of Funds may pay service fees to the insurance companies issuing variable contracts, or their affiliates, for providing customer service and other administrative services to contract purchasers. The amount of such service fees may vary depending on the underlying fund.
Examples
These examples are intended to help you compare the cost of investing in this Contract’s Variable Options with the costs of other variable annuity contracts. These examples assume you make a $10,000 investment and your Variable Options earn a 5% annual return. They are not a representation of past or future expenses. Your Contract expenses may be more or less than the examples below, depending on the Variable Options you select and whether and when you take withdrawals.
We deduct the $50 contract maintenance charge in the examples on each Contract Anniversary during the Accumulation Phase (or the next Business Day if the Contract Anniversary is a non-Business Day). We may waive this charge under certain circumstances, as described in section 6, Expenses – Contract Maintenance Charge. During the Annuity Phase, we deduct the contract maintenance charge proportionately from each Annuity Payment. All figures in the examples below reflect deduction of a 1.25% m&e charge, although this charge only applies to amounts you allocate to the Variable Options (see section 6, Expenses – Mortality and Expense Risk (m&e) Charge), and a 0.20% rider fee for the optional Maximum Anniversary Value Death Benefit. We deduct the annual rider fee in the examples on each Quarterly Contract Anniversary during the Accumulation Phase, as described in section 6, Expenses – Rider Fee. A transfer fee may apply, but is not reflected in these examples (see section 6, Expenses – Transfer Fee).

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[Expenses to be updated by amendment prior to effectiveness]
1)	If you surrender your Contract (take a full withdrawal) at the end of each time period.

Total annual Variable Option operating expenses before any fee waivers or expense reimbursements of:	1 Year	3 Years	5 Years	10 years
0.72% (maximum Investment Option operating exp.)	$1,120	$1,526	$1,905	$2,965
0.64% (minimum Investment Option operating exp.)	$1,112	$1,502	$1,865	$2,884
2)	If you annuitize your Contract and begin Annuity Payments at the end of each time period. The earliest available Annuity Date (the date we begin making Annuity Payments) is two years after the Issue Date.

Total annual Variable Option operating expenses before any fee waivers or expense reimbursements of:	1 Year	3 Years	5 Years	10 years
0.72% (maximum Investment Option operating expense)	N/A	$826	$1,405	$2,965
0.64% (minimum Investment Option operating expense)	N/A	$802	$1,365	$2,884
3)	If you do not surrender your Contract.

Total annual Variable Option operating expenses before any fee waivers or expense reimbursements of:	1 Year	3 Years	5 Years	10 years
0.72% (maximum Investment Option operating expense)	$270	$826	$1,405	$2,965
0.64% (minimum Investment Option operating expense)	$262	$802	$1,365	$2,884
Condensed Financial Information
The statutory financial statements of Allianz Life Insurance Company of North America are included in Appendix H of this prospectus. The financial statements of Allianz Life Variable Account B are included in Appendix B of the Form N-4 SAI.
Accumulation unit value (AUV) information for the subaccounts offered under the Contract offered by this prospectus, as of December 31, 2020, is listed in the table below. This information should be read in conjunction with the financial statements and related notes of the Separate Account included in Appendix B of the SAI.
[Financial information to be updated by amendment prior to effectiveness]
(Number of Accumulation Units in thousands)
(Number of accumulation units in thousands)
M&E Charge 1.25%
Period or Year Ended	AUV at Beginning of Period	AUV at End of Period	Number of Accumulation Units Outstanding at End of Period
AZL Government Money Market Fund
12/31/2017	N/A	10.203	28.00
12/31/2018	10.203	10.178	134.00
12/31/2019	10.178	10.192	1898.00
AZL MVP Balanced Index Strategy Fund
12/31/2017	N/A	14.257	1.00
12/31/2018	14.257	13.455	3.00
12/31/2019	13.455	15.536	18.00
AZL MVP Growth Index Strategy Fund
12/31/2017	N/A	16.291	1.00
12/31/2018	16.291	15.051	1.00
12/31/2019	15.051	17.916	9.00

Allianz Index Advantage NF® Variable Annuity Prospectus – [Date to be added by amendment prior to effectiveness]

1.  The Contract
An annuity is a contract between you as the Owner, and an insurance company (in this case Allianz Life), where you make payments to us and we invest that money in the Allocation Options you select. Depending on market conditions, your Contract may gain or lose value based on the returns of your selected Allocation Options. When you are ready to take money out, we make payments to you according to your instructions and any restrictions associated with the payout option you select that is described in this prospectus. We do not make any changes to your Contract without your permission except as may be required by law.
The Contract has an Accumulation Phase and an Annuity Phase.
The Accumulation Phase is the first phase of your Contract, and it begins on the Issue Date. During the Accumulation Phase, we invest your money in the Allocation Options you select on a tax-deferred basis. Tax deferral means you are not taxed on any earnings or appreciation on the assets in your Contract until you take money out of your Contract. (For more information, see section 10, Taxes.)
During the Accumulation Phase you can take withdrawals (subject to any withdrawal charge). You can also make additional Purchase Payments subject to the restrictions set out in section 3, Purchase Requirements. The Contract also offers at issue the optional Maximum Anniversary Value Death Benefit for an additional rider fee (see section 9) if all Owners and the Annuitant are age 75 or younger on the Issue Date. The Maximum Anniversary Value Death Benefit can only be added to a Contract at issue. The Maximum Anniversary Value Death Benefit potentially provides a death benefit greater than the Traditional Death Benefit based on the Maximum Anniversary Value (highest Contract Value on any Index Anniversary before age 91, adjusted for subsequent Purchase Payments and withdrawals).
The Accumulation Phase ends upon the earliest of the following.
•	The Business Day before the Annuity Date.
•	The Business Day we process your request for a full withdrawal.
•	Upon the death of any Owner (or the Annuitant if the Owner is a non-individual), the Business Day we first receive a Valid Claim from any one Beneficiary, unless the surviving spouse/Beneficiary continues the Contract. If there are multiple Beneficiaries, the remaining Contract Value continues to fluctuate with the performance of the Allocation Options until the complete distribution of the death benefit. A Valid Claim is the documents we require to be received in Good Order at our Service Center before we pay any death claim.
If you request Annuity Payments, the Accumulation Phase of your Contract ends and you enter the Annuity Phase. During the Annuity Phase we make regular fixed periodic Annuity Payments based on the life of the Annuitant(s), or life and term certain. We send Annuity Payments to the Payee (the person or entity who receives Annuity Payments during the Annuity Phase). You can choose when Annuity Payments begin, subject to certain restrictions. We base Annuity Payments on your Contract Value and the payout rates for the Annuity Option you select. Your Annuity Payments do not change unless an Annuitant dies. The Annuity Phase ends when we make the last Annuity Payment under your selected Annuity Option. For more information, see section 8, The Annuity Phase.
Financial Adviser Fees
If you have a financial adviser and want to take a withdrawal from this Contract to pay your financial adviser fee, you can submit a written request to our Service Center on a form satisfactory to us. If we approve your request, we withdraw the fee and pay it to your financial adviser. We treat this fee payment as a withdrawal which means a withdrawal charge, ordinary income taxes, and a 10% additional federal tax if you are under age 59 1⁄2 may apply, and the amount of Contract Value available for withdrawal may be affected by the Daily Adjustment (which can be negative). If this is a Non-Qualified Contract, a withdrawal will be a taxable withdrawal to the extent that gain exists within the Contract. Financial adviser fees paid from an IRA Contract will not be treated as a taxable withdrawal as long as the annuity contract is solely liable for the payment of the financial adviser fee. You should consult a tax adviser regarding the tax treatment of financial adviser fee payments. Please consult with your Financial Professional before requesting us to pay financial adviser fees from this Contract compared to other assets you may have.
Your investment adviser acts on your behalf, not ours. We are not party to any agreement between you and your financial adviser, nor are we responsible for your financial adviser’s actions. We do not set your financial adviser’s fee or receive any part of it. Any financial adviser fee you pay is in addition to this Contract’s fees and expenses. You should ask your

Allianz Index Advantage NF® Variable Annuity Prospectus – [Date to be added by amendment prior to effectiveness]

financial adviser about compensation they receive for this Contract. Allianz Life is not an investment adviser, and does not provide investment advice in connection with sales of the Contract. We are not a fiduciary to you, and do not make recommendations or assess suitability.
You can submit a written request to our Service Center on a form satisfactory to us to allow your financial adviser to make Allocation Option transfers on your behalf. However, we reserve the right to review a financial adviser’s trading history before allowing him or her to make transfers. If, in our sole discretion, we believe the financial adviser's trading history indicates excessive trading, we can deny your request. If we approve it, your financial adviser is subject to the same trading restrictions that apply to Owners. We can deny or revoke trading authority in our sole discretion.
When the Contract Ends
The Contract ends when:
•	all applicable phases of the Contract (Accumulation Phase and/or Annuity Phase) have ended, and/or
•	if we received a Valid Claim, all applicable death benefit payments have been made.
For example, if you take a full withdrawal of the total Contract Value, both the Accumulation Phase and the Contract end even though the Annuity Phase never began and we did not make any death benefit payments.

2.  Ownership, Annuitant, Determining Life, Beneficiary, and Payee
Owner
The Owner designated at Contract issue has all the rights under the Contract. The Owner may be an individual, or a non-individual (e.g. a trust, tax-exempt entity, or corporation). Qualified Contracts and non-individually owned Contracts can only have one Owner. A Qualified Contract is purchased under a pension or retirement plan that qualifies for special tax treatment under sections of the Code.
Joint Owner
A Non-Qualified Contract can be owned by up to two individual Owners (Joint Owners). We generally require the signature of both Joint Owners on any forms that are submitted to our Service Center.
Annuitant
The Annuitant is the individual on whose life we base Annuity Payments. Subject to our approval, you designate an Annuitant when you purchase a Contract. For Qualified Contracts, before the Annuity Date the Owner must be the Annuitant unless the Contract is owned by a qualified plan or is part of a custodial arrangement. You can change the Annuitant on an individually owned Non-Qualified Contract at any time before the Annuity Date. You cannot change the Annuitant if the Owner is a non-individual. Subject to our approval, you can add a joint Annuitant on the Annuity Date. For Qualified Contracts, the ability to add a joint Annuitant is subject to any plan requirements associated with the Contract. For individually owned Contracts, if the Annuitant who is not an Owner dies before the Annuity Date, the sole Owner (or younger Joint Owner) automatically becomes the new Annuitant, but the Owner can subsequently name another Annuitant.
Designating different persons as Owner(s) and Annuitant(s) can have important impacts on whether a death benefit is paid, and on who receives it as indicated below. For more examples, please see the Appendix A to the Form N-4 SAI. Use care when designating Owners and Annuitants, and consult your Financial Professional if you have questions.

Allianz Index Advantage NF® Variable Annuity Prospectus – [Date to be added by amendment prior to effectiveness]

Upon the Death of a Sole Owner

Action if the Contract is in the Accumulation Phase

•	We pay a death benefit to the Beneficiary unless the Beneficiary is the surviving spouse and continues the Contract.
•	If the deceased Owner was a Determining Life and the surviving spouse Beneficiary continues the Contract:
–	we increase the Contract Value to equal the Guaranteed Death Benefit Value if greater and available, and the death benefit ends,
–	the surviving spouse becomes the new Owner,
–	the Accumulation Phase continues, and
–	upon the surviving spouse’s death, his or her Beneficiary(s) receives the Contract Value.
•	If the deceased Owner was not a Determining Life, the Traditional Death Benefit or Maximum Anniversary Value Death Benefit are not available and the Beneficiary(s) receives the Contract Value.
Action if the Contract is in the Annuity Phase

•	The Beneficiary becomes the Payee. If we are still required to make Annuity Payments under the selected Annuity Option, the Beneficiary also becomes the new Owner.
•	If the deceased was not an Annuitant, Annuity Payments to the Payee continue. No death benefit is payable.
•	If the deceased was the only surviving Annuitant, Annuity Payments end or continue as follows.
–	Annuity Option 1 or 3, payments end.
–	Annuity Option 2 or 4, payments end when the guarantee period ends.
–	Annuity Option 5, payments end and the Payee may receive a lump sum refund.
•	If the deceased was an Annuitant and there is a surviving joint Annuitant, Annuity Payments to the Payee continue during the lifetime of the surviving joint Annuitant. No death benefit is payable.

Determining Life (Lives)
The Determining Life (Lives) are the individuals on whose life we base the Guaranteed Death Benefit Value provided by the Traditional Death Benefit or Maximum Anniversary Value Death Benefit. We establish the Determining Life (Lives) at Contract issue. For an individually owned Contract the Determining Life (Lives) are the Owner(s). For a non-individually owned Contract the Determining Life is the Annuitant. After the Issue Date the Determining Life (Lives) only change if:
•	you remove a Joint Owner due to divorce, we also remove that person as a Determining Life, or
•	you establish a jointly owned Non-Qualified Contract and change ownership to a Trust, we remove the prior Owner who is not the Annuitant as a Determining Life.
Beneficiary
The Beneficiary is the person(s) or entity you designate at Contract issue to receive any death benefit. You can change the Beneficiary or contingent Beneficiary at any time before your death unless you name an irrevocable Beneficiary. If a Beneficiary dies before you, or you and a Beneficiary die simultaneously as defined by applicable state law or regulation, that Beneficiary’s interest in this Contract ends unless your Beneficiary designation specifies otherwise. If there are no surviving primary Beneficiaries, we pay the death benefit to the contingent Beneficiaries who survive you. If there are no surviving Beneficiaries or if there is no named Beneficiary, we pay the death benefit to your estate or the Owner if the Owner is a non-individual.
FOR JOINTLY OWNED CONTRACTS: The sole primary Beneficiary is the surviving Joint Owner regardless of any other named primary Beneficiaries. If both Joint Owners die simultaneously as defined by applicable state law or regulation, we pay the death benefit to the named contingent Beneficiaries or equally to the estate of the Joint Owners if there are no named contingent Beneficiaries.
Payee
The Payee is the person or entity who receives Annuity Payments during the Annuity Phase. The Owner receives tax reporting on those payments. Generally we require the Payee to be an Owner. However, we may allow you to name a charitable trust, financial institution, qualified plan, or an individual specified in a court order as a Payee subject to our approval. For Qualified Contracts owned by a qualified plan, the qualified plan must be the Payee.
Assignments, Changes of Ownership and Other Transfers of Contract Rights
You can assign your rights under this Contract to someone else during the Accumulation Phase. An assignment may be absolute or limited, and includes changes of ownership, collateral assignments, or any other transfer of specific Contract rights. After an assignment, you may need the consent of the assignee of record to exercise certain Contract rights depending on the type of assignment and the rights assigned.

Allianz Index Advantage NF® Variable Annuity Prospectus – [Date to be added by amendment prior to effectiveness]

You must submit your request to assign the Contract in writing to our Service Center and we must approve it in writing. To the extent permitted by state law, we reserve the right to refuse to consent to any assignment at any time on a nondiscriminatory basis. We will not consent if the assignment would violate or result in noncompliance with any applicable state or federal law or regulation.
Upon our consent, we record the assignment. We are not responsible for the validity or effect of the assignment. We are not liable for any actions we take or payments we make before we receive your request in Good Order and record it. A request is in “Good Order” when it contains all the information we require to process it. Assigning the Contract does not change, revoke or replace the originally named Annuitant or Beneficiary; if you also want to change the Annuitant or Beneficiary you must make a separate request.
• An assignment may be a taxable event. In addition, there are other restrictions on changing the ownership of a Qualified Contract and Qualified Contracts generally cannot be assigned absolutely or on a limited basis. You should consult with your tax adviser before assigning this Contract.
• An assignment does not change the Determining Life (Lives).

3.  Purchasing the Contract
Purchase Requirements
To purchase this Contract, on the Issue Date all Owners and the Annuitant must be:
•	age 80 or younger if you select the Traditional Death Benefit, or
•	age 75 or younger if you select the Maximum Anniversary Value Death Benefit.
The Purchase Payment requirements for this Contract are as follows.
•	The minimum initial Purchase Payment due on the Issue Date is $10,000.
•	You can make additional Purchase Payments of $50 or more during the Accumulation Phase.
•	We do not accept additional Purchase Payments on or after the Annuity Date.
•	The maximum total Purchase Payments we accept without our prior approval is $1 million.
We may, at our sole discretion, waive the minimum Purchase Payment requirements.
Once we receive your initial Purchase Payment and all necessary information in Good Order at our Service Center, we issue the Contract within two Business Days and allocate your payment to your selected Allocation Options. If you do not give us all of the information we need, we contact you or your Financial Professional. If for some reason we are unable to complete this process within five Business Days, we either send back your Purchase Payment or get your permission to keep it until we get all of the necessary information. If you make additional Purchase Payments, we add this money to your Contract on the Business Day we receive it in Good Order.
If you submit a Purchase Payment and/or application to your Financial Professional, we do not begin processing the payment and/or application until we receive it. A Purchase Payment is “received” when it arrives at our Service Center from the address for mailing checks listed at the back of this prospectus regardless of how or when you submitted them. We forward Purchase Payments we receive at the wrong address to the last address listed at the back of this prospectus, which may delay processing.
We may terminate your ability to make additional Purchase Payments because we reserve the right to decline any or all Purchase Payments at any time on a nondiscriminatory basis. This applies to Contracts issued in all states except as disclosed in Appendix G. If mandated under applicable law, we may be required to reject a Purchase Payment. If we exercise our right to decline additional Purchase Payments, this may limit your ability to fund your Contract’s guaranteed benefits such as the Traditional Death Benefit or Maximum Anniversary Value Death Benefit.
Applications Sent Electronically
We accept manually signed applications that are in Good Order and are sent by fax, or email, or uploaded to our website. It is important to verify receipt of any faxed application, or to receive a confirmation number when using email or the web. We are not liable for applications that we do not receive. A manually signed application sent by fax, email or over the web is considered the same as an application delivered by mail. Our electronic systems (fax, email or website) may not always be available; any electronic system can experience outages or slowdowns which may delay application processing.

Allianz Index Advantage NF® Variable Annuity Prospectus – [Date to be added by amendment prior to effectiveness]

Although we have taken precautions to help our system handle heavy use, we cannot promise complete reliability. If you experience problems, please submit your written application by mail to our Service Center. We reserve the right to discontinue or modify our electronic application policy at any time and for any reason.
Allocation of Purchase Payments and Contract Value Transfers
The allocation instructions you provide on your application automatically become your Purchase Payment default instructions. (In your Contract, Purchase Payment default instructions are called future allocation instructions.) We use these default instructions for all Purchase Payments we receive unless you change them, or give us alternate allocation instructions specific to an individual Purchase Payment. We only allow Purchase Payments to move into the Index Options on the Index Effective Date and on subsequent Index Anniversaries. As a result, we hold Purchase Payments in the AZL Government Money Market Fund until we transfer them to your selected Index Options according to your Purchase Payment default instructions. On the Index Effective Date we rebalance or reallocate your total Contract Value among all of your selected Allocation Options according to your Purchase Payment default instructions. For additional Purchase Payments we receive after the Index Effective Date, we transfer the amounts held in the AZL Government Money Market Fund to your selected Index Options on the next Index Anniversary. This transfer on the next Index Anniversary does not involve a reallocation of your total Contract Value.
We only allow Variable Account Value transfers into Index Options and Index Option Value transfers between Index Options on Term End Dates. We do not allow assets to move into an established 3-year Term Index Option until the Term End Date. If you have a 3-year Term Index Option and you instruct us to move assets into it on or before the second Index Anniversary of the 3-year Term, we will start a new 3-year Term Index Option with a new Term Start Date and move those assets into it according to your instructions. If you only select the 1-year Term Index Options, you can automatically reallocate your total Contract Value annually by providing us with instructions (see section 5, Optional Reallocation Program for 1-year Term Index Options). However, you cannot automatically reallocate your total Contract Value annually on each Term End Date if you select a 3-year Term Index Option.
You select the Index Effective Date when you purchase your Contract. It can be any Business Day up to and including the first Quarterly Contract Anniversary, but it cannot be the 29th, 30th or 31st of a month.
On your application if you select…	Your Index Effective Date will be either…
the earliest Index Effective Date	• your Issue Date, or • the first Business Day of the next month if the Issue Date is the 29th, 30th, or 31st of a month
the deferred Index Effective Date	• your first Quarterly Contract Anniversary, or
• the next Business Day if the first Quarterly Contract Anniversary occurs on a non-Business Day, or the first Business Day of the next month if the first Quarterly Contract Anniversary is the 29th, 30th, or 31st of a month
You can change your Index Effective Date before it occurs to be an earlier or later date by submitting a request. However, your new Index Effective Date cannot be later than the deferred Index Effective Date listed above. We must receive your request in Good Order at our Service Center before the end of the Business Day on which you want the Index Effective Date to occur. Once your Index Effective Date occurs, all Index Options for your Contract will have the same Index Anniversary.
You can change your Purchase Payment default instructions at any time without fee or penalty. These changes are effective on the Business Day we receive them in Good Order at our Service Center. We accept changes to Purchase Payment default instructions from any Owner unless you instruct otherwise. We may allow you to authorize someone else to change these default instructions on your behalf. Changes to your Purchase Payment default instructions do not reallocate or transfer existing Index Option Values.
We notify you at least 30 days in advance of each Index Anniversary as a reminder that on the upcoming anniversary you may transfer Variable Account Value to the Index Options, and you may transfer Index Option Value between Index Options. Transfers between Allocation Options do not change your Purchase Payment default instructions. For more information, see section 4, Variable Options – Electronic Transfer and Allocation Instructions. On each Term End Date, if we have not received transfer instructions from you, and you are not participating in the 1-year Term Index Option reallocation program, all assets invested continue to be invested in the Index Options at the renewal DPSCs, Precision Rates, and Caps.

Allianz Index Advantage NF® Variable Annuity Prospectus – [Date to be added by amendment prior to effectiveness]

You cannot transfer Index Option Value to the Variable Options except on every sixth Index Anniversary, at which point you can do so even if the assets you wish to transfer have been in the Index Options for less than six full years. However, if the sixth Index Anniversary is not a Term End Date and you would like to transfer out of a 3-year Term Index Option to a Variable Option you must request that we execute a Performance Lock on that Index Option on or before the sixth Index Anniversary. If you request to transfer Index Option Value to the Variable Options on a sixth Index Anniversary this request automatically cancels any prior transfer instructions you gave to us regarding moving Variable Account Value to the Index Options. We must receive all Index Option transfer instructions in Good Order at our Service Center before the end of the Business Day on the Term End Date (or the next Business Day if the Term End Date is a non-Business Day).
You can transfer Variable Account Value among the Variable Options on any Business Day, except that any amount held in the AZL Government Money Market Fund that is set to be allocated to an Index Option on the Index Effective Date or an Index Anniversary will not be transferred to the Index Option if it is transferred to another Variable Option.
• In order to apply Purchase Payments we receive after the Index Effective Date to your selected Index Option(s) on the next Index Anniversary, we must receive them before the end of the Business Day on the Index Anniversary (or before the end of the prior Business Day if the anniversary is a non-Business Day). Variable Options are subject to Contract fees and expenses (e.g. m&e charge), and market risk and a m&e charge. Assets you allocate to them may lose value, including any Purchase Payments we hold in the AZL Government Money Market before transferring them to your selected Index Options.
Automatic Investment Plan (AIP)
The AIP makes additional Purchase Payments to the Variable Options during the Accumulation Phase on a monthly or quarterly basis by electronic money transfer from your savings, checking or brokerage account. You can participate in AIP by completing our AIP form. Our Service Center must receive your form in Good Order by the 15th of the month (or the next Business Day if the 15th is a non-Business day) in order for AIP to begin that same month. We process AIP Purchase Payments on the 20th of the month, or the next Business Day if the 20th is a non-Business Day. We allocate AIP Purchase Payments according to your Purchase Payment default instructions which must comply with the allocation requirements and restrictions stated in this section. We must receive your request to stop or change AIP at our Service Center by the end of the last Business Day immediately before the Business Day we process AIP to make the change that month. If you choose to begin Annuity Payments, AIP ends automatically on the Business Day before the Annuity Date. We reserve the right to discontinue or modify AIP at any time and for any reason.
For Owners of Qualified Contracts, AIP is not available if you have an Inherited IRA Contract, an Inherited Roth IRA Contract, or if your Contract is funding a plan that is tax qualified under Section 401 of the Code.
Free Look/Right To Examine Period
If you change your mind about the Contract, you can cancel it within the free look period stated on the first page of your Contract. In most states, this is ten days after you receive the Contract. If you cancel your Contract during the free look period, in most states we return your Contract Value as of the Business Day we receive your cancellation request in Good Order. This may be more or less than your initial Purchase Payment. In states that require us to return Purchase Payments less withdrawals if you cancel your Contract, we return Contract Value if greater.
IRA Contracts require us to return Purchase Payments less withdrawals. If you cancel your IRA Contract, we return the greater of Purchase Payments less withdrawals or Contract Value.
Some states and certain IRA Contracts require return of Purchase Payments. For these Contracts, we reserve the right to hold your initial Purchase Payment to the AZL Government Money Market Fund until the free look period ends, and then re-allocate your Contract Value, less fees and expenses, according to your Purchase Payment default instructions. If we hold your initial Purchase Payment in the AZL Government Money Market Fund during the free look period and the requested Index Effective Date would occur during this time, we change your Index Effective Date to the next Business Day after the free look period that is not the 29th, 30th or 31st of the month. Then, if you:
•	cancel your Contract during this time, we return the greater of Purchase Payments less withdrawals, or Contract Value. We do not assess a withdrawal charge or deduct any Contract fees or expenses other than the m&e charge if you cancel your Contract during the free look period.

Allianz Index Advantage NF® Variable Annuity Prospectus – [Date to be added by amendment prior to effectiveness]

•	do not cancel your Contract during this time, we re-allocate your Contract Value according to your Purchase Payment default instructions after the free look period as follows:
–	if your instructions include the Variable Options, we re-allocate this portion of your Contract Value on the next Business Day after the free look period.
–	if your instructions include the Index Options, we re-allocate this portion of your Contract Value on the Index Effective Date.
In the Contract, the free look provision is also called the right to examine.

4.  Variable Options
The following table lists this Contract’s Variable Options and their associated investment advisers and subadvisers, investment objectives, and principal investment strategies. Depending on market conditions, you can gain or lose value by investing in the Variable Options. In the future, we may add, eliminate or substitute Variable Options to the extent permitted by the federal securities laws and, when required, the SEC.
You should read the Variable Options' prospectuses carefully. The Variable Options invest in different types of securities and follow varying investment strategies. There are potential risks associated with each of these types of securities and investment strategies. The operation of the Variable Options and their various risks and expenses are described in the Variable Options' prospectuses. We send you the current copy of the Variable Options' prospectuses when we issue the Contract. (You can also obtain the current Variable Options' prospectuses by contacting your Financial Professional or calling us at the toll-free telephone number listed at the back of this prospectus.)
Currently, the Variable Options are not publicly available mutual funds. They are available only as Variable Options in variable annuity contracts or variable life insurance policies issued by life insurance companies or in some cases, through participation in certain qualified pension or retirement plans. A material conflict of interest may arise between insurance companies, owners of different types of contracts, and retirement plans or their participants. Each Variable Option's Board of Directors monitors for material conflicts, and determines what action, if any, should be taken to address any conflicts.
The names, investment objectives and policies of certain Variable Options may be similar to the names, investment objectives and policies of other portfolios managed by the same investment advisers. Although the names, objectives and policies may be similar, the Variable Options' investment results may be higher or lower than these other portfolios’ results. The investment advisers cannot guarantee, and make no representation, that these similar funds' investment results will be comparable even though the Variable Options have the same names, investment advisers, objectives, and policies.
Each Variable Option offered by the Allianz Variable Insurance Products Fund of Funds Trust (Allianz VIP Fund of Funds Trust) is a “fund of funds” and diversifies its assets by investing primarily in shares of several other affiliated mutual funds.
The Variable Options may pay 12b-1 fees to the Contracts’ distributor, our affiliate, Allianz Life Financial Services, LLC, for distribution and/or administrative services. In addition, we may enter into certain arrangements under which we, or Allianz Life Financial Services, LLC, are compensated by the Variable Options' advisers, distributors and/or affiliates for administrative services and benefits we provide to these Variable Options. The compensation amount usually is based on the Variable Options' aggregate assets purchased through contracts we issue or administer. Some advisers may pay us more or less than others. The maximum service fee we currently receive from any variable investment option in any variable annuity contract we offer is 0.35% annually of the average aggregate amount invested by us in the variable investment options.
The Allianz VIP Fund of Funds Trust underlying funds do not pay 12b-1 fees or service fees to the Trust, and the Trust does not charge 12b-1 fees or service fees. The Allianz VIP Fund of Funds Trust underlying funds or their advisers may pay service fees to us and our affiliates for providing customer service and other administrative services to you. Service fees may vary depending on the underlying fund.
We offer other variable annuity contracts that may invest in these Variable Options. These contracts may have different charges and may offer different benefits more appropriate to your needs. For more information about these contracts, please contact our Service Center.
Allianz Investment Management LLC is an adviser/subadviser that is affiliated with us through common ownership.

Allianz Index Advantage NF® Variable Annuity Prospectus – [Date to be added by amendment prior to effectiveness]

VARIABLE OPTIONS
Investment Management Company and Adviser/Subadviser	Investment Option Name	Asset Class	Investment Objective	Principal Investment Strategies (Normal market conditions)
Allianz Fund of Funds
Allianz Investment Management LLC	AZL MVP Balanced Index Strategy Fund	A “Fund of Funds” Model Portfolio	Long-term capital appreciation with preservation of capital as an important consideration	Invests primarily (approximately 95%) in a combination of five underlying index funds (generally allocated 40% to 60% to underlying equity index funds and 40% to 60% to underlying bond index fund), combined with the MVP (Managed Volatility Portfolio) risk management process intended to adjust the risk of the portfolio based on quantitative indicators of market risk.
	AZL MVP Growth Index Strategy Fund	A “Fund of Funds” Model Portfolio	Long-term capital appreciation	Invests primarily (approximately 95%) in a combination of five underlying index funds (generally allocated 65% to 85% to underlying equity index funds and 15% to 35% to underlying bond index fund), combined with the MVP (Managed Volatility Portfolio) risk management process intended to adjust the risk of the portfolio based on quantitative indicators of market risk.
Blackrock
Allianz Investment Management LLC/BlackRock Advisors, LLC	AZL Government Money Market Fund	Cash Equivalent	Current income consistent with stability of principal	Invests at least 99.5% of its total assets in cash, government securities, or repurchase agreements that are collateralized fully. Invests at least 80% in government securities or in repurchase agreements collateralized by government securities. Investments include U.S. Treasury bills, notes and other obligations issued or guaranteed as to principal and interest by the U.S. Government, its agencies or instrumentalities, and repurchase agreements secured by such obligations. In addition, the Fund may invest in variable and floating rate instruments. During extended periods of low interest rates, and due in part to contract fees and expenses, the yield of the AZL Government Money Market Fund may also become extremely low and possibly negative.
Substitution of Variable Options and Limitation on Further Investments
We may substitute another Variable Option for one of your selected Variable Options, for any reason in our sole discretion. To the extent required by the Investment Company Act of 1940 or other applicable law, we do not substitute any shares without SEC approval and providing you notice. We may make substitutions with respect to your existing allocations, future Purchase Payment allocations, or both. New or substitute Variable Options may have different fees and expenses, and their availability may be limited to certain purchaser classes. We may limit further Variable Option allocations if marketing, tax or investment considerations warrant, or for any reason in our sole discretion. We may also close Variable Options to additional allocations. The fund companies that sell Variable Option shares to us, pursuant to participation agreements, may end those agreements and discontinue offering us their shares.
Transfers Between Variable Options
You can transfer Variable Account Value among the Variable Options on any Business Day, subject to the following restrictions. Currently, there is no maximum number of transfers allowed, but we may change this in the future. Transfers may be subject to a transfer fee as stated in section 6, Expenses.
The following applies to any transfer.
•	Your request for a transfer must clearly state the Variable Options involved and how much to transfer.
•	Your right to make transfers is subject to the Excessive Trading and Market Timing policy discussed later in this section.
•	Variable Account Value transfers between Variable Options do not change your Purchase Payment default instructions.
Any amount held in the AZL Government Money Market Fund that is set to be allocated to an Index Option on the Index Effective Date or an Index Anniversary will not be transferred to the Index Option if it is transferred to another Variable Option.
We process transfer requests based on prices next determined after we receive your request in Good Order at our Service Center. If we do not receive your transfer request before the end of the current Business Day, even if due to our delay in

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answering your call or a delay caused by our electronic systems, you receive the next Business Day’s prices. For jointly owned Contracts, unless you require us to obtain signatures from both Joint Owners, we accept transfer instructions from any Joint Owner. We may also allow you to authorize someone else to request transfers on your behalf.
Electronic Transfer and Allocation Instructions
We use reasonable procedures to confirm that electronic transfer and allocation instructions given to us are genuine. If we do not use such procedures, we may be liable for any losses due to unauthorized or fraudulent instructions. We record all telephone instructions and log all fax, email and website instructions. We reserve the right to deny any transfer request or allocation instruction change, and to discontinue or modify our electronic instruction privileges at any time for any reason.
Please note that telephone, fax, email and/or the website may not always be available. Any electronic system, whether it is ours, yours, your service provider’s, or your Financial Professional’s, can experience outages or slowdowns for a variety of reasons, which may delay or prevent our processing of your transfer request or allocation instruction change. Although we have taken precautions to help our systems handle heavy use, we cannot promise complete reliability. If you are experiencing problems, you should submit your instructions in writing to our Service Center.
By authorizing electronic instructions, you authorize us to accept and act upon these instructions for your Contract. There are risks associated with electronic communications that do not occur with a written request. Anyone authorizing or making such requests bears those risks. You should protect your website password, because the website is available to anyone with your password; we cannot verify that the person providing instructions on the website is you, or is authorized by you.
Excessive Trading and Market Timing
We may restrict or modify your right to make transfers to prevent any use that we consider to be part of a market timing program.
Frequent transfers, programmed transfers, transfers into and then out of a Variable Option in a short period of time, and transfers of large amounts at one time (collectively referred to as “potentially disruptive trading”) may have harmful effects for other Owners, Annuitants and Beneficiaries. These risks and harmful effects include the following.
•	Dilution of the interests of long-term investors in a Variable Option, if market timers or others transfer into a Variable Option at prices that are below their true value, or transfer out at prices above their true value.
•	An adverse effect on portfolio management, such as causing a Variable Option to maintain a higher level of cash or causing a Variable Option to liquidate investments prematurely.
•	Increased brokerage and administrative expenses.
We attempt to protect our Owners and the Variable Options from potentially disruptive trading through our Excessive Trading and Market Timing policies and procedures. Under these policies and procedures, we may modify your transfer privileges for some or all of the Variable Options as follows:
•	Limit transfer frequency (for example, prohibit more than one transfer a week, or more than two a month, etc.).
•	Restrict the transfer method (for example, requiring all transfers be sent by first-class U.S. mail and rescinding electronic transfer privileges).
•	Require a minimum time period between each transfer into or out of the same Variable Option. Our current Excessive Trading and Market Timing policy, which is subject to change without notice, prohibits “round trips” within 14 calendar days. We do not include transfers into and/or out of the AZL Government Money Market Fund when available in your Contract or any automatic transfers made under any of our programs or Contract features. Round trips are transfers into and back out of the same Variable Option, or transfers out of and back into the same Variable Option.
•	Refuse transfer requests made on your behalf by an asset allocation and/or market timing service.
•	Limit the dollar amount of any single Purchase Payment or transfer request to a Variable Option.
•	Prohibit transfers into specific Variable Options.
•	Impose other limitations or restrictions to the extent permitted by federal securities laws.
We also reserve the right to reject any specific Purchase Payment allocation or transfer request from any person if in the investment adviser’s, subadviser’s or our judgment, a Variable Option may be unable to invest effectively in accordance with its investment objectives and policies. This could occur, for example, where frequent or rapid trading causes the investment adviser to hold an excess of uninvested cash to meet redemption requests, or to sell investment positions to

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fund redemptions, thereby affecting Variable Option returns. Similarly, rapid or frequent trading may cause a Variable Option to incur excessive transaction fees, which also could affect performance.
We retain some discretion in determining what actions constitute potentially disruptive trading and in determining when and how to impose trading restrictions. Currently, we attempt to deter disruptive trading as follows. If a transfer(s) is/are identified as potentially disruptive trading, we may (but are not required to) send a warning letter. If the conduct continues and we determine it constitutes disruptive trading, we also impose transfer restrictions. Transfer restrictions may include refusing electronic transfers and requiring all transfers be sent by first-class U.S. mail. If the disruptive trading affects only a single Variable Option, we may prohibit transfers into or Purchase Payment allocations to that Variable Option. We do not enter into agreements permitting market timing and would not permit activities determined to be disruptive trading to continue. We also reserve the right to impose transfer restrictions if we determine, in our sole discretion, that transfers disadvantage other Owners. We notify you in writing if we impose transfer restrictions on you.
We adopted these policies and procedures as a preventative measure to protect all Owners from the potential effects of disruptive trading, while also abiding by your legitimate interest in diversifying your investment and making periodic asset re-allocations based on your personal situation or overall market conditions. We attempt to protect your interests in making legitimate transfers by providing reasonable and convenient transfer methods that do not harm other Owners.
We may make exceptions when imposing transfer restrictions if we determine a transfer is appropriate, although it may technically violate our policies and procedures discussed here. In determining if a transfer is appropriate, we may, but are not required to, take into consideration its relative size, whether it was purely a defensive transfer into the AZL Government Money Market Fund, and whether it involved an error or similar event. We may also reinstate electronic transfer privileges after we revoke them, but we do not reinstate these privileges if we believe they might be used for future disruptive trading.
We cannot guarantee the following.
•	Our monitoring will be 100% successful in detecting all potentially disruptive trading activity.
•	Revoking electronic transfer privileges will successfully deter all potentially disruptive trading.
In addition, some of the Variable Options are available to other insurance companies and we do not know if they adopted policies and procedures to detect and deter potentially disruptive trading, or what their policies and procedures might be. Because we may not be completely successful at detecting and preventing market timing activities, and other insurance companies that offer the Variable Options may not have adopted adequate market timing procedures, there is some risk that market timing activity may occur and negatively affect other Owners.
We may, without prior notice to any party, take whatever action we deem appropriate to comply with any state or federal regulatory requirement. In addition, purchase orders for a Variable Option’s shares are subject to acceptance by that Variable Option’s manager. We reserve the right to reject, without prior notice, any Variable Option transfer request or Purchase Payment if the purchase order is rejected by the investment manager. We have entered into agreements required under SEC Rule 22c-2 (Rule 22c-2 agreements) whereby, upon request by an underlying fund or its designee, we must provide information about you and your trading activities to the underlying fund or its designee. Under the terms of the Rule 22c-2 agreements, we are required to: (1) provide details concerning every purchase, redemption, transfer, or exchange of Variable Options during a specified period; and (2) restrict your trading activity if the party receiving the information so requests. Under certain Rule 22c-2 agreements, if we fail to comply with a request to restrict trading activity, the underlying fund or its designee may refuse to accept buy orders from us until we comply.
Variable Options may add or change policies designed to restrict market timing activities. For example, Variable Options may impose restrictions on transfers between Variable Options in an affiliated group if the investment adviser to one or more of the Variable Options determines that the person requesting the transfer has engaged, or is engaging in, market timing or other abusive trading activities. In addition, a Variable Option may impose a short-term trading fee on purchases and sales within a specified period. You should review the Variable Options’ prospectuses regarding any applicable transfer restrictions and the imposition of any fee to discourage short-term trading. The imposition of these restrictions would occur as a result of Variable Option restrictions and actions taken by the Variable Options’ managers.
This Contract is not designed for professional market timing organizations, or other persons using programmed, large, or frequent transfers, and we may restrict excessive or inappropriate transfer activity.

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The retention of some level of discretion by us may result in disparate treatment among persons engaging in potentially disruptive trading, and it is possible that some persons could experience adverse consequences if others are able to engage in potentially disruptive trading practices that have negative effects.
Voting Privileges
We legally own the Variable Option shares. However, when a Variable Option holds a shareholder vote that affects your investment, we ask you to give us voting instructions. We then vote all of our shares, including any we own on our behalf, in proportion to those instructions. Because most Owners do not give us instructions and we vote shares proportionally, a small number of Owners may determine a vote’s outcome. If we determine we no longer need to get your voting instructions, we will decide how to vote the shares. Only Owners have voting privileges. Annuitants, Beneficiaries, Payees and other persons have no voting privileges unless they are also Owners.
We determine your voting interest in a Variable Option as follows:
•	You can provide voting instructions based on the dollar value of the Variable Option’s shares in your Contract’s subaccount. We calculate this value based on the number and value of accumulation units for your Contract on the record date. We count fractional units.
•	You receive proxy materials and a voting instruction form.

5.  Valuing Your Contract
Your Contract Value is the total of the Variable Account Value and all Index Option Values.
Variable Account Value increases when….	Variable Account Value decreases when….
• you add assets to a Variable Option by Purchase Payment or Contract Value transfer • there is positive Variable Option performance	• you take assets out of a Variable Option by withdrawal or Contract Value transfer • there is negative Variable Option performance • we deduct Contract expenses
Contract expenses we deduct from the Variable Options include the m&e charge, rider fee, contract maintenance charge, withdrawal charge and transfer fee as described in section 6, Expenses. Variable Options include Purchase Payments we hold in the AZL Government Money Market Fund before transferring them to your selected Index Options.
The Variable Options do not provide any protection against loss of principal. You can lose principal and previous earnings you allocate to the Variable Options. These losses can be significant.
Index Option Values increase when….	Index Option Values decrease when….
• you add assets to an Index Option by Purchase Payment or Contract Value transfer • you receive a positive Credit or Daily Adjustment	• you take assets out of an Index Option by withdrawal or Contract Value transfer • you receive a negative Credit or Daily Adjustment • we deduct Contract expenses
Contract expenses we deduct from the Index Options include the rider fee, contract maintenance charge and withdrawal charge as described in section 6, Expenses.
We apply transfers of Contract Value and Purchase Payments to the Index Options on the Index Effective Date and Index Anniversaries. We apply Credits to the Index Options on the Term End Dates. Contract expenses are deducted at different times during the Index Year as stated in section 6, Expenses. The Daily Adjustment applies to the Index Precision Strategy, Index Guard Strategy, or Index Performance Strategy on any Business Day other than the Term Start Date or the Term End Date. The Daily Adjustment does not apply to the Index Protection Strategy.
Credits are subject to the applicable Buffer, Floor, DPSC, Precision Rate, or Cap. Positive Credits are not guaranteed and Credits can be zero under all the Index Options. Credits can be negative after application of the Buffer for any Index Option with the Index Precision Strategy or Index Performance Strategy, or negative down to the Floor for any Index Option with the Index Guard Strategy. A negative Performance Credit means that you can lose principal and previous earnings. These losses can be significant.

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Determining Variable Account Value
The Separate Account holds the assets you allocate to the Variable Options, including Purchase Payments held in the AZL Government Money Market Fund before we transfer them to the Index Options. The Separate Account is divided into subaccounts, each of which invests exclusively in the shares of a single Variable Option.
We convert amounts you allocate to a Variable Option into subaccount accumulation units. Each subaccount’s daily price (accumulation unit value) is based on the Variable Option’s price. A Variable Option’s price is typically determined at the end of each Business Day, and any Purchase Payment received at or after the end of the current Business Day receives the next Business Day’s price. A Variable Option's price reflects deduction of its operating expenses.
We calculate your Variable Account Value at the end of each Business Day by multiplying each subaccount’s accumulation unit value by its number of accumulation units, and adding those results together for all subaccounts.
On the Issue Date, the number of accumulation units in each subaccount is equal to the amount allocated to a subaccount divided by its accumulation unit value. At the end of each Business Day, the number of subaccount accumulation units:
•	increase when you add assets to a Variable Option by Purchase Payment or Contract Value transfer, and
•	decrease when assets are removed from a Variable Option by transfer, withdrawal or deduction of Contract expenses other than the m&e charge. The m&e charge reduces the subaccount accumulation unit value, not the number of subaccount accumulation units.
We arbitrarily set the initial accumulation unit value for each subaccount. At the end of each Business Day, we determine the new accumulation unit value for each subaccount by multiplying the prior Business Day’s accumulation unit value by the Variable Option’s percentage change in price since the prior Business Day. The percentage change in price includes the Variable Option’s market performance and the assessed m&e charge.
Example
•	We receive at our Service Center an additional Purchase Payment of $3,000 from you before the end of the Business Day.
•	When the New York Stock Exchange closes on that Business Day, we determine that the accumulation unit value is $13.25 for the subaccount of your selected Variable Option.
•	We then divide $3,000 by $13.25 and credit your Contract that night with 226.415094 subaccount accumulation units for your selected Variable Option.
Determining Index Option Values
We calculate an Index Option Value for each Index Option at the end of each Business Day. Generally, the Index Option Value is equal to the Index Option Base plus any applicable Daily Adjustment. The Daily Adjustment applies to any Index Option with the Index Precision Strategy, Index Guard Strategy, or Index Performance Strategy on Business Days other than the Term Start Date or the Term End Date. It does not apply to any Index Option with the Index Protection Strategy. The Daily Adjustment can be positive or negative and is discussed later in this section.
On the first Term Start Date, both the Index Option Value and the Index Option Base for each of your selected Index Options are initially equal to the amount of:
•	any Purchase Payment received that day which you allocated to that Index Option, and
•	any Contract Value transferred into that Index Option.
At the end of each subsequent Business Day for each selected Index Option, we first either apply:
•	the Daily Adjustment if this is not the Term End Date and this is an Index Option with the Index Precision Strategy, Index Guard Strategy, or Index Performance Strategy, or
•	a Credit if this is the Term End Date.
We calculate Credits as described under “Calculating Credits” next in this section and apply them as follows:
•	We multiply each Index Option Base by its Credit and add this amount to its Index Option Base.
•	Then we set each Index Option Value equal to its Index Option Base.

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Lastly, we increase and/or decrease each Index Option Base and Index Option Value for additional Purchase Payments, transfers, partial withdrawals and the deduction of any Contract expenses.
•	Additional Purchase Payments received on the Term End Date and allocated to this Index Option, and transfers of Variable Account Value or Index Option Value into this Index Option, increase these values by the dollar amount allocated or transferred.
•	Transfers out of this Index Option reduce these values by the dollar amount removed from the Index Option.
•	Partial withdrawals you request and Contract expenses we deduct reduce these values by the dollar amount withdrawn from the Index Option.
–	We deduct partial withdrawals and Contract expenses from the Index Options proportionately based on the percentage of Contract Value in each Index Option using values determined at the end of the Business Day before we process the withdrawal or deduct the Contract expense. However, if you specifically direct us to take a partial withdrawal from a specific Index Option we reduce that Index Option Value by the dollar amount you specify, including any applicable withdrawal charge.
–	We then reduce each Index Option Base by the same percentage that the amount withdrawn reduced its associated Index Option Value.

• Partial withdrawals and Contract expenses we deduct from the Index Options during the Term do not receive a Credit on the Term End Date. However, the remaining amount in the Index Options is eligible for a Credit on the Term End Date.
• You cannot specify from which Allocation Option we deduct Contract expenses; we deduct Contract expenses from each Allocation Option proportionately based on the percentage of Contract Value in each Allocation Option. However, you can specify from which Allocation Option we deduct a partial withdrawal. There is no consistent financial advantage to deducting a partial withdrawal from any specific Allocation Option.
Calculating Credits
We base Credits on Index Values and Index Returns. We measure Index Values on the Term Start Date and Term End Date using the Index’s price at the end of the Business Day as provided by Bloomberg or another market source if Bloomberg is not available. If the Term Start Date or Term End Date is a non-Business Day we use the next Business Day’s Index price. If you select the EURO STOXX 50®, we determine Index Returns without any exchange rate adjustment. Because we calculate Index Returns only on Term End Dates, the Index Return does not necessarily reflect the highest or lowest Index Values that occurred during the Term.
Crediting Method	If Index Value is less than it was on the Term Start Date (i.e., Index Return is negative):	If Index Value is equal to or greater than it was on the Term Start Date (i.e., Index Return is zero or positive):
Index Protection Strategy	Credit is zero	Credit is equal to the DPSC set on the Term Start Date
Index Precision Strategy	Performance Credit is equal to the negative Index Return in excess of the BufferAssume the Buffer is 10%. If the Index Return is…
• -8%, the Performance Credit is zero.
	• -12%, the Performance Credit is -2%.	Performance Credit is equal to the Precision Rate set on the Term Start Date
Index Guard Strategy	Performance Credit is equal to the negative Index Return subject to the FloorAssume the Floor is -10%. If the Index Return is…
• -8%, the Performance Credit is -8%.
• -12%, the Performance Credit is -10%.	Performance Credit is equal to the Index Return up to the Cap set on the Term Start DateAssume the Cap is 8%. If the Index Return is…
• 0%, the Performance Credit is zero.
• 6%, the Performance Credit is 6%.
• 12%, the Performance Credit is 8%.

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Crediting Method	If Index Value is less than it was on the Term Start Date (i.e., Index Return is negative):	If Index Value is equal to or greater than it was on the Term Start Date (i.e., Index Return is zero or positive):
Index Performance Strategy	Performance Credit is equal to the negative Index Return in excess of the Buffer.
Assume the Buffer for the 1-year Term is 10%. If the Index Return for the year is…
• -8%, the Performance Credit is zero.
• -12%, the Performance Credit is -2%.
Assume the Buffer for the 3-year Term is 10%. If the Index Return for the three years is…
• -10%, the Performance Credit is zero.
• -14%, the Performance Credit is -4%.	Performance Credit is equal to the Index Return up to the Cap set on the Term Start Date
Assume the Cap for the 1-year Term is 8%. If the Index Return for the year is…
• 0%, the Performance Credit is zero.
• 6%, the Performance Credit is 6%.
• 12%, the Performance Credit is 8%.
Assume that a 3-year Term Index Option has a Cap of 80%. If the Index Return for the 3- year Term is…
• 0%, the Performance Credit is zero.
• 28%, the Performance Credit is 28%.
• 45%, the Performance Credit is 30%. However, if the 3-year Term is uncapped, the Performance Credit would be 45%.

Daily Adjustment for the Index Precision Strategy, Index Guard Strategy, and Index Performance Strategy
We designed the Daily Adjustment to provide an Index Option Value during the Term on days other than the Term Start Date or the Term End Date. The Daily Adjustment can affect the amounts available for withdrawal, annuitization, payment of the death benefit, and the Contract Value used to determine the Charge Base and contract maintenance charge. It is discussed in the Summary - What is the Daily Adjustment?; and in Risk Factors – Risk of Negative Returns. The Daily Adjustment formula is described in Appendix B and in Exhibit 99(b) of the Form S-1 Registration Statement filed with the SEC, of which this prospectus is a part. This information is incorporated by reference into this prospectus. You can obtain a copy of Exhibit 99(b) by calling (800) 624-0197, or visiting our website at www.allianzlife.com.
Performance Locks
We must receive a manual Performance Lock request in Good Order before the end of the current Business Day to lock an Index Option with the Index Precision Strategy, Index Guard Strategy, or Index Performance Strategy on that day. Otherwise the Lock Date will occur on the next Business Day that your request is in Good Order. We do not allow Performance Locks to occur on Term End Dates. For requests submitted in writing, we don't consider the request to be received until it arrives at our Service Center.
You (or your Financial Professional, if authorized) can request an automatic Performance Lock based on targets you set only through your account on our website. When you establish your account you must provide us with an email address. You can set upper and/or lower targets for each of these Index Options each Term. Setting a target close to the current Daily Adjustment may cause a Performance Lock to occur very quickly. You can change or cancel targets at any time before we execute a Performance Lock. Each Index Option’s target automatically expires on the earlier of the Lock Date, or the last Business Day before the Term End Date. You can also “over-ride” a target by requesting a manual Performance Lock before the target is reached. We determine if a target is reached using the Index Option Values determined at the end of the prior Business Day using the prior day’s Daily Adjustment. We then execute the Performance Lock using the Daily Adjustment determined at the close of business on the Lock Date. By setting targets you are authorizing us to automatically execute a Performance Lock at the close of business on the Lock Date once the target is reached, unless you cancel the lock. We will send an email notice once the Daily Adjustment for an Index Option reaches a target. To cancel an automatic Performance Lock after a target is reached, we must receive your request in Good Order before the close of business on the Lock Date.
For example, assume the Cap for the Index Performance Strategy 1-year Term with the S&P 500® Index is 10.25% and you set a target of 9.50%. On a Tuesday, your Daily Adjustment determined at the end of the Business Day is 9.63%. We will send you an email notice and assuming Wednesday is a Business Day, we will execute the Performance Lock on Wednesday (which will be your Lock Date) using the Daily Adjustment determined at the close of business. If Wednesday

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is a non-Business Day, your Lock Date would instead be Thursday (assuming it is a Business Day). Note that the Daily Adjustment on the Lock Date could be greater or less than your target of 9.50%, or Tuesday’s Daily Adjustment of 9.63%.
A Performance Lock can be executed once each Term for each of these Index Options. A Performance Lock applies to the total Index Option Value in an Index Option, and not just a portion of that Index Option Value. We use the Daily Adjustment calculated at the end of the current Business Day on the Lock Date to determine your locked Index Option Value. This “locked” Index Option Value may be more or less than the “unlocked” Index Option Value that is available for your review on the Lock Date because the unlocked Index Option Value was determined at the end of the prior Business Day. After the Lock Date, the Index Option Value stays in the locked Index Option for the remainder of the Term, Daily Adjustments do not apply for the remainder of the Term and the locked Index Option Value will not receive a Performance Credit on the Term End Date. However, a locked Index Option Value can decrease if you take a partial withdrawal or when we deduct Contract expenses. On the next Index Anniversary that occurs on or immediately after the Lock Date, all locked Index Options will be unlocked, we will reallocate the locked Index Option Value according to your instructions, and Daily Adjustments will again apply for the new Term. If you do not provide us with reallocation instructions, the Index Option Value will remain in the same Index Option with a new Term Start Date. Performance Locks are not available for any Index Option with the Index Protection Strategy.
A Performance Lock can help eliminate doubt about future Index performance and possibly limit the impact of a negative Performance Credit you would otherwise receive. The disadvantage of executing a Performance Lock is that the relevant Index Value could increase by the Term End Date, and you will not participate in that increase. In addition, if you execute a Performance Lock, you may receive less than the full protection of the Buffer or Floor, than you would have received if you waited for us to apply the Performance Credit on the Term End Date.
Optional Reallocation Program for the 1-year Term Index Options
Index Option performance may cause the percentage of total Index Option Value in each 1-year Term Index Option to change. Reallocating can help you maintain your selected 1-year Term Index Option allocation percentages. You can direct us to automatically reallocate your 1-year Term Index Option Values on each Term End Date (or on the next Business Day if the Term End Date is a non-Business Day) according to your instructions. We must receive your reallocation instructions in Good Order at our Service Center before the end of the Business Day we reallocate. We reserve the right to discontinue or modify the optional reallocation program at any time and for any reason. To end this program, we must receive your request at our Service Center before the end of the last Business Day immediately before the Term End Date.
You cannot participate in the Optional Reallocation Program if you select a 3-year Term Index Option. If you are participating in this program and select a 3-year Term Index Option, on the Term Start Date your participation in this program ends and we will not reallocate your 1-year Term Index Option Values.

6.  Expenses
Contract fees and expenses reduce your investment return and are described here in detail. We set the Contract fees and expenses on the Issue Date and they cannot change.
Mortality and Expense Risk (M&E) Charge
The m&e charge compensates us for providing all your Contract’s benefits, including our contractual obligation to make Annuity Payments and certain Contract and distribution expenses. The m&e charge also compensates us for assuming the expense risk that the current charges are less than future Contract administration costs as well as the cost of providing certain features under the Contract. If the m&e charge covers these costs and risks, any excess is profit to us. We anticipate making such a profit.
Mortality and Expense Risk (m&e) charge(1)	1.25%
(as a percentage of each Variable Option’s net asset value)
(1)	Upon the death of the Owner, we continue to assess this m&e charge for amounts allocated to the Variable Options under death benefit payment Option B, and with optional payments under death benefit payment Option C, as noted in section 9, Death Benefit.
The m&e charge is an annualized rate that reduces the net asset value that we use to calculate each subaccount’s accumulation unit value on each Business Day during the Accumulation Phase. The net asset value is the price of an underlying Variable Option. We do not assess the m&e charge against the Index Options, or during the Annuity Phase.

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Rider Fee
The rider fee compensates us for the benefit provided by the Maximum Anniversary Value Death Benefit, including the benefit’s Guaranteed Death Benefit Value. If the rider fee covers these costs and risks, any excess is profit to us. We anticipate making such a profit.
Rider Fee for the optional Maximum Anniversary Value Death Benefit(1)	0.20%
(as a percentage of the Charge Base)
(1)	We no longer assess the 0.20% rider fee for the Maximum Anniversary Value Death Benefit once we receive either the first Valid Claim from any one Beneficiary, or due proof of a Determining Life’s death if you and the Determining Life are different individuals and the Determining Life predeceases you.
The rider fee is an annualized rate that we calculate and accrue on a daily basis as a percentage of the Charge Base during the Accumulation Phase as follows.
Issue Date	Non-Quarterly Contract Anniversaries	Quarterly Contract Anniversaries*
• The Charge Base is equal to your initial Purchase Payment.• We begin calculating and accruing the daily rider fee if applicable, on the day after the Issue Date.	• First we calculate and accrue the daily rider fee, using the Charge Base. If this is a non-Business Day we use the Charge Base from the end of the prior Business Day.• Then if this is a Business Day we increase/decrease the Charge Base as follows.
– If we receive an additional Purchase Payment, we increase the Charge Base by the amount we receive.
– If you take a partial withdrawal (including a Penalty-Free Withdrawal), or we withdraw Contract fees and expenses, we decrease the Charge Base by the percentage of Contract Value withdrawn.	• First we process all daily transactions and determine your Contract Value. Daily transactions include any gains/losses due to Variable Option performance or application of any Daily Adjustment (or Credit if this is also the Term End Date), any additional Purchase Payment, and deductions for withdrawals and Contract fees and expenses, including deduction of the accrued daily rider fee for the prior quarter.
– We deduct the accrued rider fee for the prior quarter on a dollar for dollar basis from the Contract Value, and proportionately from each Allocation Option.• Then we set the Charge Base equal to this Contract Value and we calculate and accrue the next quarter’s daily rider fee using the newly set Charge Base.* Or the next Business Day if the Quarterly Contract Anniversary is a non-Business Day.
Example: Contract Value is $125,000; Charge Base is $127,000; a $10,000 partial withdrawal (including any withdrawal charge) would decrease the Charge Base by $10,160. [($10,000 ÷ $125,000) x $127,000]
Any increase/decrease to the Charge Base will increase/decrease the daily rider fee we calculate and accrue on the next day.
Examples of how we calculate the rider fee are included in Appendix E.

We do not treat the deduction of the accrued rider fee as a withdrawal when computing your Guaranteed Death Benefit Value (see section 9). However, if you select the Maximum Anniversary Value Death Benefit we deduct all Contract fees and expenses on the Index Anniversary (including the accrued rider fee if this is also a Quarterly Contract Anniversary) before we capture any annual investment gains in the Maximum Anniversary Value.
Deduction of the final rider fee
•	If you take a full withdrawal of the total Contract Value, we deduct the final accrued rider fee before processing the withdrawal.
•	If you annuitize the Contract, we deduct the final accrued rider fee before calculating Annuity Payments.
•	Upon the death of an Owner (or Annuitant if the Owner is a non-individual), we deduct the final accrued rider fee before calculating the death benefit.

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If on a Quarterly Contract Anniversary (or the next Business Day if the Quarterly Contract Anniversary is a non-Business Day) the Contract Value is less than the accrued rider fee, we deduct your total remaining Contract Value to cover the accrued rider fee and reduce your Contract Value to zero. If the deduction of the accrued rider fee reduces your Contract Value to zero and the Maximum Anniversary Value Death Benefit has ended, we treat this as a full withdrawal and your Contract ends.
Contract Maintenance Charge
Your annual contract maintenance charge is $50. This charge is for Contract administration and maintenance expenses. We waive this charge as follows:
•	During the Accumulation Phase, if the total Contract Value for all Index Advantage NF® Contracts you own is at least $100,000 at the end of the last Business Day before the Contract Anniversary, or if the Contract Value for this single Index Advantage NF® Contract is at least $100,000 on the Contract Anniversary. We determine the total Contract Value for all individually owned Index Advantage NF® Contracts by using the Owner’s social security number, and for non-individually owned Index Advantage NF® Contracts we use the Annuitant’s social security number.
•	During the Annuity Phase if the total Contract Value for all Index Advantage NF® Contracts on the last Business Day before the Annuity Date is at least $100,000.
•	When paying death benefits under death benefit payment options A, B, or C.
During the Accumulation Phase, we deduct the contract maintenance charge:
•	on a dollar for dollar basis from the Contract Value on the Contract Anniversary (or the next Business Day if the Contract Anniversary is a non-Business Day), and
•	we deduct it proportionately from each Allocation Option.
If you take a full withdrawal from your Contract (other than on a Contract Anniversary), we deduct the full contract maintenance charge. We do not treat the deduction of the contract maintenance charge as a withdrawal when computing total Purchase Payments adjusted for withdrawals under the Traditional Death Benefit, or the Maximum Anniversary Value under the Maximum Anniversary Value Death Benefit (if applicable). During the Annuity Phase, we deduct the contract maintenance charge proportionately from each Annuity Payment.
Withdrawal Charge
You can take withdrawals during the Accumulation Phase. A withdrawal charge applies if any part of a withdrawal comes from a Purchase Payment that is still within the withdrawal charge period. We assess the withdrawal charge against the Withdrawal Charge Basis, which is equal to total Purchase Payments, less any Purchase Payments withdrawn (excluding any Penalty-Free Withdrawals), and less any applicable withdrawal charge. We do not reduce the Withdrawal Charge Basis for any amounts we deduct to pay other Contract expenses.
We do not assess a withdrawal charge on Penalty-Free Withdrawals or amounts we deduct to pay Contract expenses, other than the withdrawal charge. However, any amounts used to pay a withdrawal charge are subject to a withdrawal charge. Amounts withdrawn to pay investment adviser fees are subject to a withdrawal charge if they exceed the free withdrawal privilege.

Allianz Index Advantage NF® Variable Annuity Prospectus – [Date to be added by amendment prior to effectiveness]

Calculating a Withdrawal Charge		Example
For purposes of calculating any withdrawal charge, we withdraw Purchase Payments on a “first-in-first-out” (FIFO) basis and we process withdrawal requests as follows.		You make an initial Purchase Payment of $30,000 and make another Purchase Payment in the first month of the second Contract Year of $70,000. In the third month of the third Contract Year, your Contract Value is $110,000 and you request a $52,000 withdrawal. We withdraw money and compute the withdrawal charge as follows.
1. First we withdraw from Purchase Payments that we have had for six or more complete years, which is your Contract’s withdrawal charge period. This withdrawal is not subject to a withdrawal charge and it reduces the Withdrawal Charge Basis.		1. Purchase Payments beyond the withdrawal charge period. All payments are still within the withdrawal charge period, so this does not apply.
2. Then, if this is a partial withdrawal, we withdraw from the free withdrawal privilege (see section 7, Access to Your Money – Free Withdrawal Privilege). This withdrawal is not subject to a withdrawal charge and it does not reduce the Withdrawal Charge Basis.		2. Amounts available under the free withdrawal privilege. You did not take any other withdrawals this year, so you can withdraw up to 10% of your total payments (or $10,000) without incurring a withdrawal charge.
3.  Next, on a FIFO basis, we withdraw from Purchase Payments within your Contract’s withdrawal charge period and assess a withdrawal charge. Withdrawing payments on a FIFO basis may help reduce the total withdrawal charge because the charge declines over time. We determine your total withdrawal charge by multiplying each payment by its applicable withdrawal charge percentage and then totaling the charges. This withdrawal reduces the Withdrawal Charge Basis.
The withdrawal charge as a percentage of each Purchase Payment withdrawn is as follows.	3. Purchase Payments within the withdrawal charge period on a FIFO basis. The total amount we withdraw from the first Purchase Payment is $30,000, which is subject to a 7% withdrawal charge, and you receive $27,900. We determine this amount as follows:
(amount withdrawn) x (1 – withdrawal charge) = the amount you receive, or:
$30,000 x 0.93 = $27,900
Next we withdraw from the second Purchase Payment.
So far, you received $37,900 ($10,000 under the free withdrawal privilege and $27,900 from the first Purchase Payment), so we withdraw $14,100 from the second Purchase Payment to equal the $52,000 you requested. The second Purchase Payment is subject to an 8% withdrawal charge. We calculate the total amount withdrawn and its withdrawal charge as follows:
(the amount you receive) ÷ (1 – withdrawal charge) = amount withdrawn, or:
$14,100 ÷ 0.92 = $15,326.
Number of Complete Years Since Purchase Payment	Withdrawal Charge Amount
0 1 2 3 4 5 6 years or more	8.5% 8% 7% 6% 5% 4% 0%
4. Finally we withdraw any Contract earnings. This withdrawal is not subject to a withdrawal charge and it does not reduce the Withdrawal Charge Basis.	4. Contract earnings. We already withdrew your requested amount, so this does not apply.
In total we withdrew $55,326 from your Contract, of which you received $52,000 and paid a withdrawal charge of $3,326.
Upon a full withdrawal, we first deduct any applicable rider fee, and contract maintenance charge before we calculate the withdrawal charge. We deduct any applicable withdrawal charge from the total Contract Value and send you the remaining amount. For a partial withdrawal we deduct the amount you request, plus any applicable withdrawal charge from the total

Allianz Index Advantage NF® Variable Annuity Prospectus – [Date to be added by amendment prior to effectiveness]

Contract Value. We apply the withdrawal charge to this total amount and we pay you the amount you requested. We deduct any partial withdrawal (including any withdrawal charge) proportionately from each Allocation Option unless you provide us with alternate instructions. If a partial withdrawal occurs on a day that we also assess the rider fee, and/or contract maintenance charge, we assess these charges in this order after we deduct the withdrawal and any applicable withdrawal charge from the Contract Value.
The withdrawal charge compensates us for expenses associated with selling the Contract.
Reduction or Elimination of the Withdrawal Charge
We may reduce or eliminate the withdrawal charge when the Contract is sold under circumstances that reduce its sales expenses. We will implement this withdrawal charge reduction or elimination in a nondiscriminatory manner. For example, if a large group of individuals purchases Contracts or if a prospective purchaser already has a relationship with us. We may choose not to deduct a withdrawal charge under a Contract issued to an officer, director, or employee of Allianz Life or any of its affiliates. Also, we may reduce or eliminate the withdrawal charge when a Contract is sold by a Financial Professional appointed with Allianz Life to any members of his or her immediate family and the Financial Professional waives their commission. We must pre-approve any withdrawal charge reduction or elimination.
• We do not reduce the Withdrawal Charge Basis for Penalty-Free Withdrawals or the deduction of Contract expenses other than the withdrawal charge. This means that upon a full withdrawal, if your Contract Value is less than your remaining Purchase Payments that are still subject to a withdrawal charge we will assess a withdrawal charge on more than the amount withdrawn. This can occur because your Contract Value was reduced for:
– prior Penalty-Free Withdrawals,
– deductions of Contract expenses other than the withdrawal charge, and/or
– poor performance.
This also means that upon a full withdrawal you may not receive any money.
• Withdrawals may also be subject to ordinary income taxes, and a 10% additional federal tax if you are under age 59 1⁄2, and the amount of Contract Value available for withdrawal may be affected by the Daily Adjustment (which can be negative).
• For tax purposes in most instances, withdrawals from Non-Qualified Contracts are considered to come from earnings first, not Purchase Payments.
Transfer Fee
The first twelve transfers between Variable Options every Contract Year are free. After that, we deduct a $25 transfer fee for each additional transfer. We count all transfers made in the same Business Day as one transfer. We do not count transfers between the Variable Options and Index Options or reallocation of Index Option Value among the Index Options against the free transfers we allow and these transfers are not subject to a transfer fee. The transfer fee continues to apply under death benefit payment Option B, and with optional payments under death benefit payment Option C as noted in section 9, Death Benefit.
We deduct the transfer fee on a dollar for dollar basis from the amount of Variable Account Value being transferred before allocating the remaining Variable Account Value to your selected Variable Options. We do not treat the deduction of the transfer fee as a withdrawal when computing total Purchase Payments adjusted for withdrawals under the Traditional Death Benefit.
Premium Tax
Premium tax is based on your state of residence at the time you make each Purchase Payment. In states that assess a premium tax, we do not currently deduct it from the Contract, although we reserve the right to do so in the future. Premium tax normally ranges from 0% to 3.5% of the Purchase Payment, depending on the state or governmental entity.
Income Tax
Currently, we do not deduct any Contract related income tax we incur, although we reserve the right to do so in the future.

Allianz Index Advantage NF® Variable Annuity Prospectus – [Date to be added by amendment prior to effectiveness]

Variable Option Expenses
The Variable Options' assets are subject to operating expenses (including management fees). These expenses are described in the Fee Tables and in the Variable Options' prospectuses. These expenses reduce the Variable Options' performance and, therefore, negatively affect your Contract Value and any payments based on Contract Value. The Variable Options’ investment advisers provided us with the expense information in this prospectus and we did not independently verify it.

7.  Access to Your Money
Your Contract Value is available under the following circumstances:
•	by taking a withdrawal;
•	by taking required minimum distributions (Qualified Contracts only) as discussed in “Minimum Distribution Program and Required Minimum Distribution (RMD) Payments” later in this section;
•	by taking Annuity Payments; or
•	when we pay a death benefit.
You can take withdrawals during the Accumulation Phase. We process withdrawal requests based on values next determined after receipt of the request in Good Order at our Service Center. Values are normally determined at the end of each Business Day. We process any withdrawal request received at or after the end of the current Business Day using values determined on the next Business Day.
Any partial withdrawal must be for at least $100.* The Contract Value after a partial withdrawal must be at least $2,000.* We reserve the right to treat a partial withdrawal that reduces the Contract Value below this minimum as a full withdrawal.
*	Does not apply to required minimum distributions.
We deduct any partial withdrawal (including any withdrawal charge) proportionately from each Allocation Option unless you provide us with alternate instructions.
When you take a full withdrawal, we process your request on the Business Day we receive it in Good Order at our Service Center as follows:
•	total Contract Value,
•	less any final rider fee and final contract maintenance charge, and
•	less any withdrawal charge.
See the Fee Tables and section 6, Expenses for a discussion of these charges.
We pay withdrawals promptly, but in no event later than seven days after receipt of your request in Good Order at our Service Center, unless the suspension of payments or transfers provision is in effect (see the discussion later in this section).
• Withdrawals may be subject to a withdrawal charge, ordinary income taxes, and a 10% additional federal tax if you are under age 59 1⁄2, and the amount of Contract Value available for withdrawal may be affected by the Daily Adjustment (which can be negative).
• We may be required to provide information about you or your Contract to government regulators. We may also be required to stop Contract disbursements and thereby refuse any transfer requests, and refuse to pay any withdrawals, surrenders, or death benefits until we receive instructions from the appropriate regulator. If, pursuant to SEC rules, the AZL Government Money Market Fund suspends payment of redemption proceeds in connection with a fund liquidation, we will delay payment of any transfer, partial withdrawal, surrender, or death benefit from the AZL Government Money Market Fund subaccount until the fund is liquidated.
Free Withdrawal Privilege
Each Contract Year, you can withdraw up to 10% of your total Purchase Payments without incurring a withdrawal charge (the free withdrawal privilege). Any unused free withdrawal privilege in one Contract Year is not added to the amount available next year. Purchase Payment withdrawals that are outside the six year withdrawal charge period are not subject to a withdrawal charge and do not reduce your free withdrawal privilege. Required minimum distribution payments are not subject to a withdrawal charge, but do reduce your free withdrawal privilege.

Allianz Index Advantage NF® Variable Annuity Prospectus – [Date to be added by amendment prior to effectiveness]

The free withdrawal privilege is not available upon a full withdrawal.
Systematic Withdrawal Program
The systematic withdrawal program can provide automatic withdrawal payments to you. You can request to receive these withdrawal payments monthly, quarterly, semi-annually or annually. However, if your Contract Value is less than $25,000, we only make annual payments. The minimum amount you can withdraw under this program is $100 and there is no maximum. During the withdrawal charge period (if applicable), systematic withdrawals in excess of the free withdrawal privilege are subject to a withdrawal charge. We make systematic withdrawals on the ninth of the month, or the next Business Day if the ninth is a non-Business Day. We must receive your systematic withdrawal program form instructions in Good Order at our Service Center before the end of the Business Day before we process these withdrawals, or your program does not begin until the next month. This program ends at your request or when you withdraw your total Contract Value. However, we reserve the right to discontinue or modify the systematic withdrawal program at any time and for any reason.
• Ordinary income taxes and tax penalties may apply to systematic withdrawals.
• The systematic withdrawal program is not available while you are receiving required minimum distribution payments.
Minimum Distribution Program and Required Minimum Distribution (RMD) Payments
If you own an IRA or SEP IRA Contract, you can participate in the minimum distribution program during the Accumulation Phase. If you have an Inherited IRA Contract we generally require you to participate in the minimum distribution program when you purchase this Contract. Under this program, we make payments to you designed to meet the applicable minimum distribution requirements imposed by the Code for this Qualified Contract. RMD payments are not subject to a withdrawal charge, but they reduce the free withdrawal privilege amount during the Contract Year. We can make payments to you on a monthly, quarterly, semi-annually or annually. However, if your Contract Value is less than $25,000, we only make annual payments. You cannot aggregate RMD payments between this Contract and other qualified contracts that you own. We make RMD payments on the ninth of the month, or the next Business Day if the ninth is a non-Business Day. We must receive your program form instructions in Good Order at our Service Center before the end of the Business Day before we process these payments, or your program does not begin until the next month.
• You should consult a tax adviser before purchasing a Qualified Contract that is subject to RMD payments.
• The minimum distribution program is not available while you are receiving systematic withdrawals.
Waiver of Withdrawal Charge Benefit
After the first Contract Year, if any Owner becomes confined to a nursing home for a period of at least 90 consecutive days and a physician certifies that continued confinement is necessary, you can take withdrawals and we waive the withdrawal charge. This waiver is not available if any Owner was confined to a nursing home on the Issue Date. We base this benefit on the Annuitant for non-individually owned Contracts. We must receive proof of confinement in Good Order for each withdrawal before we waive the withdrawal charge.
Suspension of Payments or Transfers
We may be required to suspend or postpone transfers or payments for withdrawals for more than seven days after receipt of your request in Good Order at our Service Center, for any period when:
•	the New York Stock Exchange is closed (other than customary weekend and holiday closings);
•	trading on the New York Stock Exchange is restricted;
•	an emergency (as determined by the SEC) exists as a result of which disposal of the Variable Option shares is not reasonably practicable or we cannot reasonably value the Variable Option shares; or
•	during any other period when the SEC, by order, so permits for the protection of Owners.

Allianz Index Advantage NF® Variable Annuity Prospectus – [Date to be added by amendment prior to effectiveness]

8.  The Annuity Phase
Prior to annuitization, you can surrender your Contract and receive your total Contract Value (less any applicable final rider fee, contract maintenance charge, and withdrawal charge). If you surrender your Contract on any day other than a Term Start Date or Term End Date and you have Contract Value in the Index Precision Strategy, Index Guard Strategy, or Index Performance Strategy, we apply the Daily Adjustment to these Index Option Values before we deduct the final Contract fees and expenses.
Annuity Payments offer a guaranteed lifetime income stream with certain tax advantages and are designed for Owners who no longer need immediate access to Contract Value to meet their short-term income needs.
You can apply your Contract Value to regular periodic fixed Annuity Payments. The Payee receives the Annuity Payments. You receive tax reporting on the payments, whether or not you are the Payee. We may require proof of the Annuitant(s)’ age before we make any life contingent Annuity Payment. If you misstate the Annuitant(s)’ age or gender, we recalculate the Annuity Payments based on the correct age or gender.
Calculating Your Annuity Payments
We base Annuity Payments upon the following:
•	The Contract Value on the Annuity Date.
•	The age of the Annuitant and any joint Annuitant on the Annuity Date.
•	The gender of the Annuitant and any joint Annuitant where permitted.
•	The Annuity Option you select.
•	Your Contract’s interest rate (or current rates, if higher) and mortality table.
If the Annuity Date is not a Term End Date, Contract Value reflects the Daily Adjustment if you selected the Index Precision Strategy, Index Performance Strategy, or Index Guard Strategy. We guarantee the dollar amount of Annuity Payments and this amount remains fixed and does not change during the entire annuity payout option period that you selected, except as provided under Annuity Option 3. The contract maintenance charge is deducted proportionately from each Annuity Payment, unless your Contract Value on the last Business Day before the Annuity Date is at least $100,000.
Annuity Payment Options
You can choose one of the Annuity Options described below or any other payment option to which we agree. After Annuity Payments begin, you cannot change the Annuity Option.
Option 1. Life Annuity. We make Annuity Payments during the life of the Annuitant, and the last payment is the one that is due before the Annuitant’s death. If the Annuitant dies shortly after the Annuity Date, the Payee may receive less than your investment in the Contract.
Option 2. Life Annuity with Payments Over 5, 10, 15 or 20 Years Guaranteed. We make Annuity Payments during the life of the Annuitant, with payments for a minimum guaranteed period that you select.
Option 3. Joint and Last Survivor Annuity. We make Annuity Payments during the lifetimes of the Annuitant and the joint Annuitant. Upon the death of one Annuitant, Annuity Payments to the Payee continue during the lifetime of the surviving joint Annuitant, at a level of 100%, 75% or 50% selected by the Owner when he or she chose this Annuity Payment option. If both Annuitants die shortly after the Annuity Date, the Payee may receive less than your investment in the Contract.
Option 4. Joint and Last Survivor Annuity with Payments Over 5, 10, 15 or 20 Years Guaranteed. We make Annuity Payments during the lifetimes of the Annuitant and the joint Annuitant, with payments for a minimum guaranteed period that you select.
Option 5. Refund Life Annuity. We make Annuity Payments during the lifetime of the Annuitant, and the last payment is the one that is due before the Annuitant’s death. After the Annuitant’s death, the Payee may receive a lump sum refund. The amount of the refund equals the amount applied to this Annuity Option minus the total paid under this option.
Under Annuity Options 1, 3 and 5, if all Annuitants die on or after the Annuity Date and before we send the first Annuity Payment, we will cancel Annuity Payments and upon receipt of a Valid Claim we will pay the Contract Value determined on the Annuity Date to surviving individual Owner, or the Beneficiary(s) if there is no surviving Owner. If the Owner is a non-individual, we pay the Owner.

Allianz Index Advantage NF® Variable Annuity Prospectus – [Date to be added by amendment prior to effectiveness]

After the Annuitant’s death under Annuity Option 2, or the last surviving joint Annuitant's death under Annuity Option 4, we make Annuity Payments during the remaining guaranteed period in the following order based on who is still alive: the Payee, any surviving original Owner, the last surviving Owner’s Beneficiaries, or to the last surviving Owner’s estate if there are no remaining or named Beneficiaries.
Annuity Payments are usually lower if you select an Annuity Option that requires us to make more frequent Annuity Payments or to make payments over a longer period of time. If you choose life contingent Annuity Payments, payout rates for a younger Annuitant are lower than the payout rates for an older Annuitant and payout rates for life with a guaranteed period are typically lower than life only payments. Monthly payout rates are lower than annual payout rates, payout rates for a 20-year guaranteed period are less than payout rates for a 10-year guaranteed period, and payout rates for a 50-year-old Annuitant are less than payout rates for a 70-year-old Annuitant.
If you do not choose an Annuity Option before the Annuity Date, we make Annuity Payments to the Payee under Annuity Option 2 with ten years of guaranteed monthly payments.
When Annuity Payments Begin
Annuity Payments begin on the Annuity Date. Your scheduled Annuity Date is the first day of the calendar month following the later of: a) the Annuitant’s 90th birthday, or b) the tenth Contract Anniversary and is stated in your Contract. An earlier Annuity Date or a withdrawal may be required to satisfy minimum required distribution rules under certain Qualified Contracts. You can make an authorized request for a different, earlier or later Annuity Date after the Issue Date, but any such request is subject to applicable law and our approval. An earlier or later Annuity Date may not be available to you depending on the Financial Professional you purchase your Contract through and your state of residence. Your Annuity Date must be at least two years after the Issue Date.
If on the Annuity Date (which may occur as early as age 90 or as late as age 100) your Contract Value is greater than zero, you must annuitize the Contract. We notify you of your available options in writing 60 days in advance, including the option to extend your Annuity Date if available. If on your Annuity Date you have not selected an Annuity Option, we make payments under Annuity Option 2 with ten years of guaranteed monthly payments. Upon annuitization you no longer have Contract Value or a death benefit, and you cannot receive any other periodic withdrawals or payments other than Annuity Payments.

9.  Death Benefit
“You” in this section refers to the Owner, or the Annuitant if the Contract is owned by a non-individual.
The Contract provides the Traditional Death Benefit. If available, you can instead select the Maximum Anniversary Value Death Benefit at Contract issue for an additional rider fee if all Owners and the Annuitant are age 75 or younger. The Maximum Anniversary Value Death Benefit can only be added to a Contract at issue. The Maximum Anniversary Value Death Benefit cannot be less than the Traditional Death Benefit, but they may be equal. Please discuss this benefit’s appropriateness with your Financial Professional.
The death benefit is only available during the Accumulation Phase. If you or the Determining Life (Lives) die during the Accumulation Phase, we process the death benefit using prices determined after we receive the required information, which is either a Valid Claim or due proof of death as stated here. (For information on due proof of death see the Glossary – Valid Claim). If we receive this information at or after the end of the current Business Day, we use the next Business Day’s prices.
If there are multiple Beneficiaries, each Beneficiary receives the portion of the death benefit he or she is entitled to when we receive his or her Valid Claim. If a Beneficiary dies before you or the Designated Life, that Beneficiary’s interest in this Contract ends unless your Beneficiary designation specifies otherwise. If there are no remaining Beneficiaries, or no named Beneficiaries, we pay the death benefit to your estate, or if the Owner is a non-individual, to the Owner. Unless you instruct us to pay Beneficiaries a specific percentage of the death benefit, he or she each receives an equal share.
Each Beneficiary’s portion of the death benefit remains in the Allocation Options based on the allocation instructions that were in effect on the date of death until we receive his or her Valid Claim and we either pay the claim or the Beneficiary provides alternate allocation instructions. If there is Variable Account Value in the AZL Government Money Market Fund on the date of death, it remains there until the earlier of the next Index Anniversary, or the date we receive a Valid Claim.

Allianz Index Advantage NF® Variable Annuity Prospectus – [Date to be added by amendment prior to effectiveness]

If an Index Anniversary occurs before we receive a Valid Claim, we will transfer that Beneficiary’s portion of the Variable Account Value to the Allocation Options based on the allocation instructions that were in effect on the date of death.
From the time we determine the death benefit until we make a complete distribution, any amount in the Allocation Options continues to be subject to investment risk that is borne by the recipient(s). Once we receive notification of death, we may no longer accept or process transfer requests. After we receive the first Valid Claim from any Beneficiary we also will not accept additional Purchase Payments or allow any partial or full withdrawals unless the withdrawal is required to comply with federal tax law.
On the first death of a Determining Life during the Accumulation Phase, if your selected death benefit is in effect your Beneficiary(s) will receive the greater of the Contract Value or the Guaranteed Death Benefit Value. The Guaranteed Death Benefit Value is either:
•	total Purchase Payments adjusted for withdrawals if you select the Traditional Death Benefit, or
•	the Maximum Anniversary Value if you select the Maximum Anniversary Value Death Benefit.
If the date we are determining the death benefit is not the Term End Date and you selected the Index Precision Strategy, Index Guard Strategy, or Index Performance Strategy, Contract Value reflects the Daily Adjustment. Withdrawals reduce your Guaranteed Death Benefit Value by the percentage of Contract Value withdrawn, determined at the end of each Business Day. Withdrawals include all withdrawals (even Penalty-Free Withdrawals) and any withdrawal charges, but not amounts we withdraw for other Contract fees and expenses.
Maximum Anniversary Value
The Maximum Anniversary Value is initially equal to the Purchase Payment received on the Issue Date. At the end of each Business Day, we adjust the Maximum Anniversary Value as follows.
•	We increase it by the amount of any additional Purchase Payments.
•	We reduce it by the percentage of any Contract Value withdrawn.
If the Index Effective Date occurs after the Issue Date, the Maximum Anniversary Value on the Index Effective Date is calculated in the same way as on an Index Anniversary.
On each Index Anniversary before the end date (or on the next Business Day if the Index Anniversary is not on a Business Day) the Maximum Anniversary Value is equal to the greater of:
•	its current value after processing any additional Purchase Payments or withdrawals, or
•	the Contract Value determined at the end of the Business Day after we process all daily transactions including Credits, any additional Purchase Payments or withdrawals, and amounts we withdraw for Contract expenses. Contract Value reflects the Daily Adjustment if you select a 3-year Term Index Option and this anniversary is not a Term End Date.
On and after the end date, we no longer make this comparison and we no longer capture any annual investment gains in the Maximum Anniversary Value.
The end date occurs on the earliest of:
•	the older Determining Life’s 91st birthday, or
•	the end of the Business Day we receive the first Valid Claim from any one Beneficiary.
What Happens Upon Death?
If you are the Determining Life, or if you and the Determining Life (Lives) are different individuals and die simultaneously as defined by applicable state law or regulation, we determine the Guaranteed Death Benefit Value at the end of the Business Day we receive a Valid Claim. For multiple Beneficiaries, each surviving Beneficiary receives the greater of:
•	their portion of the Guaranteed Death Benefit Value determined at the end of the Business Day we receive the first Valid Claim from any one Beneficiary, or
•	their portion of the Contract Value determined at the end of the Business Day during which we receive his or her Valid Claim.

Allianz Index Advantage NF® Variable Annuity Prospectus – [Date to be added by amendment prior to effectiveness]

If you and the Determining Life (Lives) are different individuals and do not die simultaneously, the death benefit is as follows. This can only occur if you change the Owner after the Issue Date.
•	If a Determining Life dies before you, we do not pay a death benefit to the Beneficiary(s) but we may increase the Contract Value if the Traditional Death Benefit or Maximum Anniversary Value Death Benefit are still in effect. At the end of the Business Day we receive due proof of a Determining Life’s death we increase the Contract Value to equal the Guaranteed Death Benefit Value if greater, and your selected death benefit ends. We allocate any Contract Value increase to the Allocation Options according to your Purchase Payment default instructions.
•	Upon your death your Beneficiary(s) receive the Contract Value determined at the end of the Business Day during which we receive each Beneficiary’s Valid Claim.
The Traditional Death Benefit and Maximum Anniversary Value Death Benefit end upon the earliest of the following.
•	The Business Day before the Annuity Date.
•	The Business Day that the Guaranteed Death Benefit Value and Contract Value are both zero.
•	Upon the death of a Determining Life, the end of the Business Day we receive a Valid Claim from all Beneficiaries if you and the Determining Life are the same individuals, or if you and the Determining Life (Lives) are different individuals and die simultaneously as defined by applicable state law or regulation.
•	Upon the death of a Determining Life, the end of the Business Day we receive due proof of the Determining Life’s death if you and the Determining Life (Lives) are different individuals and do not die simultaneously.
•	Upon the death of an Owner (or Annuitant if the Owner is a non-individual), the end of the Business Day we receive the first Valid Claim from any one Beneficiary, if the Owner (or Annuitant) is no longer a Determining Life.
•	The Business Day the Contract ends.

We base the Guaranteed Death Benefit Value on the first death of a Determining Life (or Lives). This means that upon the death of an Owner (or Annuitant if the Owner is a non-individual), if a surviving spouse continues the Contract:
• the Guaranteed Death Benefit Value is no longer available, and
• if you selected the Maximum Anniversary Value Death Benefit, we no longer assess its 0.20% rider fee.
Also, if you and the Determining Life (Lives) are different individuals and you die first, the Guaranteed Death Benefit Value is not available to your Beneficiary(s).
Death of the Owner and/or Annuitant
The Appendix A to the Form N-4 SAI includes tables that are intended to help you better understand what happens upon the death of any Owner and/or Annuitant under the different portions of the Contract.
Death Benefit Payment Options During the Accumulation Phase
Each Beneficiary must select one of the death benefit payment options listed below.
If a Beneficiary requests a lump sum payment under Option A, we pay that Beneficiary within seven days of receipt of his or her Valid Claim, unless the suspension of payments or transfers provision is in effect. Payment of the death benefit may be delayed, pending receipt of any state forms.
Spousal Continuation: If the Beneficiary is the deceased Owner’s spouse, he or she can choose to continue the Contract with the portion of the death benefit the spouse is entitled to in his or her own name. For an IRA, Roth IRA, or SEP IRA Contract, spousal continuation can only occur if the surviving spouse is the Contract’s sole primary Beneficiary. For non-individually owned Contracts, spousal continuation is only available to Qualified Contracts through a direct rollover to an IRA. Spouses must qualify as such under federal law to continue the Contract. Individuals who have entered into a registered domestic partnership, civil union, or other similar relationship that is not considered to be a marriage under state law are also not considered to be married under federal law. An election by the spouse to continue the Contract must be made on the death claim form before we pay the death benefit. If the deceased Owner was a Determining Life and the surviving spouse Beneficiary continues the Contract, at the end of the Business Day we receive his or her Valid Claim we increase the Contract Value to equal the Guaranteed Death Benefit Value if greater and available, and your selected death benefit ends. We allocate any Contract Value increase to the Allocation Options according to Purchase Payment default instructions. If the surviving spouse continues the Contract:
•	he or she becomes the new Owner and may exercise all of the Owner’s rights, including naming a new Beneficiary or Beneficiaries;

Allianz Index Advantage NF® Variable Annuity Prospectus – [Date to be added by amendment prior to effectiveness]

•	he or she is subject to any remaining withdrawal charge; and
•	upon the surviving spouse’s death their Beneficiary(s) receive the Contract Value determined at the end of the Business Day during which we receive a Valid Claim from each Beneficiary.
Death Benefit Payment Options
Option A: Lump sum payment of the death benefit.
Option B: Payment of the entire death benefit within five years of the date of any Owner’s death. The Beneficiary can continue to make transfers between Allocation Options and is subject to a transfer fee and a 1.25% m&e charge for any amounts allocated to the Variable Options.
Option C: If the Beneficiary is an individual, payment of the death benefit as Annuity Payments under Annuity Options 1, 2 or 5. With our written consent other options may be available for payment over a period not extending beyond the Beneficiary’s life expectancy under which the Beneficiary can continue to make transfers between Allocation Options and is subject to a transfer fee and a 1.25% m&e charge for any amounts allocated to the Variable Options. Option C may not be available on a Qualified Contract.
Distribution from Non-Qualified Contracts must begin within one year of the date of the Owner’s death. Any portion of the death benefit from Non-Qualified Contracts not applied to Annuity Payments within one year of the date of the Owner’s death must be distributed within five years of the date of death.
If a Non-Qualified Contract is owned by a non-individual, then we treat the death of an Annuitant as the death of an Owner for purposes of the Code’s distribution at death rules, which are set forth in Section 72(s) of the Code.
In all events, notwithstanding any provision to the contrary in the Contract or this prospectus, a Non-Qualified Contract is interpreted and administered in accordance with Section 72(s) of the Code.
Other rules may apply to Qualified Contracts.

10.  Taxes
This section provides a summary explanation of the tax ramifications of purchasing a Contract. More detailed information about product taxation is contained in the Statement of Additional Information, which is available by calling the toll-free telephone number at the back of this prospectus. We do not provide individual tax advice. You should contact your tax adviser to discuss this Contract’s effects on your personal tax situation.
Qualified and Non-Qualified Contracts
You can purchase either a Qualified Contract or a Non-Qualified Contract. A Qualified Contract is purchased pursuant to a specialized provision of the Code. For example, a Contract may be purchased pursuant to Section 408 of the Code as an IRA.
Qualified Contracts are subject to certain restrictions, including restrictions on the amount of annual contributions, restrictions on how much you can earn and still be able to contribute to a Qualified Contract, and specialized restrictions on withdrawals. Qualified Contracts must be purchased from earned income from the relevant year or years, or from a rollover or transfer from a qualified contract. An IRA to IRA indirect rollover can occur only once in any twelve-month period from all of the IRAs you currently own.
Currently, we offer the following types of Qualified Contracts.
Type of Contract	Persons and Entities that can buy the Contract
IRA	Must have the same individual as Owner and Annuitant.
Roth IRA	Must have the same individual as Owner and Annuitant.
Simplified Employee Pension (SEP) IRA	Must have the same individual as Owner and Annuitant.
Certain Code Section 401 Plans	A qualified retirement plan is the Owner and the Annuitant must be an individual. We may determine which types of qualified retirement plans are eligible to purchase this Contract.
Inherited IRA and Inherited Roth IRA	Must have the same individual as Owner and Annuitant. The deceased owner of the previously held tax-qualified arrangement will also be listed in the titling of the Contract.

Allianz Index Advantage NF® Variable Annuity Prospectus – [Date to be added by amendment prior to effectiveness]

If you purchase a Qualified Contract, you already receive the benefit of tax deferral through the qualified plan, and so you should purchase this Contract for purposes other than tax deferral.
You can instead purchase a Non-Qualified Contract, which is not qualified pursuant to a specialized provision of the Code. There are no Code restrictions on annual contributions to a Non-Qualified Contract or how much you can earn and still contribute to a Contract.
Taxation of Annuity Contracts
The Contract has the following tax characteristics.
•	Taxes on earnings are deferred until you take money out. Non-Qualified Contracts owned by corporations or partnerships do not receive income tax deferral on earnings.
•	When you take money out of a Non-Qualified Contract, earnings are generally subject to federal income tax and applicable state income tax. All pre-tax money distributed from Qualified Contracts are subject to federal and state income tax, but qualified distributions from Roth IRA Contracts are not subject to federal income tax. This prospectus does not address specific state tax laws. You should discuss state taxation with your tax adviser.
•	Taxable distributions are subject to an ordinary income tax rate, rather than a capital gains rate.
•	Distributions from Non-Qualified Contracts are considered investment income for purposes of the Medicare tax on investment income. Thus, in certain circumstances, a 3.8% tax may apply to some or all of the taxable portion of distributions (e.g. earnings) to individuals whose income exceeds certain threshold amounts ($200,000 for filing single, $250,000 for married filing jointly and $125,000 for married filing separately.) Please consult a tax advisor for more information.
•	If you take partial withdrawals from your Non-Qualified Contract, the withdrawals are generally taxed as though you were paid taxable earnings first, and then as a non-taxable return of Purchase Payments.
•	If you annuitize your Non-Qualified Contract and receive a stream of Annuity Payments, you receive the benefit of the exclusion ratio. The exclusion ratio is a calculation that causes a portion of each Annuity Payment to be non-taxable, based upon the percentage of your Contract Value that is from Purchase Payments. Purchase Payments are treated as a non-taxable return of principal, whereas earnings are taxable.
•	If you take partial withdrawals or annuitize a Qualified Contract, you will be responsible for determining what portion, if any, of the distribution consists of after-tax money.
•	If you take out earnings before age 59 1⁄2, you may be subject to a 10% additional federal tax, unless you take a lifetime annuitization of your Contract or you take money out in a stream of substantially equal payments over your expected life in accordance with the requirements of the Code.
•	A pledge, assignment, or ownership change of a Contract may be treated as a taxable event. You should discuss any pledge, assignment, or ownership change of a Contract with your tax adviser.
•	If you purchase multiple non-qualified deferred annuity contracts from an affiliated group of companies in one calendar year, these contracts are treated as one contract for purposes of determining the tax consequences of any distribution.
•	Death benefit proceeds from Non-Qualified Contracts are taxable to the beneficiary as ordinary income to the extent of any earnings. Death benefit proceeds must be paid out in accordance with the requirements of the Code.
•	Depending upon the type of Qualified Contract you own, required minimum distributions (RMDs) must be satisfied when you reach a certain age. If you enroll in our minimum distribution program, we make RMD payments to you that are designed to meet this Contract’s RMD requirements.
•	When you take money out of a Contract, we may deduct premium tax that we pay on your Contract. This tax varies from 0% to 3.5%, depending on your state. Currently, we pay this tax and do not pass it on to you.
Tax-Free Section 1035 Exchanges
Subject to certain restrictions, you can make a “tax-free” exchange under Section 1035 of the Code for all or a portion of one non-qualified annuity contract for another, or all of a life insurance policy for a non-qualified annuity contract. Before making an exchange, you should compare both contracts carefully. Remember that if you exchange a life insurance policy or annuity contract for the Contract described in this prospectus:
•	you might have to pay a withdrawal charge on your previous contract,
•	there is a new withdrawal charge period for this Contract,
•	other charges under this Contract may be higher (or lower),
•	the benefits may be different, and

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•	you no longer have access to any benefits from your previous contract.
If the exchange does not qualify for Section 1035 treatment, you also may have to pay federal income tax, including a possible additional federal tax, on the exchange. You should not exchange an existing life insurance policy or another annuity contract for this Contract unless you determine the exchange is in your best interest and not just better for the person selling you the Contract who generally earns a commission on each sale. You should consult a tax adviser to discuss the potential tax effects before making a 1035 exchange.

11.  Other Information
The Registered Separate Account
We established Allianz Life Variable Account B (the Separate Account) as a separate account under Minnesota insurance law on May 31, 1985. The Separate Account is registered with the SEC as a unit investment trust under the Investment Company Act of 1940. The SEC does not supervise our management of the Separate Account.
The Separate Account holds the Variable Options' shares that have been purchased with Contract assets. We keep the Separate Account assets separate from the assets of our general account and other separate accounts, including the non-unitized separate accounts we established in connection with the Index Options. The Separate Account is divided into subaccounts, each of which invests exclusively in a single Variable Option.
We own the assets of the Separate Account. We credit gains to or charge losses against the Separate Account, whether or not realized, without regard to the performance of other investment accounts. The Separate Account’s assets are insulated, so that the assets cannot be used to pay any of our liabilities, other than those arising from the investment of Contract assets in the Variable Options.
If the Separate Account’s assets exceed the required reserves and other liabilities, we may transfer the excess to our general account, to the extent of seed money invested by us or earned fees and expenses. The obligations under the Contracts are obligations of Allianz Life.
Our General Account
Our general account holds all our assets other than assets in our separate accounts. We own our general account assets, and, subject to applicable law, have sole investment discretion over them. The assets are subject to our general business operation liabilities and claims of our creditors and may lose value. We have not registered our general account as an investment company under the Investment Company Act of 1940.
Our general account assets fund guarantees provided in the Contracts, including obligations associated with the death benefit. Contract Value that you apply to Annuity Payments becomes part of our general account.
Our Unregistered Separate Account
We hold the assets you allocate to the Index Options in Separate Account IANA, which we established under Minnesota Insurance Law solely for the purpose of supporting our obligations to pay Credits. We invest the assets in Separate Account IANA in hedging instruments, including derivative hedging instruments such as put and call options, as well as cash and fixed income securities. Like our general account, the assets in Separate Account IANA are subject to our general business operation liabilities and the claims of our creditors. An Owner who allocates Contract Value to an Index Option does not have any interest in or claim on the assets in Separate Account IANA. In addition, neither the Owner nor these Index Options participate in any way in the performance of assets held in Separate Account IANA.
Distribution
Allianz Life Financial Services, LLC (ALFS), a wholly owned subsidiary of Allianz Life Insurance Company of North America, serves as principal underwriter for the Contracts. ALFS is a limited liability company organized in Minnesota, and is located at 5701 Golden Hills Drive, Minneapolis, MN 55416. ALFS is registered as a broker-dealer with the SEC under the Securities Exchange Act of 1934, as well as with the securities commissions in the states in which it operates, and is a member of the Financial Industry Regulatory Authority (FINRA). ALFS is not a member of Securities Investors Protection Corporation. More information about ALFS is available at www.finra.org or by calling 1-800-289-9999. You also can obtain an investor brochure from FINRA describing its Public Disclosure Program.
We have entered into a distribution agreement with ALFS for the distribution of the Contracts. ALFS also may perform various administrative services on our behalf.

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We may fund ALFS operating and other expenses, including:
•	overhead,
•	legal fees,
•	accounting fees,
•	Financial Professional training,
•	compensation for the ALFS management team, and
•	other expenses associated with the Contracts.
Financial Professionals and their managers may also be eligible for various benefits, such as production incentive bonuses, insurance benefits, and non-cash compensation items that we may provide jointly with ALFS. Non-cash items include conferences, seminars and trips (including travel, lodging and meals in connection therewith), entertainment, awards, merchandise and other similar items.
ALFS does not itself sell the Contracts on a retail basis. Rather, ALFS enters into selling agreements with other broker-dealers registered under the 1934 Act (selling firms) for the sale of the Contracts. We pay sales commissions to the selling firms and their Financial Professionals. The maximum commission payable to the selling firms for Contract sales is expected to not exceed 6% of Purchase Payments. Sometimes, we enter into an agreement with a selling firm to pay commissions as a combination of a certain amount of the commission at the time of sale and a trail commission which, when totaled, could exceed 6% of Purchase Payments.
We and/or ALFS may make bonus payments to certain selling firms based on aggregate sales of our variable insurance contracts (including this Contract) or persistency standards, or as part of a special promotion. These additional payments are not offered to all selling firms, and the terms of any particular agreement governing the payments may vary among selling firms. In some instances, the amount paid may be significant.
A portion of the payments made to selling firms may be passed on to their Financial Professionals. Financial Professionals may receive cash and non-cash compensation and other benefits. Ask your Financial Professional for further information about what they and their firm may receive in connection with your purchase of a Contract.
Commissions paid on the Contract, including other incentives or payments, are not charged directly to the Owners or the Separate Account. We intend to recover commissions and other expenses indirectly through fees and expenses imposed under the Contract.
Broker-dealers and their Financial Professionals and managers involved in sales of the Contracts may receive payments from us for administrative and other services that do not directly involve the sale of the Contracts, including payments made for recordkeeping, the recruitment and training of personnel, production of promotional literature and similar services. In addition, certain firms and their Financial Professionals may receive compensation for distribution and administrative services when acting in a wholesaling capacity and working with retail firms.
In certain instances, we and/or ALFS may make payments to a broker-dealer for inclusion of this Contract in its list of products that it offers for sale.
We and/or ALFS may pay certain selling firms additional marketing support allowances for:
•	marketing services and increased access to their Financial Professionals;
•	sales promotions relating to the Contracts;
•	costs associated with sales conferences and educational seminars;
•	the cost of client meetings and presentations; and
•	other sales expenses incurred by them.
We retain substantial discretion in determining whether to grant a marketing support payment to a particular broker-dealer firm and the amount of any such payment.
We may also make payments for marketing and wholesaling support to broker-dealer affiliates of Variable Options that are available through the variable annuities we offer.
Additional information regarding marketing support payments can be found in the Distributor section of the Statement of Additional Information.

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The Variable Options may assess a Rule 12b-1 fee. These fees are paid to ALFS as consideration for providing distribution and certain other services and incurring certain expenses permitted under the Variable Option’s plan. These fees typically equal 0.25% of a Variable Option’s average daily net assets.
In certain instances, an investment adviser and/or subadviser (and/or their affiliates) of a Variable Option may make payments for administrative services to ALFS or its affiliates.
We offer the Contracts to the public on a continuous basis. We anticipate continuing to offer the Contracts but reserve the right to discontinue the offering.
Additional Credits for Certain Groups
We may credit additional amounts to a Contract instead of modifying charges because of special circumstances that result in lower sales or administrative expenses or better than expected mortality or persistency experience.
Administration/Allianz Service Center
The Allianz Service Center performs certain administrative services regarding the Contracts and is located at 5701 Golden Hills Drive, Minneapolis, Minnesota. The Service Center mailing address and telephone number are listed at the back of this prospectus. The administrative and routine customer services performed by our Service Center include processing and mailing of account statements and other mailings to Owners, responding to Owner correspondence and inquiries. Allianz Life also contracts with Tata Consultancy Services (Tata) located at #42(P) & 45(P), Think Campus, Electronic City, Phase II, Bangalore, Karnataka 560100, India, to perform certain administrative services including:
•	issuance and maintenance of the Contracts,
•	maintenance of Owner records, and
•	routine customer service including:
–	processing of Contract changes,
–	processing withdrawal requests (both partial and total), and
–	processing requests for fixed annuity payments.
Services performed by Tata are overseen and quality control checked by our Service Center.
To reduce expenses, only one copy of most financial reports and prospectuses, including reports and prospectuses for the Variable Options, may be mailed to your household, even if you or other persons in your household have more than one contract issued by us or our affiliate. Call our Service Center at the toll-free telephone number listed at the back of this prospectus if you need additional copies of financial reports, prospectuses, or annual and semiannual reports, or if you would like to receive one copy for each contract in future mailings.
Legal Proceedings
We and our subsidiaries, like other life insurance companies, from time to time are involved in legal proceedings of various kinds, including regulatory proceedings and individual and class action lawsuits. In some legal proceedings involving insurers, substantial damages have been sought and/or material settlement payments have been made. Although the outcome of any such proceedings cannot be predicted with certainty, we believe that, at the present time, there are no pending or threatened legal proceedings to which we, the Separate Account, or ALFS is a party that are reasonably likely to materially affect the Separate Account, our ability to meet our obligations under the Contracts, or ALFS ability to perform its obligations.
Status Pursuant to Securities Exchange Act of 1934
Allianz Life hereby relies on the exemption provided by Rule 12h-7 under the Securities Exchange Act of 1934 from the requirement to file reports pursuant to Section 15(d) of that Act.

12.  Information on Allianz Life
Allianz Life is a stock life insurance company organized under the laws of the State of Minnesota in 1896. Our address is 5701 Golden Hills Drive, Minneapolis, MN 55416. We are a wholly owned subsidiary of Allianz of America, Inc. (AZOA), a financial holding company. AZOA is a wholly owned subsidiary of Allianz Europe, B.V., which in turn is a wholly owned subsidiary of Allianz SE, which is registered in Munich, Germany. We currently offer fixed index annuities, variable annuities, individual life insurance, and registered index-linked annuities. We are licensed to do direct business in 49 states and the District of Columbia.

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Directors, Executive Officers and Corporate Governance
[To be updated by amendment prior to effectiveness.]
BOARD OF DIRECTORS
The Board currently consists of seven members, including our Chair, our President and Chief Executive Officer, our Chief Financial Officer and Treasurer, three independent outside board members, and one non-independent board member. Age and positions are provided as of December 31, 2020, except as otherwise noted.
The Board holds regular quarterly meetings, generally in February, April/May, July/August, and October/November of each year, and holds special meetings or takes action by unanimous written consent as circumstances warrant. The Board has standing Executive, Audit, and Nomination, Evaluation and Compensation Committees, each of which is described in further detail below. One director was absent from one Board meeting to which the director was assigned in 2020. In 2020, the Board acted three times by unanimous written action.
The current members of our Board are as follows.
Jacqueline Hunt
Director and Chair of the Board
Jacqueline Hunt, age 52, currently serves as the Chair of Allianz Life’s Board of Directors since July 22, 2016. She also serves as the Chair of the Board of Management of Allianz Asset Management GmbH, is a Member of the Board of Management of Allianz SE, Asset Management, US Life Insurance, and the Chair and President of Allianz Foundation for North America. She is also a member of the Board of Trustees of the American Institute for Contemporary German Studies since June 2017. Prior to this, she was the Executive Director of Prudential plc and the Chief Executive of Prudential UK, Europe and Africa from 2013 to 2016.
Ms. Hunt brings to the Board extensive experience in the financial services and insurance industries, as well as extensive experience in investments and asset management, including serving as a Member of the Board of Management of Allianz SE, Asset Management, US Life Insurance.
Walter R. White
Director, President and Chief Executive Officer
Walter R. White, age 64, joined Allianz Life in 2009, and currently serves as the President and Chief Executive Officer, and as a member of the Board of Directors since January 1, 2012. Mr. White also serves as the Chair of the Board and the Chief Executive Officer of Allianz Life Insurance Company of New York (Allianz Life of New York), the President of AZOA Services Corporation, and the Chair of its Shared Plans Management Committee. Mr. White also serves as a Governor of Allianz Individual Insurance Group, LLC, Allianz Investment Management LLC, and TruChoice Financial Group, LLC, respectively. In addition, Mr. White serves as a Director of AZOA Services Corporation, Questar Capital Corporation, and Questar Agency, Inc., respectively. Mr. White is responsible for leading and overseeing Allianz Life and Allianz Life of New York and providing strategic management and direction. Mr. White served as Chair, Chief Executive Officer and President of Allianz Life and Annuity Company from 2012 to 2017, and as a Director of Allianz Technology of America, Inc. from 2013 to 2015.
Mr. White brings to the Board extensive financial services and brokerage experience as well as key strategic planning and leadership skills developed as the Chief Executive Officer of Allianz Life and the former President of Woodbury Financial.
William E. Gaumond
Director, Senior Vice President, Chief Financial Officer and Treasurer
William E. Gaumond, age 47, joined Allianz Life in 2004 and currently serves as Senior Vice President, Chief Financial Officer and Treasurer, and as a member of the Board of Directors since January 1, 2016. He also serves as a Director, and the Chief Financial Officer and Treasurer of Allianz Life of New York. Mr. Gaumond also serves as the Chief Financial Officer and Treasurer of Allianz Foundation for North America, and as a Governor of TruChoice Financial Group, LLC and Allianz Life Financial Services, LLC, respectively. Mr. Gaumond also serves as a Director and President of Allianz Fund Investments, Inc., AZL PF Investments, Inc., Dresdner Kleinwort Pfandbriefe Investments II, Inc., and PFP Holdings, Inc., respectively. Mr. Gaumond is also a Director of Questar Agency, Inc., Questar Asset Management, Inc., Questar Capital Corporation, Yorktown Financial Companies, Inc., Allianz of America, Inc., Allianz Real Estate of America LLC, and Allianz Technology of America, Inc., respectively. He is also a Director and the Senior Vice President of AZOA Services Corporation. Mr. Gaumond also serves as a Director and the Chief Financial Officer and Treasurer of

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Allianz Finance Corporation. Mr. Gaumond is responsible for all finance and risk management functions, with oversight of the controller, financial planning, treasury, and corporate risk management areas. Prior to his current roles, Mr. Gaumond spent 12 years in a number of finance and investment-related positions at Allianz Life and its affiliates in various executive capacities, including as the Senior Vice President, Asset Liability and Investment Risk Management of Allianz Life and as the Vice President, Head of Asset Liability and Investment Risk Management of Allianz Life of New York from 2013 to 2015, respectively.
Mr. Gaumond brings to the Board extensive financial services, investment, and insurance industry experience, including serving as Chief Financial Officer and Treasurer of Allianz Life and Allianz Life of New York.
Howard Woolley
Director
[To be added by amendment prior to effectiveness]
Udo Frank
Director
Udo Frank, age 61, joined Allianz Life’s Board of Directors on May 1, 2015 and also serves as the Chair of its Audit Committee and as a member of its Nomination, Evaluation and Compensation Committee. Mr. Frank has over 30 years of experience in the financial services and insurance industries. Mr. Frank worked for various Allianz SE investment and asset management affiliates from 1994 to 2014, including serving in numerous executive positions. In 2001, Mr. Frank was appointed as the Global Chief Executive Officer of RCM Capital Management, LLC. In 2012, he was appointed the Head of Product Management and Chief Marketing Officer of Allianz Global Investors – U.S.
Mr. Frank brings to the Board extensive experience in the financial services and insurance industries, as well as extensive experience in investments and asset management.
Kevin E. Walker
Director
Kevin E. Walker, age 58, joined Allianz Life’s Board of Directors on May 23, 2017, and also serves as a member of its Audit Committee and its Nomination, Evaluation and Compensation Committee. Mr. Walker also serves on the Board of Directors of Allianz Life of New York as of October 1, 2018, and is a member of its Audit and Evaluation Committee and its Executive Committee. Mr. Walker serves as the Chair and Director of Allianz Reinsurance America, Inc., and is a member of its Audit Committee since January 1, 2017. Mr. Walker has over 30 years of insurance and financial services experience. Mr. Walker served at various Allianz affiliates throughout his career, most recently as the President and Chief Executive Officer of Allianz Reinsurance America, Inc. from 2015 to 2016. Prior to that, he was the Senior Vice President and Chief Financial Officer of Fireman’s Fund Insurance Company from 2011 to 2015, and the Senior Vice President of Group Planning and Controlling of Allianz SE from 2006 to 2010. He also served as the Senior Vice President and Chief Financial Officer, Retirement and Protection Division of Genworth Financial from 2010 to 2011. Mr. Walker also was employed by Allianz Life from 1995 to 2006 as the Vice President, Treasurer and Senior Investment Officer, following which he then served as the Senior Vice President and Senior Financial Officer for all product lines. Mr. Walker has also served as a director and officer for several other Allianz affiliates.
Mr. Walker brings to the Board extensive experience in the insurance industry, as well as extensive experience in finance and operations.
Anna Sophie Herken
Director
Anna Sophie Herken, age 49, joined Allianz Life’s Board of Directors on October 1, 2019. She also serves as the Business Division Head of Allianz Asset Management GmbH since April of 2018. Ms. Herken also serves as a board member of CPIC Fund Management Ltd. since July 2019. Prior to that, Ms. Herken was Chief Financial Officer and Chief Operating Officer of Hasso Plattner Capital Germany from 2016 to 2018, Managing Director of Hertie School of Governance GmbH from 2011 to 2016, Principal Adviser for the Office of the Secretary General at the European Bank for Reconstruction and Development from 2008 to 2010, and an Assistant Executive Secretary for the World Bank from 2005 to 2008. Ms. Herken was awarded as a “Top 40 under 40” leader by Capital 2011 and as a global member of the Remarkable Women Program 2015.  Ms. Herken holds a MBA from the University of Cambridge, Law and Judge Degrees.
Ms. Herken brings to the Board extensive experience in the financial service industry, as well as extensive experience in working for international financial organizations with a focus on finance and asset management.

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EXECUTIVE OFFICERS
The current executive officers (other than Messrs. White and Gaumond) are as follows. Age and positions are provided as of December 31, 2020, except as otherwise noted.
Eric J. Thomes
Senior Vice President, Chief Distribution Officer
Eric J. Thomes, age 48, joined Allianz Life in 1995 and currently serves as the Senior Vice President, Chief Distribution Officer of Allianz Life since April 1, 2019. He also serves as the President and a Director of Allianz Life of New York. Mr. Thomes also serves as a Governor, and as the Chief Executive Officer and Chief Manager of Allianz Life Financial Services, LLC. Mr. Thomes also serves as a Governor of Allianz Individual Insurance Group, LLC, and TruChoice Financial Group, LLC, respectively. He also serves as the Chair and as a Director of Yorktown Financial Companies, Inc., Questar Agency, Inc., Questar Asset Management, Inc., and Questar Capital Corporation, respectively. Mr. Thomes is responsible for the development, design and implementation of Allianz Life’s and Allianz Life of New York’s sales and distribution strategies. Prior to his current roles, Mr. Thomes served as the Field Senior Vice President, FMO Sales from 2009 to 2019. He also served as the President of Allianz Individual Insurance Group, LLC from 2005 to 2018.
Gretchen Cepek
Senior Vice President, General Counsel and Secretary
Gretchen Cepek, age 52, joined Allianz Life in 2009 and currently serves as Senior Vice President, General Counsel and Secretary since February 17, 2012. In this role, Ms. Cepek is responsible for the legal, ethics and compliance departments as well as government relations and the special investigations unit. She also serves as the Chief Legal Officer and Secretary of Allianz Life of New York, and General Counsel and Secretary of AZOA Services Corporation. Previously, Ms. Cepek served as the Secretary for Allianz Life and Annuity Company from 2012 to 2017, and the Vice President of Legal Business Operations, Distribution and Product Development of Allianz Life from 2009 to 2012. Ms. Cepek received her J.D. from Valparaiso University School of Law in 1993.
Jasmine M. Jirele
Senior Vice President, Chief Growth Officer
Jasmine Jirele, age 43, joined Allianz Life in 2018 and currently serves as the Senior Vice President, Chief Growth Officer of Allianz Life since October 1, 2018. Ms. Jirele is responsible for the oversight of new business strategy, product innovation, marketing, and corporate communications. Previously, Ms. Jirele was the Executive Vice President, Head of Customer Excellence at Wells Fargo Consumer Bank/Consumer Auto where she led the end-to-end customer experience strategy and delivery, building customer insights capabilities to leverage analytics, qualitative and quantitative research, and segmentation to drive business strategies. Prior to that, Ms. Jirele spent nine years at Allianz Life as the Senior Vice President of Enterprise Operations from 2012 to 2015,Vice President of Market Management and Product Innovation from 2009 to 2012, Director of Executive Projects from 2007 to 2009, and Director of Marketing/Communications from 2006 to 2007, respectively.
Catherine A. Mahone
Senior Vice President, Chief Administrative Officer
Catherine A. Mahone, age 56, joined Allianz Life in 2008 and currently serves as the Senior Vice President, Chief Administrative Officer since January 16, 2012. She is also the Chief Administrative Officer of Allianz Life of New York, and a Governor of Allianz Life Financial Services, LLC. Ms. Mahone is responsible for the oversight of enterprise operations, information technology, and other strategic business initiatives. Previously, Ms. Mahone served as the Senior Vice President, Enterprise Operations from 2008 to 2012, and a Director of Allianz Technology of America, Inc. from 2013 to 2015.
Neil H. McKay
Senior Vice President, Chief Actuary
Neil H. McKay, age 59, joined Allianz Life in 1999 and currently serves as the Senior Vice President, Chief Actuary of Allianz Life since May 15, 2000. Mr. McKay also serves as the Chief Actuary of Allianz Life of New York since April 8, 2014. He also served as a Director and the Chief Actuary of Allianz Life and Annuity Company from 2007 to 2017. Mr. McKay is responsible for all of the actuarial functions of Allianz Life and Allianz Life of New York, including the actuarial assumptions underlying its products and the rate setting associated with existing and new products.

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Todd M. Hedtke
Senior Vice President, Chief Investment Officer
Todd M. Hedtke, age 48, joined Allianz Life in 2000 and currently serves as the Senior Vice President, Chief Investment Officer since August 21, 2015. He also currently serves as the Chief Investment Officer of Allianz Life of New York, the Chief Executive Officer of Allianz Investment Management LLC, and the Chief Investment Officer of Allianz Annuity Company of Missouri and Allianz Life Insurance Company of Missouri, respectively. Mr. Hedtke is President of Allianz Finance Corporation, and Vice President and Treasurer of Allianz Fund Investments Inc., AZL PF Investments Inc., and Dresdner Kleinwort Pfandbriefe Investments II Inc., respectively. Mr. Hedtke is also a Director of Allianz Fund Investments Inc., AZL PF Investments, Inc., Dresdner Kleinwort Pfandbriefe Investments II, Inc., and Allianz Finance Corporation, respectively. He also serves as a Governor of Allianz Investment Management LLC, and as the Chair of the Benefit Plans Investment Committee for AZOA Services Corporation. Mr. Hedtke leads the investment management, liquidity planning, hedging, and trading functions at Allianz Life. He is also a member of the global Allianz Investment Management Board, which serves the Allianz Group of insurance companies. Prior to his current role, Mr. Hedtke spent 15 years in a number of investment-related positions at Allianz Life and its affiliates, including his prior role as the Vice President, Investment Management of Allianz Life from 2010 to 2015, the Vice President of Investments of Allianz Life of New York from 2012 to 2015, the Treasurer of Allianz Fund Investments, Inc. in 2015, and a Director and the Chief Investment Officer of Allianz Life and Annuity Company from 2015 to 2017.
Jenny L. Guldseth
Senior Vice President, Chief Human Resources Officer
Jenny L. Guldseth, age 45, joined Allianz Life in 2005 and currently serves as the Senior Vice President, Human Resources Officer since January 1, 2019. In this position, Ms. Guldseth is responsible for setting strategy and leading the Human Resources and Facilities departments to improve business results and increase employee engagement. Ms. Guldseth is also a Director of the Allianz Foundation for North America, the Chief Human Resources Officer of AZOA Services Corporation, and the Chair of its Employee Benefits Administration Committee. Ms. Guldseth has over ten years of experience at Allianz Life, including having served as the Vice President, Rewards and Performance from 2017 to 2018, the Assistant Vice President of Rewards and Performance from 2013 to 2017, and Manager, Human Resource Business Partner from 2010 to 2013. In these positions, she was responsible for the Performance and Compensation functions for Allianz Life and the benefits functions for multiple U.S.-based affiliate companies.
CORPORATE GOVERNANCE
Committees of the Board
The Executive Committee of the Board (“Executive Committee”) is currently composed of Ms. Hunt (Chair) and Messrs. White and Clark. The function of the Executive Committee is to exercise the authority of the Board between meetings of the Board, with the exceptions set forth in Allianz Life’s By-Laws. The Executive Committee did not meet in 2020.
The Audit Committee of the Board is currently composed of Messrs. Frank (Chair), Clark and Walker. The Audit Committee is responsible for overseeing Allianz Life’s accounting and financial reporting and control processes on behalf of the Board, which includes assisting with Board oversight of (1) quality and integrity of Allianz Life’s financial statements, (2) Allianz Life's compliance with legal and regulatory requirements, (3) the qualifications, independence and fees of the independent-auditors, (4) Allianz Life’s system of internal controls and (5) the performance of Allianz Life's internal audit function. The Board has determined that each member of the Audit Committee is financially literate. The Audit Committee met four times in 2020, and acted once by unanimous written action.
The Nomination, Evaluation and Compensation Committee (NEC Committee) is currently composed of Messrs. Clark (Chair), Frank and Walker. The NEC Committee’s purpose is to (1) nominate candidates for director for election, (2) evaluate the performance of officers deemed to be “principal officers,” and (3) recommend to the Board the selection and compensation of the “principal officers.” The NEC Committee met once in 2020, and acted twice by unanimous written action.
Independence of Certain Directors
Allianz Life is not subject to the independence standards of the New York Stock Exchange or any other national securities exchange, but is subject to the independence standards required under the Model Audit Rule. Applying the independence standards of the Model Audit Rule to the current members of the Board, the Board has determined that Messrs. Frank, Clark and Walker are “independent” under the Model Audit Rule.

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Code of Ethics
All of our officers and employees, including our Chief Executive Officer, Chief Financial Officer and Controller, are subject to Allianz Life’s Code of Ethics.
Executive Compensation
[To be updated by amendment prior to effectiveness]
Compensation Discussion and Analysis
In this section, we provide an overview of the goals and principal components of our executive compensation program and describe how we determine the compensation of our “Named Executive Officers” or “NEOs.” For 2020, our NEOs were:
•	Walter R. White, President and Chief Executive Officer
•	William E. Gaumond, Senior Vice President, Chief Financial Officer and Treasurer
•	Jasmine M. Jirele, Senior Vice President, Chief Growth Officer
•	Neil H. McKay, Senior Vice President, Chief Actuary
•	Catherine A. Mahone, Senior Vice President, Chief Administrative Officer
The details of each NEO’s compensation may be found in the Summary Compensation Table and other compensation tables included in this Executive Compensation section.
Executive Summary
Allianz Life’s compensation programs are intended to align our NEOs’ interests with those of our ultimate stockholder, Allianz SE, the ultimate parent company of Allianz Life. Allianz Life's compensation programs are designed to reward performance that meets or exceeds the goals established by the Compensation Committee, a management committee of Allianz Life. Allianz Life is tasked with establishing the executive compensation philosophy. In line with Allianz Life’s compensation philosophy described below, the total compensation received by our NEOs will vary based on individual and corporate performance in light of annual and long-term performance goals. Our NEOs’ total compensation is composed of a mix of annual base salary, annual cash awards based on corporate objectives and executive performance factors and long-term equity incentive awards in the form of restricted stock units of the equity securities of Allianz SE.
Compensation Philosophy and Strategy
Overview
The overriding goal of Allianz Life’s executive compensation programs is to attract, retain and motivate top-performing executive officers who will dedicate themselves to long-term financial and operational success. To this end, Allianz Life has structured the executive compensation programs to foster a pay-for-performance management culture by:
•	providing total compensation opportunities that are competitive with the levels of total compensation available at the large diversified financial services companies with which Allianz Life most directly competes in the marketplace;
•	setting performance metrics and objectives for variable compensation arrangements that reward executives for attaining both annual targets and medium-range and long-term business objectives, thereby providing individual executives with the opportunity to earn above-average compensation by achieving above-average results;
•	establishing equity-based arrangements that align executives’ financial interests with those of Allianz SE by ensuring executives have a material financial stake in the equity value of Allianz SE and the business success of its affiliates; and
•	structuring compensation packages and outcomes to foster internal pay equity.

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Compensation Components
To support this pay-for-performance strategy, Allianz Life’s total compensation program provides a mix of compensation components that bases the majority of each executive’s compensation on their success and on an assessment of each executive’s overall contribution to that success.
Compensation Element	Description	Objective
Base Salary	Fixed rate of pay that compensates employees for fulfilling their basic job responsibilities. For NEOs, increases are generally provided in the case of a significant increase in responsibilities or a significant discrepancy versus the market.	Attract and retain high-caliber leadership.
Annual Incentive Plan	Incentive compensation that promotes and rewards the achievement of annual performance objectives through awards under the Allianz Life Annual Incentive Plan (“AIP”).	• Link compensation to annual performance results. • Attract and motivate high-caliber leadership. • Align the interests of NEOs and our stockholder.
Long-Term Incentives	Incentive compensation that promotes and rewards the achievement of long-term performance objectives through awards under the Allianz Life Long-Term Performance Unit Plan (“ALTPUP”).
	Allianz Life’s Chief Executive Officer, Walter R. White, was eligible to receive annual awards through the Allianz SE Mid-Term Bonus Plan instead of the ALTPUP.	• Link compensation to annual and multi-year performance results. • Motivate and retain high-caliber leadership with multi-year vesting. • Align the interests of NEOs and our stockholder.
Performance-Based Equity Incentives	Incentive compensation through restricted stock unit awards made under the Allianz Equity Incentive Plan (“AEI”) that promotes and rewards the achievement of senior executive officers.	• Retain high-caliber leadership with multi-year vesting. • Align the interests of NEOs and our stockholder.
Severance Arrangements	Severance payments to employees, including NEOs, under certain company-initiated termination events.	Compensate employees for situations where the employee’s employment is involuntarily terminated in a qualifying termination of employment.
Perquisites-Benefits	Perquisites provided to our NEOs include employer matching contributions to the NEOs’ accounts in the 401(k) plan and may also include the payment of life insurance premiums, relocation reimbursements, and reimbursements for financial planning, tax preparation services, and spousal travel expenses.	Provide market competitive total compensation package.
In addition, Allianz Life offers all employees, including our NEOs, broad-based benefits, including comprehensive medical, dental and vision insurance, group term life insurance and participation in a 401(k) plan.
How Compensation Decisions Are Made
Role of the Board of Directors and Compensation Committee
The framework governing the executive compensation policies for Allianz Life, except as such policies relate to the compensation for the Chief Executive Officer, is set through the Compensation Committee of Allianz Life. Decisions affecting the compensation of the Chief Executive Officer are outside the scope of the Allianz Life Compensation Committee. Any such decisions are made by Allianz SE, subject to review by the NEC Committee, and final approval by Allianz Life’s Board of Directors. With respect to the compensation of other “principal officers” selected by the Board for purposes of the duties of the NEC Committee under Minn. Stat. § 60D.20, subd. 3(d), the Compensation Committee’s decision are similarly subject to review by the NEC Committee and final approval by Allianz Life’s Board. The “principal

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officers” include the Chief Executive Officer, Chief Financial Officer and General Counsel. Allianz Life’s Board has delegated the following responsibilities to the Compensation Committee:
•	In general, establish the compensation philosophy and strategy of Allianz Life and oversee the development and implementation of compensation, benefit and perquisite programs for corporate executives consistent with the principles of ensuring that leadership is compensated effectively in a manner consistent with the stated compensation strategy, internal equity considerations, competitive practices, shareholder interests, and the requirements of any applicable regulatory bodies in order to attract and retain high-quality leadership. This responsibility includes periodic review of Allianz Life’s compensation programs to pursue certain goals, with the expectation that changes will be made periodically to ensure these goals are attained.
•	Review and approve the establishment of, or material modification to, any executive incentive compensation plans or programs for Allianz Life.
•	Review and approve any special benefits or perquisites in effect for, or offered to, any prospective, current or former Allianz Life employee, regardless of the employee’s level or assignment within Allianz Life. Such benefits and perquisites are those that are unusual or different than the benefits offered to all similarly-situated employees.
•	Review and approve any employment agreements proposed to be made with any prospective or current employee of Allianz Life.
•	Review and approve any individual severance agreement with any Allianz Life officer. This does not include an arrangement where the employee receives severance or incentive payments under existing terms of a broadbased benefit or compensation plan.
•	Oversee Allianz Life’s compliance with regulations with respect to compensation matters and adopt and monitor adherence to global and local process requirements and timelines, including those required under the Corporate Rules (as defined under the Allianz Life Standard for Corporate Rules) mandated by Allianz SE.
The Compensation Committee will at all times be composed of at least three members who are appointed by the full Board of Directors of Allianz Life. The Compensation Committee currently consists of the following members: the Chair of the Board, the Chief Executive Officer, and the Chief Human Resources Officer. The Compensation Committee also utilizes internal personnel to provide advice to the Compensation Committee regarding market trends in compensation policies at competing companies and on a more macro level.
Following its review and decision, the Compensation Committee produces and submits a report on executive compensation to Allianz Life’s Board of Directors at its request. With respect to the compensation of “principal officers” selected by Allianz Life’s Board for purposes of the duties of the NEC Committee under Minnesota Statutes § 60D.20, subd. 3(d), the Compensation Committee produces and submits a report on executive compensation proposed for the designated “principal officers”, to the NEC Committee for its review and recommendation to Allianz Life’s Board for final approval.
Role of the Chief Executive Officer
Our Chief Executive Officer assists the Compensation Committee in its review of the total compensation of all the NEOs except himself. He provides the Compensation Committee with his assessment of their performances relative to the corporate and individual goals and other expectations set for them for the preceding year. He then provides his recommendations for each NEO’s total compensation and the appropriate goals for each in the year to come. However, the Compensation Committee is not bound by his recommendations.
Role of Allianz Life’s Human Resources
Allianz Life’s Human Resources supports the Compensation Committee on executive compensation matters by being responsible for many of the organizational and administrative tasks that underlie the compensation review and determination process and making presentations on various topics. Allianz Life’s Human Resources efforts include, among other things:
•	evaluating the compensation data from industry groups, national executive pay surveys and other sources for the NEOs and other executive officers as appropriate;
•	gathering and correlating performance ratings and reviews for individual executive officers, including the NEOs;
•	reviewing executive compensation recommendations against appropriate market data and for internal consistency and equity; and
•	reporting to, and answering requests for information from, the Compensation Committee.
Allianz Life’s Human Resources officers also coordinate and share information with their counterparts at Allianz SE.

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Use of Competitive Compensation Data
Because Allianz Life competes most directly for executive talent with other large diversified financial services companies, Allianz Life regards it as essential to regularly review the competitiveness of the total compensation programs for executives to ensure that Allianz Life provides compensation opportunities that compare favorably with the levels of total compensation offered to similarly situated executives by other companies that participate in the compensation surveys in which Allianz Life participates. Allianz Life relies primarily on external market surveys of corporate compensation and benefits published by various national compensation consulting firms, especially salary surveys focusing on insurance companies. In addition, other factors taken into account include the average revenues and number of employees of companies that participate in such surveys.
All these information sources are employed to measure and compare actual pay levels not only on an aggregate, total compensation basis but by breaking down the total compensation program component by component to review and compare specific compensation elements as well as the particular mixes of fixed versus variable, short-term versus long-term and cash versus equity-based compensation at the surveyed companies. This information, as collected and reviewed by Allianz Life’s Human Resources, is submitted to the Compensation Committee for review and discussion.
Internal Pay Equity Analysis
Allianz Life’s compensation programs are designed with the goal of providing compensation to our NEOs that is fair, reasonable, and competitive. To achieve this goal, Allianz Life believes it is important to compare compensation paid to each NEO not only with compensation paid by the surveyed companies, as discussed above, but also with compensation paid to each of our other NEOs. Such an internal comparison is important to ensure that compensation is equitable among our NEOs.
Components of Total Compensation For Our NEOs
Allianz Life provides total compensation to our NEOs that consists of several components. These components include the three components of the total compensation program (i.e., base salary, annual and multi-year incentives and equity) as well as: (i) retirement, health and other benefit programs; (ii) severance benefits; and (iii) perquisites.
Base Salary
Allianz Life’s philosophy is to make base salary a relatively small portion of the overall compensation package for our NEOs, which Allianz Life believes is common in the industry in which we operate. The amount of the base salary awarded to NEOs is based on the position held, the NEO’s tenure, the scope of the position’s responsibilities and the NEO’s own performance, all of which are reviewed with the aid of market survey data. Using this data, Allianz Life maintains a 50th percentile pricing philosophy, comparing base salaries against the median for comparable salaries at surveyed companies, unless exceptional conditions require otherwise.
With respect to the base salary of our Chief Executive Officer, the Chair of the Board considered the Chief Executive Officer’s experience, performance, and contribution to overall corporate performance when determining his base salary for 2020 for recommendation to the NEC Committee. Base salaries for our other NEOs for 2020 were also set by the Compensation Committee based upon each NEO’s individual experience and contribution to the overall performance of Allianz Life, and subject to Allianz SE Compensation Committee reviews and, with respect to the base salaries of “principal officers” selected by Allianz Life’s Board of Directors for purposes of the duties of the NEC Committee under Minnesota Statutes § 60D.20, subd. 3(d), subject to NEC Committee review and recommendation to Allianz Life’s Board for final approval.
AIP
Allianz Life offers annual cash bonuses to certain executive officers under the AIP. The AIP is designed to improve performance and profitability by motivating employees to accomplish organizational objectives and financial goals. Bonus awards that may be paid pursuant to the AIP are within the sole discretion of the Compensation Committee, and with respect to our CEO, the Chair of the Board, and are intended to:
•	reward the performance of participants who have made significant contributions to the achievement of annual goals and objectives;
•	provide an incentive that will encourage future superior individual performance; and
•	encourage the retention of employees who have demonstrated exceptional performance and/or are anticipated to significantly contribute to the long-term success of Allianz Life.

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Following the performance year, the Compensation Committee approved a specific amount of cash awards to be made pursuant to the AIP to executive officers, including our NEOs, for the 2020 performance year. The amount determined to be available for such awards was at the discretion of the Compensation Committee and was dependent upon many factors as outlined previously, including, but not limited to, current financial performance and contributions of our NEOs in achieving performance objectives, and with respect to the awards to the “principal officers” selected by Allianz Life’s Board for purposes of the duties of the NEC Committee under Minnesota Statutes § 60D.20, subd. 3(d), subject to NEC Committee review and recommendation to Allianz Life’s Board for final approval.
Long-Term Incentives
The purpose of the ALTPUP is to advance the interests of Allianz Life, including Allianz Life of New York, and our indirect stockholder. The ALTPUP seeks to accomplish this purpose by providing an incentive in addition to current compensation to certain individuals within designated classes of employees of Allianz Life who contribute significantly to their company’s long-term performance. Such incentive shall be in the form of Long-Term Performance Units ("ALTPUP Units"), which are contingent awards, subject to the terms, conditions and restrictions described in the ALTPUP and the Award Agreement under which such awards are made, by which participants in the ALTPUP may become entitled to receive cash on the payment date for redemption of the ALTPUP Units valued on the valuation date. The award of ALTPUP Units is discretionary and any payments from the ALTPUP are intended to:
•	reward the performance of participants who have made significant contributions to the achievement of their company’s annual goals and objectives,
•	provide an incentive that will encourage future superior individual performance, and
•	encourage the retention of employees who have demonstrated exceptional performance and/or are anticipated to significantly contribute to the long-term success of their company.
The Compensation Committee (and, with respect to those NEOs that are “principal officers” for purposes of the NEC Committee’s duties, the NEC Committee with final approval of Allianz Life’s Board of Directors) reviewed the performance of our NEOs following the end of our 2020 fiscal year relative to the ALTPUP.
Targeted levels of bonus awards made pursuant to the ALTPUP for our NEOs were established by the Compensation Committee (or, in the case of those NEOs that are “principal officers” for purposes of the NEC Committee’s duties, the NEC Committee with final approval of Allianz Life’s Board) based on a number of factors related to the performance of Allianz Life and Allianz Life of New York, and the performance of the NEO. Maximum bonus awards made to our NEOs pursuant to the ALTPUP are set to two times the target amount for each NEO. See footnote (2) to the Summary Compensation Table for the specific amounts awarded to each NEO for the year ended December 31, 2020.
Our Chief Executive Officer receives cash awards pursuant to the terms of the Allianz SE Mid-Term Bonus Plan instead of the ALTPUP. The Allianz SE Mid-Term Bonus Plan will provide a final award in respect of business performance in 2020. The minimum payout is zero and the maximum payout is 165% of the target amount. Target award amounts generally focus on performance of Allianz Life and Allianz Life of New York, including the growth and operating profit and achievement of goals set by Allianz Life. At the end of 2022, the 2020 performance of Allianz Life will be assessed, along with relevant company comparisons. Proposed incentive awards are endorsed by the Allianz SE Board of Management and approved by the respective Compensation Committee and by the NEC Committee for final approval by Allianz Life’s Board. The award in respect of 2020 performance will be the final award under the Mid-Term Bonus Plan.
AEI
The AEI is (a) one part of the variable compensation element for senior executives and provided under the Allianz Sustained Performance Plan (“ASPP”) or (b) offered by Allianz Life to selected senior employees as an additional part of their variable compensation on a case by case basis. The AEI is granted in the form of restricted stock units of Allianz SE (“RSUs”). See the discussion regarding material terms of grants under the AEI under Performance – Based Incentive Compensation Plans, below.
Benefit Perquisites
Allianz Life provides our NEOs with certain limited perquisites. All of our employees, including our NEOs, may participate in the qualified 401(k) plan. Allianz Life and Allianz Life of New York generally provide our executive officers, including our NEOs, with a matching contribution up to $21,000 annually. In addition, Allianz Life and Allianz Life of New York provide excess liability insurance coverage to all of our NEOs and provide financial planning and tax preparation services, relocation reimbursements and reimbursements of spousal travel expenses to certain of our NEOs. The incremental costs of perquisites for the NEOs during 2020 are included in the column entitled “All Other

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Compensation” in the Summary Compensation Table included in this section. Allianz Life’s offer letter with our Senior Vice President, Chief Growth Officer, Jasmine M. Jirele included a retention bonus arrangement related to her onboarding. The retention bonus payments will be paid through 2022 so long as she remains employed with Allianz Life, and the arrangement requires repayment of certain amounts if Ms. Jirele voluntarily terminates her employment within a certain period.
Severance Arrangements
Allianz Life has entered into an Executive Severance Agreement with our Director, President and Chief Executive Officer, Walter R. White, which is described in the “Allianz Life Executive Severance Agreement” discussion later in this section. We have not entered into any other specific severance agreements with any of our NEOs.
The remainder of our NEOs are eligible for severance payments under the Executive Severance Plan if they experience a qualifying termination of employment and otherwise satisfy the conditions set forth in the plan.
Other than the Executive Severance Plan, which is described later in this section, our NEOs (except for Walter R. White) are not eligible for severance payments. Certain of our executive officers receive offer letters which set forth the terms relating to base salary, sign-on incentives and equity compensation. However, Allianz Life does not view these offer letters as employment agreements as each offer letter states that employment with Allianz Life is “at will.”
Other Compensation Policies
Tax and Accounting Implications
Stock-Based Compensation. Stock-based compensation, comprised of Allianz SE restricted stock units (RSUs) granted pursuant to the AEI, are accounted for in accordance with the requirements of Financial Accounting Standards Board Accounting Standards Codification (“FASB ASC”) Topic 718. The fair value of the RSUs at grant is the arithmetic average of the closing prices of an Allianz SE share in the electronic cash market trading system Xetra (or any successor system) on that day and the nine immediately preceding trading days, less the present value of dividends expected to be paid on one Allianz SE share over the vesting period, and less the fair value of payout restrictions deriving from the vesting period and the payout cap.
Summary Compensation Table
The following table sets forth the compensation paid by Allianz Life for the year ended December 31, 2020 to our NEOs. The executive compensation information in this prospectus is shown for a one-year period, in accordance with Regulation S-K Item 402, Instruction 1 to Item 402(c).
Name and Principal Position (a)	Year (b)	Salary (c)	Bonus (d)(1)	Stock Awards (e)(2)	Non-Equity Incentive Plan Compensation (g)(3),(4)	All Other Compensation (i)(5)	Total (j)
Walter R. White President and Chief Executive Officer	2019	$865,100	N/A	$1,081,375	$2,162,750	$26,266	$4,135,491
William E. Gaumond Senior Vice President, Chief Financial Officer and Treasurer	2019	$455,228	N/A	$345,518	$618,655	$22,140	$1,441,541
Jasmine M. Jirele Senior Vice President, Chief Growth Officer	2019	$440,750	$200,000	$334,529	$598,979	$19,122	$1,593,381
Neil H. McKay Senior Vice President, Chief Actuary	2019	$500,000	N/A	$376,500	$676,500	$30,521	$1,583,521
Catherine A. Mahone Senior Vice President, Chief Administrative Officer	2019	$425,000	N/A	$299,625	$554,625	$21,609	$1,300,859
(1)	A retention bonus of $800,000 will be paid over four years in increments of $200,000 with the first payment paid in March 2019 and the final payment in 2022 so long as Ms. Jirele remains employed by Allianz Life.
(2)	Represents the grant date fair value of the RSUs issued pursuant to the AEI. The RSUs vest over a four-year period. The RSUs issued in 2021 for the 2020 performance year have a March 2025 exercise date. The grant price of the RSUs was the arithmetic average of the closing prices of an Allianz SE share in the electronic cash market trading system Xetra (or any successor system) on the date of grant and the nine immediately preceding trading days, less the present value of dividends expected to be paid on one Allianz SE share over the vesting period, and less the fair value of the payout restrictions deriving from the vesting period and the payout cap. These numbers show the amount realized for financial reporting purposes as calculated in accordance with the FASB ASC Topic 718. Under FASB ASC Topic 718, the grant date fair value is calculated using the closing market price of the common stock of Allianz SE on the date of grant, which is then recognized over the requisite service period of the award.

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(3)	Includes the following payments and grants made pursuant to the AIP and the ALTPUP.

Name	Year	Payments made pursuant to the AIP	Grants made pursuant to the ALTPUP
Walter R. White	2019	$1,081,375	$1,081,375
William E. Gaumond	2019	$345,518	$273,137
Jasmine M. Jirele	2019	$334,529	$264,450
Neil H. McKay	2019	$376,500	$300,000
Catherine A. Mahone	2019	$299,625	$255,000
(4)	Walter R. White, as President and Chief Executive Officer, participates in the global Allianz SE Mid-Term Bonus Program rather than the ALTPUP.
(5)	The following table provides additional details regarding compensation found in the “All Other Compensation” column.

Name	Year	Spousal Travel(6)	Milestone/ Anniversary/ Recognition(7)	Life Insurance Premiums	Employer Match to 401(k) Plan	ASAAP Contribution(8)	Total
Walter R. White	2019	$4,351	--	$915	$21,000	--	$26,266
William E. Gaumond	2019	--	$489	$651	$19,000	$2,000	$22,140
Jasmine M. Jirele	2019	$2,392	--	$409	$16,321	--	$19,122
Neil H. McKay	2019	$8,789	--	$732	$21,000	--	$30,521
Catherine A. Mahone	2019	--	--	$609	$21,000	--	$21,609
(6)	Represents reimbursement or payments made to defray the costs of a spouse’s travel.
(7)	Represents Milestone Anniversary Program, which pays a bonus at three and five year anniversaries, and then every five years thereafter.
(8)	Represents company matching contribution to the Allianz Supplemental Asset Accumulation Plan for deferrals in excess of IRS compensation limit.
Performance-Based Incentive Compensation Plans
AIP
The AIP is intended to provide an incentive that will encourage superior individual performance and encourage retention of employees who have demonstrated exceptional performance or who are anticipated to significantly contribute to the long-term success of Allianz Life. The AIP seeks to accomplish this purpose by providing a bonus opportunity to eligible employees who have made significant contributions during the plan year to the achievement of annual goals and objectives. The guidelines for target awards are meant to be illustrative of competitive market bonuses for similar job levels in the marketplace. While the target awards may be used for illustrative, budget planning or distribution scenarios, all bonus awards are discretionary and are in no way guaranteed.
The Compensation Committee or other duly authorized committee determines allocation of bonus awards to employees. With respect to “principal officers” for purposes of the NEC Committee’s duties, the NEC Committee recommends to Allianz Life’s Board of Directors awards for final approval.
ALTPUP
In order to be eligible for ALTPUP awards, individuals must be nominated by the business unit and approved by the Compensation Committee and with respect to “principal officers” for purposes of the NEC Committee’s duties, by the NEC Committee with final approval by the Board. Receipt of an ALTPUP award one year is not a guarantee that an ALTPUP award will be granted in subsequent years. The ALTPUP incentive is in the form of ALTPUP Units, which have a target value of $10. The threshold value is $5 and the maximum value is $20. ALTPUP award periods are three years, with one-third of the ALTPUP Units paying out each year over the three-year award period. The valuation date is December 31 at the end of each performance year, unless the Compensation Committee in its discretion selects an earlier date.
Allianz SE Mid-Term Bonus Plan
Our Chief Executive Officer receives cash awards pursuant to the terms of the Allianz SE Mid-Term Bonus Plan instead of the ALTPUP. The Allianz SE Mid-Term Bonus Plan will provide a final award in respect of business performance in 2020. The minimum payout is zero and the maximum payout is 165% of the target amount. Target award amounts generally focus on company performance, including growth and operating profit and achievement of goals set by Allianz Life. At the end of 2022, the 2020 performance of Allianz Life will be assessed, along with relevant company comparisons. Proposed incentive awards are endorsed by the Allianz SE Board of Management and by the NEC Committee for final approval by the Board. The award in respect of 2020 performance will be the final award under the Mid-Term Bonus Plan.

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AEI
The AEI is designed to recognize the participant’s continuous employment with Allianz Life over the relevant period and shall be an incentive to continue in employment. Grants under the AEI will generally only be made if the participant is employed with Allianz Life at the date of grant. Payments will be made only if the participant remains employed with Allianz Life during the vesting period of the RSU, or leaves employment under circumstances set out in the AEI, including after retirement or early retirement eligibility, disability, or under certain other circumstances. The securities issuable under the AEI are RSUs. An RSU constitutes the right to receipt of the market value of Allianz SE common stock at the time of exercise. This amount will be paid in cash. RSUs are subject to a four-year vesting period. At the end of the four-year period, the RSUs are exercised uniformly for all participants, provided they remain employed by Allianz Life or terminate after retirement or early retirement eligibility, or under certain other circumstances. Vesting and exercise may accelerate if a participant leaves employment under other “good leaver” circumstances set forth in the AEI. The grant at fair value cannot be greater than 165% of a participant’s target amount. The maximum value of an exercise is an increase of 200% over the grant value (i.e., 300% of the grant value).
Grants of Plan-Based Awards
The following table provides additional information about plan-based compensation disclosed in the Summary Compensation Table. This table includes both equity and non-equity awards granted for the year ended December 31, 2020.
Name (a)	Grant Date (b)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1),(2)			Estimated Future Payouts Under Equity Incentive Plan Awards(3),(4)
		Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold ($) (f)	Target ($) (g)	Maximum ($) (h)
Walter R. White	3/6/2020
RSUs (under AEI)					$0	$865,100	$4,282,245
AIP Award		$0	$865,100	$1,427,415
Midterm Bonus Plan		$0	$865,100	$1,427,415
William E. Gaumond	3/6/2020
RSUs (under AEI)					$0	$273,137	$1,352,027
AIP Award		$0	$273,137	$546,274
ALTPUP Award		$0	$273,137	$546,274
Jasmine M. Jirele	3/6/2020
RSUs (under AEI)					$0	$264,450	$1,309,028
AIP Award		$0	$264,450	$528,900
ALTPUP Award		$0	$264,450	$528,900
Neil H. McKay	3/6/2020
RSUs (under AEI)					$0	$300,000	$1,485,000
AIP Award		$0	$300,000	$600,000
ALTPUP Award		$0	$300,000	$600,000
Catherine A. Mahone	3/6/2020
RSUs (under AEI)					$0	$255,000	$1,262,250
AIP Award		$0	$255,000	$510,000
ALTPUP Award		$0	$255,000	$510,000
(1)	The target and maximum columns show the target award and maximum award for 2020 for each NEO under the AIP. There is no threshold amount for any participant in the AIP. The actual 2020 awards granted to the NEOs are listed in the Non-Equity Incentive Compensation column of the Summary Compensation Table. AIP target and maximum awards are a pre-designated percentage of base salary determined at the executive’s level.
(2)	The target and maximum columns show the target award and maximum award for 2020 for each NEO under the ALTPUP. Under the ALTPUP, all awards are discretionary. To the extent that awards are made, the minimum amount of an award will equal at least 50% of the target amount as determined by the Compensation Committee (or with respect to “principal officers” for purposes of the NEC Committee’s duties, the NEC Committee with final approval of the Board). The actual 2020 awards granted to the NEOs are listed in the Non-Equity Incentive Compensation column of the Summary Compensation Table. ALTPUP target and maximum awards are a pre-designated percentage of base salary determined at the executive’s level.
(3)	RSUs have a vesting schedule as disclosed in the footnotes to the Summary Compensation Table. See “Outstanding Equity Awards at December 31, 2020” for disclosure regarding the number of RSUs that are unvested as of December 31, 2020.
(4)	The target and maximum columns show the target award and maximum award for 2020 for each NEO under the AEI. There is no threshold amount for any participant in the AEI. The actual 2020 awards granted to the NEOs are listed in the Stock Awards column of the Summary Compensation Table.

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Outstanding Equity Awards at December 31, 2020
The following table sets forth the outstanding equity awards at the December 31, 2020 fiscal year-end. The table shows RSUs granted pursuant to the AEI.
Name (a)	RSUs
	Number of RSUs That Have Not Vested (g)(1),(2)	Market Value of RSUs That Have Not Vested (h)(3)
Walter R. White
	10,097	$2,493,757
	8,161	$2,015,604
	7,030	$1,736,269
	5,239	$1,293,928
William E. Gaumond
	721	$178,073
	1,452	$358,615
	2,039	$503,592
	1,538	$379,855
Jasmine M. Jirele
	0	$0
	0	$0
	0	$0
	1,467	$362,320
Neil H. McKay
	3,536	$873,321
	2,550	$629,799
	2,203	$544,097
	1,731	$427,522
Catherine A. Mahone
	2,320	$572,994
	1,928	$476,177
	1,750	$432,215
	1,370	$338,363
(1)	Represents unvested RSUs issued pursuant to the AEI. RSUs issued under the AEI during 2020 are subject to a four-year vesting period from the grant date. At the end of the respective vesting period, the RSUs are exercised uniformly for all participants, provided they remain employed by Allianz Life or terminate after retirement or early retirement eligibility, or under certain other circumstances. Vesting and exercise may accelerate if a participant leaves employment under other “good leaver” circumstances set forth in the AEI.
(2)	For each of the NEOs, the number of RSUs listed on the first line were exercised in 2021, the RSUs listed on the second line will exercise in 2022, the RSUs listed on the third line will exercise in 2023, and the RSUs listed on the fourth line will exercise in 2024.
(3)	Based on an assumed stock price of $246.98 per share, which was the arithmetic average of the closing prices of an Allianz SE share in the electronic cash market trading system Xetra (or any successor system) on December 31, 2019 and the nine immediately preceding trading days, converted from Euros into U.S. dollars.
Allianz SE Option Exercises and Stock Grants Vested in 2020
The following table summarizes the value received from Allianz SE stock grants vested during the year ended December 31, 2020.
Name	Stock Awards
	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Walter R. White	6,364	$1,399,326
William E. Gaumond	679	$149,300
Jasmine M. Jirele	-	$0
Neil H. McKay	2,586	$568,614
Catherine A. Mahone	1,774	$390,070
(1)	Represents Allianz SE RSUs that were exercised during 2020 pursuant to the AEI. Amounts realized were paid in cash.

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Allianz Life Executive Severance Agreement
Allianz Life entered into an Executive Severance Agreement with our Chief Executive Officer, Walter R. White, with an expiration date of December 31, 2020. The severance arrangements for Mr. White are prescribed by the Executive Severance Agreement.
Pursuant to the Executive Severance Agreement, Mr. White is entitled to a lump sum cash payment upon separation of $1,730,200 in the event he is terminated without “cause” as defined in the Executive Severance Agreement. In addition, pursuant to the Executive Severance Agreement, Mr. White is also bound by other restrictive covenants, including covenants relating to confidentiality and non-disparagement. Mr. White would also be entitled to continuation of medical and dental coverage at the employee premium rates for a period of 18 months following termination if Mr. White timely elects continuation and pays the required premiums.
The remainder of our NEOs are eligible for severance payments under the Executive Severance Plan if they experience a qualifying termination of employment and otherwise satisfy the conditions set forth in the applicable plan. The terms of this plan are set forth below.
Executive Severance Plan
Executive officers who have the title of Senior Vice President or above and report directly to a senior executive officer at a specific level are eligible to receive severance benefits under the Executive Severance Plan if they experience a qualifying termination of employment and otherwise satisfy the conditions set forth in the plan. The purpose of the Executive Severance Plan is to provide severance benefits to executive officers whose employment is involuntarily terminated in a qualifying termination of employment in order to assist with job transition. Pursuant to the Executive Severance Plan, eligible executive officers who are involuntarily terminated in a qualifying termination of employment will receive a lump sum cash payment equal to one and one-half times their “annual base pay” in effect at the time of termination. Annual base pay, for purposes of this agreement, equals base salary and excludes special payments, such as bonuses, expense reimbursements, living or other allowances. Eligible executive officers would also be entitled to continuation of medical and dental coverage at employee premium rates for a period of 18 months following termination, if the executive officer timely elects continuation coverage and pays the required premiums.
The following table shows the lump sum payments that would have been payable to each of our NEOs had they been terminated on December 31, 2020 and been eligible for severance payments pursuant to the Executive Severance Plan.
NEOs	Lump Sum Payment
Walter R. White	N/A(1)
William E. Gaumond	$682,842
Jasmine M. Jirele	$661,125
Neil H. McKay	$750,000
Catherine A. Mahone	$637,500
(1)	Mr. White is not eligible to receive payments pursuant to the Executive Severance Plan. See “Allianz Life Executive Severance Agreement” for information regarding severance payments that Mr. White is eligible to receive upon termination of service.

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Director Compensation
The following table provides information on compensation paid to the directors of Allianz Life for the year ended December 31, 2020.
Name	Fees Earned or Paid in Cash ($)(1)	Total ($)
(a)	(b)	(h)
Jacqueline Hunt(2) Chair of the Board	N/A	N/A
Walter R. White(3) President and Chief Executive Officer	N/A	N/A
William E. Gaumond(3) Senior Vice President, Chief Financial Officer and Treasurer	N/A	N/A
Anna Sophie Herken(3) Non-Independent Director	N/A	N/A
Ronald M. Clark Independent Director	$40,000	$40,000
Kevin E. Walker Independent Director	$40,000	$40,000
Udo Frank Independent Director	$55,000	$55,000
(1)	Represents cash compensation provided to our independent directors for the year ended December 31, 2020.
(2)	Mses. Hunt and Herken did not receive any compensation for their services as directors since they are not independent directors.
(3)	As employee directors, Messrs. White and Gaumond do not receive any compensation for their service as directors. The compensation Messrs. White and Gaumond received as executive officers of Allianz Life is disclosed in the Summary Compensation Table as set forth herein.
Security Ownership of Certain Beneficial Owners and Management
[To be updated by amendment prior to effectiveness]
We are an indirect wholly owned subsidiary of Allianz SE. Allianz SE’s principal executive offices are located at Königinstrasse 28, 80802 Munich, Germany. As of March 31, 2021, the directors and executive officers of Allianz Life held less than 1% of Allianz SE’s ordinary shares issued and outstanding.
Transactions with Related Persons, Promoters and Certain Control Persons
We are a wholly owned subsidiary of AZOA, which is a wholly owned subsidiary of Allianz Europe, B.V. Allianz Europe, B.V. is a wholly owned subsidiary of Allianz SE, our ultimate parent, which is registered in Munich, Germany.
Business and Operational Risks Relevant to the Contract
[To be updated by amendment prior to effectiveness]
As an insurance company, a number of risks may affect our business. However, because the Contract (and any other insurance contract that we offer) is a regulated insurance product, as opposed to an investment in our business, many of the risks that may be relevant to an investor in our business are unlikely to be relevant to you. The risks described below are only those business and operational risks that are likely to be relevant to you as a purchaser of the Contract.
Risks Primarily Related to Our Financial Strength and Claims-Paying Ability
We make Annuity Payments and apply Credits for this Contract from our general account. We also pay benefits for other insurance contracts from our general account, and our general account is subject to claims by our creditors. Our ability to make payments from our general account is subject to our financial strength and claims-paying ability. The following risks relate to circumstances and events that may negatively affect our general account and, in turn, our financial strength and claims-paying ability.

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Financial losses may threaten our financial strength and claims-paying ability.
As an Owner of the Contract, you do not share in the profits and losses generated by our business. However, if we were to experience significant losses, we might not have sufficient assets in our general account to satisfy all of our financial obligations under the Contract. Circumstances and events that may result in financial losses include, but are not necessarily limited to, the circumstances and events listed below. We cannot predict what specific impact that any of these circumstances or events may ultimately have on our financial strength or claims-paying ability.
•	Difficult Economic Conditions. Our financial condition is materially affected by conditions in the global capital markets and the economy generally. During an economic downturn, the demand for our financial insurance products and services could be adversely affected. In addition, an economic downturn could cause the number and amount of surrenders and withdrawals under our insurance products to increase significantly, and owners of our insurance products may choose to defer making purchase payments or paying insurance premiums or stop them altogether.
•	Unfavorable Interest Rate Environments. During periods of declining interest rates, we may experience financial losses as the spread between interest rates that we credit to customers under our insurance products and returns on our investments tighten. The ongoing low interest rate environment presents challenges for us and other life insurance companies, as it has generally reduced investment returns, raised the value of future obligations, and complicated asset-liability matching. During periods of increasing interest rates, we may experience financial losses due to increases in surrenders and withdrawals under our insurance products as our customers choose to forgo insurance protection in favor of potentially higher returns. Although we take measures to manage economic risks associated with different interest rate environments, we may not be able to fully mitigate those risks.
•	Losses on Fixed Maturity Investments. Our fixed maturity investments are subject to interest rate risk and credit risk. Interest rate risk refers to how the values of our fixed maturity investments fluctuate in response to changes in market interest rates. Increases and decreases in prevailing interest rates generally result in decreases and increases, respectively, in the values of our fixed maturity investments. Credit risk refers to the risk that a counterparty will default on its commitments to us under a fixed maturity investment. See “Defaults by Counterparties” below.
•	Losses on Equity Investments. Our equity investments are generally valued based on quoted market prices and are subject to market risk. Market risk refers to how market prices for equity investments are subject to fluctuation. A downward fluctuation in the market price for an equity investment could result in losses upon the sale of that investment. Fluctuations in market prices may result from, among other things, actual or perceived changes in the attractiveness of specific investments or in general market conditions.
•	Losses on Real Estate Investments. A portion of our investment portfolio consists of mortgage loans and mortgage-backed securities related to commercial, agricultural and residential real estate. The value of our real estate investments may be negatively impacted by general economic conditions in the real estate sector, including supply and demand, market volatility, and interest rate fluctuations, as well as the creditworthiness of obligors.
•	Losses upon the Sale of Illiquid Investments. We hold certain investments that may lack liquidity, such as privately placed fixed maturity investments, mortgage loans, collateralized debt obligations, commercial mortgage-backed securities, equity real estate and limited partnership interests. Although we seek to minimize the likelihood that we would need to sell illiquid investments, if we were required to liquidate these investments on short notice, we may have difficulty doing so and may be forced to sell them for less than their fair value.
•	Loss of Market Share to Competitors. There is strong competition among insurers, banks, brokerage firms and other financial institutions and providers seeking clients for the types of products and services that we provide. A loss of market share to our competitors could result in financial losses to our business. Our ability to successfully compete is dependent on numerous factors, some of which include the successful implementation of our business strategy, our financial strength, the attractiveness of our products and services, our relationships with distributors, and our reputation. Our ability to compete may also be hindered if our competitors obtain or seek to enforce intellectual property rights against us, or if we are otherwise precluded from offering products or services that are in demand. Our ability to compete may also be hindered if we are not able to protect or enforce our own intellectual property rights.
•	Defaults by Counterparties. Third-parties that owe us money, securities, or other assets may not fulfill their obligations to us. These parties may include issuers of investments that we may hold, borrowers under loans that we may hold or extend, counterparties under swap and other derivative contracts and other third-parties (e.g., customers, trading counterparties, brokers, dealers, banks, investment funds, clearing agents, exchanges and clearing houses). In addition, with respect to secured transactions, the risk of default may be exacerbated when the collateral held by us cannot be liquidated or is liquidated at a price that is not sufficient to cover the full amount owed to us. A party may default on its obligations for a variety of reasons, including bankruptcy, lack of liquidity, downturns in the economy or real estate market and operational failure. General economic conditions and trends may also result in increased defaults.

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•	Impairments of Other Financial Institutions. We routinely execute transactions with counterparties in the financial services industry, including brokers, dealers, commercial banks, investment banks, insurers, reinsurers and other investment and financial institutions. A disruption to, or decline in the financial condition of, such financial institutions may expose us to financial losses.
•	Payments through Guaranty Associations. When an insurance company becomes insolvent, state insurance guaranty associations have the right to assess other insurance companies doing business in their state for funds to pay obligations to policyholders of the insolvent company, up to the state-specified limit of coverage. The future failure of a large life, health or annuity insurer could trigger assessments which we would be obligated to pay. Further, amounts for historical insolvencies may be assessed over many years, and there can be significant uncertainty around the total obligation for a given insolvency.
•	Ineffectiveness of Risk Management Policies. Our risk management policies and procedures intended to identify, monitor and manage economic risks may not be fully effective at mitigating our risk exposure in all market environments or against all types of risk. This could cause us to incur investment losses or cause our hedging and other risk management strategies to be ineffective.
Changes in applicable law may negatively affect our financial strength and claims-paying ability.
We are subject to detailed and comprehensive regulation and supervision in all the jurisdictions in which we operate. Our operations, products and services are subject to varying state and federal laws. In addition, our operations, products and services are regulated by various regulatory authorities and self-regulatory authorities including state insurance departments, state securities administrators, state banking authorities, the Securities and Exchange Commission, the Financial Industry Regulatory Authority, the Internal Revenue Service, the Department of Labor, and the U.S. Commodity Futures Trading Commission.
Changes to federal and state laws and regulations may materially affect the way in which we conduct our business. We are faced with significant challenges due to the fact that our regulatory environment is evolving rapidly. Federal and state governments, including federal and state regulatory authorities, have become increasingly active in the regulation of the businesses in which we engage. In addition, federal and state regulatory authorities are assuming active, and in some cases increasingly aggressive, roles in interpreting and enforcing laws and regulations related to our business. We cannot predict the potential effects that any new laws or regulations, changes in existing laws or regulations, or the interpretation or enforcement of laws or regulations may have on our business, but such changes may negatively affect our financial strength and claims-paying ability.
The Securities and Exchange Commission has recently adopted new rules (i) imposing a “best interest” standard of care on broker-dealers making recommendations to their customers and (ii) requiring broker-dealers and investment advisers to provide a written summary of the relationship between a broker-dealer or investment adviser, as applicable, and its customer. These new rules became effective on June 30, 2020. It remains unclear whether or to what extent these rules could ultimately affect broker-dealers’ willingness to recommend our registered annuity products. These rules could increase, and to some extent have increased, our overall compliance costs and could also increase our exposure to legal claims in certain circumstances, including an increased risk of regulatory enforcement actions or potentially private claims.
Various states have also adopted laws raising the standard of care owed by broker-dealers, investment advisers, or insurance agents to their customers. For example, several states have adopted the National Association of Insurance Commissioners (“NAIC”) has been working towards the adoption of revisions to the NAIC’s revised Suitability in Annuity Transactions Model Regulation, which imposes a requirement that any recommendation of an annuity product be in the consumer’s best interest. Some states have adopted laws that differ from the NAIC’s Suitability in Annuity Transactions Model Regulation but impose similar obligations. As changes are adopted by our state regulator(s) and made applicable to us or the third-party firms that distribute our products, they could have an adverse impact on our business. In states that have adopted these increased standards with respect to annuity recommendations, this may lead to an increased risk of regulatory enforcement actions or potentially private claims.
Our reserves could be inadequate due to differences between our actual experience and management’s estimates and assumptions.
We establish and carry reserves to pay future benefits and claims of policyholders. Our reserve are calculated based on a number of estimates and assumptions, including estimates and assumptions related to future mortality, morbidity, interest rates, future equity performance, reinvestment rates, persistency, claims experience, and policyholder elections (i.e., the exercise or non-exercise of policy benefits). The assumptions and estimates used in connection with the reserve estimation

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process are inherently uncertain, involve the exercise of significant judgment and reflect evolving information. For example, the current rates of mortality and morbidity may continue to improve in the future due to medical and technological advancements that result in policyholders living longer than anticipated. We periodically review the adequacy of reserves and the underlying assumptions and make adjustments when appropriate. We cannot, however, determine with precision the amounts that we will pay for, or the timing of payment of, actual benefits and claims or whether the assets supporting the policy liabilities will grow to the level assumed prior to payment of benefits or claims. If actual results differ significantly from our estimates and assumptions, our claim costs could increase significantly and our reserves could be inadequate. If so, we will be required to increase reserves or accelerate amortization of deferred acquisition costs. However, we cannot be certain that our reserves will ultimately be sufficient to pay future benefits and claims of policyholders.
The amount of statutory capital that we must hold to meet our statutory capital requirements can vary significantly from time to time.
Statutory accounting standards and capital and reserve requirements are prescribed by the applicable state insurance regulators and the NAIC. State insurance regulators have established regulations that govern reserving requirements and provide minimum capitalization requirements based on risk-based capital (“RBC”) ratios for life insurance companies. In any particular year, statutory surplus amounts and RBC ratios may increase or decrease depending on a variety of factors, including but not limited to, the amount of statutory income or losses that we generate, changes in reserves, the amount of additional capital that we must hold to support business growth, changes in equity market levels, the value of certain fixed-income and equity securities in our investment portfolio, changes in interest rates, and changes to existing RBC formulas. Additionally, state insurance regulators have significant leeway in interpreting existing regulations, which could further impact the amount of statutory capital or reserves that we must maintain. There can be no assurance that we will be able to maintain our current RBC ratio in the future or that our RBC ratio will not fall to a level that could have a material adverse effect on our business. If we are unable to maintain minimum capitalization requirements, our business may be subject to significant increases in supervision and control by state insurance regulators.
Litigation and regulatory proceedings may negatively affect our financial strength and claims-paying ability.
We have been named as defendants in lawsuits (both class actions and individual lawsuits) and have been involved in various regulatory investigations and examinations, and we may be involved in more in the future. These actions arise in various contexts, including in connection with our activities as an insurer, securities issuer, employer, investment adviser, investor and taxpayer. Lawsuits and regulatory proceedings may involve significant amounts of damages (including punitive damages) or fines that we must pay, and certain regulatory authorities involved in regulatory proceedings have substantial power over our business operations. An adverse outcome in any lawsuit or regulatory proceeding that results in significant financial losses or operational burdens may negatively affect our financial strength and claims-paying ability.
Reinsurance may not be available or affordable, or may not be adequate to protect against harm to our financial strength and claims-paying ability.
As part of our overall risk management strategy, we purchase reinsurance for certain risks underwritten by our various business segments. While reinsurance agreements generally bind the reinsurer for the life of the business reinsured at generally fixed pricing, market conditions beyond our control can determine the availability and cost of the reinsurance protection for new business. If we are unable to purchase the desired amount of reinsurance protection on acceptable terms, our risk of loss may increase. As our risk of loss increases, so does the risk that we may not be able to meet our financial obligations.
Our hedging programs may be inadequate to protect against harm to our financial strength and claims-paying ability.
Certain types of insurance and investment products that we offer expose us to risks associated with fluctuations in financial markets. Although we use hedging techniques to manage risks associated with our insurance guarantees, increased volatility in the financial markets and unanticipated policyholder behavior may increase the cost of these hedges and/or negatively affect our ability to hedge certain risks. We may lose money on the derivatives that we hold as part of our hedging programs or otherwise. Ultimately, our hedging programs may be inadequate to protect us against the full extent of the exposure or losses we seek to mitigate, which in turn may negatively impact our financial strength and claims-paying ability.

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Downgrades and potential downgrades to our claims-paying and financial strength ratings may signal a higher risk that we may be unable to meet our financial obligations, and may themselves negatively affect our financial strength and claims-paying ability.
Our claims-paying and financial strength ratings, which various ratings organizations publish as measures of an insurance company's ability to meet policyholder obligations, are important to maintaining public confidence in Allianz Life and our products, and the ability to market our products and services. A downgrade or an announced potential downgrade in our claims-paying and financial strength ratings may reflect an increased risk that we may not be able to meet our financial obligations. Any such downgrade or potential downgrade may itself harm our financial strength and claims-paying ability by causing financial losses to our business. Such losses may be the result of:
•	reductions in new sales of insurance products, annuities and other investment products;
•	increases in our cost of capital or limitations on our access to sources of capital;
•	harm to our relationships with distributors and sales specialists;
•	material increases in the number or amount of surrenders and withdrawals under our insurance products;
•	pressure on us to reduce prices or increase crediting rates for many of our insurance products; and
•	harm to our ability to obtain reinsurance or obtain reasonable pricing for reinsurance.
Similarly, downgrades or announced potential downgrades in the financial strength ratings of the financial institutions with which we do business may adversely impact our business operations and may cause financial losses to our business.
Risks Primarily Related to Our Business Operations
Breaches of security, or interference with our technology infrastructure, could harm our business.
Our business relies on technology systems and networks, including systems and networks managed by third parties to process, transmit and store information, and to conduct business activities and transactions with clients, distributors, vendors, and other third parties. We are also subject to certain federal and state regulations that require us to establish and maintain policies and procedures designed to protect sensitive client information. Maintaining the integrity of our systems is critical to the success of our business operations, including the retention of clients, and to the protection of our clients’ personal information. To date, we have not identified any material breaches or interference with our systems and networks; however, we routinely encounter and address such threats, including an increasing frequency of phishing scams, introductions of malware and unauthorized payment requests. Any such breaches or interference by third parties or by our employees that may in the future occur could have a material adverse impact on our business operations and our financial condition.
We have implemented and maintain security measures designed to protect against breaches of security and other interference with systems and networks resulting from attacks by third parties, including hackers, and from employee error or malfeasance. We also require third party vendors who, in the provision of services to us, are provided with or process information pertaining to our business or our clients to meet certain information security standards. Changes in our technology platforms, such as an evolution to accommodate mobile computing, may also require corresponding changes in our systems, networks and data security measures. In addition, the increasing reliance on technology systems and networks and the occurrence and potential adverse impact of attacks on such systems and networks, both generally and in the financial services industry, have enhanced government and regulatory scrutiny of the measures taken by companies to protect against cyber-security threats. As these threats, and government and regulatory oversight of associated risks, continue to evolve, we may be required to expend additional resources to enhance or expand upon the security measures we currently maintain.
Despite the measures we have taken and may in the future take to address and mitigate these risks, we cannot ensure that our systems and networks will not be subject to breaches or interference. Any such event may result in operational disruptions as well as unauthorized access to or the disclosure or loss of our proprietary information or our clients’ personal information, which in turn may result in legal claims, regulatory scrutiny and liability, reputational damage, the incurrence of costs to eliminate or mitigate further exposure, the loss of clients or other damage to our business. Any such event may interfere with, impede or cause delays in our calculation of values, processing of transactions and making of payments under the Contract. In addition, the trend toward broad consumer and general public notification of such incidents could exacerbate the harm to our business operations and our financial condition. Even if we successfully protected our technology infrastructure and the confidentiality of sensitive data, we may incur significant expenses in responding to any such attacks as well as the adoption and maintenance of appropriate security measures. We could also suffer harm to our business and reputation if attempted security breaches are publicized. We cannot be certain that

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advances in criminal capabilities, discovery of new vulnerabilities, attempts to exploit vulnerabilities in our systems, data thefts, physical system or network break-ins or inappropriate access, or other developments will not compromise or breach the technology or other security measures protecting our networks and systems used in connection with our products and services.
The failure to protect our clients’ confidential information and privacy could adversely affect our business.
A number of our businesses are subject to privacy regulations and confidentiality obligations, including the Gramm-Leach-Bliley Act and state privacy laws and regulations. We also have contractual obligations to protect certain confidential information we obtain from our existing vendors and clients. These obligations generally include protecting such confidential information in the same manner and to the same extent as we protect our own confidential information. The actions we take to protect confidential information vary by business segment and may include, among other things:
•	training and educating our employees regarding our obligations relating to confidential information;
•	monitoring changes in state or federal privacy and compliance requirements;
•	drafting appropriate contractual provisions into any contract that raises proprietary and confidentiality issues;
•	maintaining secure storage facilities for tangible records;
•	limiting access to electronic information; and
•	in the event of a security breach, providing credit monitoring or other services to affected customers.
In addition, we must develop, implement and maintain a comprehensive written information security program with appropriate administrative, technical and physical safeguards to protect such confidential information. If we do not properly comply with privacy regulations and protect confidential information, we could experience adverse consequences, including regulatory sanctions, such as penalties, fines and loss of license, as well as loss of reputation and possible litigation. This could have an adverse impact on our Company’s reputation and business results.
Protection from system interruptions and operating errors is important to our business. If we were to experience a sustained interruption to our telecommunications or data processing systems or other failure in operational execution could harm our business operations and our business results.
Operating errors and system or network interruptions could delay and disrupt our ability to develop, deliver or maintain our products and services, causing harm to our business and reputation and resulting in loss of customers or revenue. Operating errors and system or network interruptions may also interfere with, impede or cause delays in our calculation of values, processing of transactions and making of payments under the Contract. Interruptions could be caused by operational failures arising from employee error or malfeasance, interference by third parties (including hackers and other cyber-attacks), implementation of new technology, and maintenance of existing technology. Our financial, accounting, data processing or other operating systems and facilities may fail to operate or report data properly, experience connectivity disruptions or otherwise become disabled as a result of events that are wholly or partially beyond our control, adversely affecting our ability to process transactions or provide products and services to customers. The cause of these interruptions can include fires, floods, earthquakes and other natural disasters, power losses, equipment failures, attacks by third parties, failures of internal or vendor software or systems and other events beyond our control.
In addition, we rely on third party service providers and vendors for certain communications, technology and business functions and face the risk of operational failure (including, without limitation, failure caused by an inaccuracy, untimeliness or other deficiency in data reporting), termination or capacity constraints of any of the clearing agents, exchanges, clearing houses or other third party service providers that we use to facilitate or are component providers to our transactions and other product manufacturing and distribution activities. These risks are heightened by the evolution in the financial markets of increasingly sophisticated products, by business-driven hedging, by compliance issues and by other risk management or investment or by financial management strategies. Any such failure, termination or constraint could adversely impact our ability to implement transactions, service our clients, manage our exposure to risk or otherwise achieve desired outcomes.
The occurrence of natural or man-made disasters and catastrophes could adversely affect our business operations and our business results.
The occurrence of natural or man-made disasters and catastrophes, including acts of terrorism, public health crises (e.g. COVID-19), industrial accident, blackout, cyber-attack, computer virus, insider threat, insurrections and military actions, unanticipated problems with our disaster recovery systems, or a support failure from external providers, could adversely affect our business operations and our business results, particularly if those events affect our computer-based data processing, transmission, storage, and retrieval systems or destroy data. Such disasters and catastrophes may damage our

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facilities, preventing our employees from performing their roles or otherwise disturbing our ordinary business operations, and by impacting claims. Such disasters and catastrophes may also impact us indirectly by changing the condition and behaviors of our customers, business counterparties and regulators, as well as by causing declines or volatility in the economic and financial markets.
Inadequate or failed processes or systems, human factors or external events may adversely affect our profitability, reputation or operational effectiveness.
Operational risk is inherent in our business and can manifest itself in various ways, including business interruption, poor vendor performance, information systems malfunctions or failures, regulatory breaches, human errors, employee misconduct, and external fraud. These events can potentially result in financial loss, harm to our reputation and/or hinder our operational effectiveness. Management attempts to control these risks and keep operational risk at low levels by maintaining a sound and well controlled environment in light of the characteristics of our business, markets and regulatory environment in which we operate. Notwithstanding these measures, operational risk is part of the business environment in which we operate, and we may experience operational disruptions and incur losses from time to time due to these types or risks.
Risks Related to the COVID-19 Pandemic
We continue to closely monitor developments related to the COVID-19 pandemic and its impact on our business and operations. The economic conditions and uncertainties during the pandemic have at times negatively impacted our net income, surplus, and capital and liquidity positions. To date, however, we do not believe that these economic conditions and uncertainties have negatively impacted our overall financial strength and claims-paying ability in a significant manner. Nor do we believe that our administration of the Contract and our other insurance contracts has been disrupted in a significant manner, even as many of our employees and the employees of our third-party service providers continue to work remotely.
The extent to which the pandemic will impact our business and operations in the future will depend on future developments, which are highly uncertain and cannot be predicted, including the scope and duration of the pandemic and actions taken by governmental authorities and other third parties in response to the pandemic. The pandemic could have a material adverse effect on our financial condition and operations.
The pandemic-related risks that we face include (but are not necessarily limited to) the following:
•	Economic conditions and uncertainties may negatively impact the value, cash flow, and liquidity of our general account investments due to, e.g., market volatility, reduced liquidity, changes in interest rates, economic shutdowns or slowdowns, government regulations, and counterparty defaults.
•	Voluntary or government mandated hardship assistance that we provide to our customers in the form of, e.g., grace periods for failure to make timely payments, may reduce our net income and surplus.
•	Reductions in new sales of our financial products or reductions in fees collected by us, or increases in surrenders. cancellations, or defaults with respect to our customers’ existing financial products, as a result of economic conditions and uncertainties may reduce our net income and surplus.
•	Economic conditions and uncertainties may limit our access to sources of capital and our ability to obtain reinsurance.
•	Voluntary and government mandated pandemic mitigation efforts, such as prolonged remote working arrangements and economic shutdowns, and employees’ ability or willingness to fulfill their responsibilities during the pandemic, may disrupt our ability to administer our insurance contracts (including our ability to timely process applications, transactions, and payments and to calculate values) and may disrupt the services provided by third-parties upon which we rely to administer our insurance contracts.
In addition to the risks listed above, to the extent that the pandemic impacts our business and operations, it may also have the effect of heightening the other risks described in this section of the prospectus.

13.  Financial Statements
[To be updated by amendment prior to effectiveness]
The financial statements of the subaccounts of Allianz Life Variable Account B as of and for the years or periods ended December 31, 2020 and 2019, included in Appendix B to the SAI have been audited by PricewaterhouseCoopers LLP

Allianz Index Advantage NF® Variable Annuity Prospectus – [Date to be added by amendment prior to effectiveness]

(“PwC”), an independent registered public accounting firm, as set forth in their respective report thereon appearing elsewhere herein, and in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
The statutory statements of admitted assets, liabilities, and capital and surplus of Allianz Life Insurance Company of North America as of December 31, 2020 and 2019, as well as the related statutory statements of operations, capital and surplus and cash flow for the years ended December 31, 2020, 2019, and 2018, included in Appendix H of this prospectus, have been audited by PwC, an independent auditor, as set forth in their respective report thereon appearing elsewhere herein, and in reliance upon such report given on the authority of said firm as experts in accounting and auditing.

Allianz Index Advantage NF® Variable Annuity Prospectus – [Date to be added by amendment prior to effectiveness]

14.  Privacy Notice
Allianz Life Insurance Company of North America
PO Box 1344
Minneapolis, MN 55440-1344
800.328.5600
Your privacy is a high priority for Allianz (“we” or “our”). This Privacy Notice outlines our principles for collecting, using and protecting information that we maintain about you. This Privacy Notice is also displayed on our website at www.allianzlife.com.
Information about you that Allianz collects
We collect information about you so that we can process the insurance transactions you request and administer or service your policy. We also collect information to inform you of new products and services and to engage in studies or research relating to our business. We limit the information collected to what is needed for our business purposes. We may collect your information from the following sources.
•	From you, either directly or through our financial professionals. This may include information provided on your insurance application or other forms you may complete. The information we collect includes, but is not limited to, your name, social security number, address, telephone number and e-mail address.
•	From others, through the process of issuing a policy or handling a claim. This may include information from consumer reporting agencies and medical or accident reports.
•	From your doctor or during a home visit by a health care professional. This may include your health records gathered with your written consent.
•	From your relationship with us. For example, this may include the number of years you have been a customer or the types of products you have purchased.
•	From data brokers that collect publicly available information about you. This includes household information, financial transactions, and social media activity.
Information about you that Allianz shares
We do not share information about current or former customers with anyone, except as allowed by law. “Allowed by law” means that we may share the information we collect about you as follows.
•	With people and entities when we have your consent to share your information.
•	With our affiliates and other third parties in order to process your application, or administer or service your policy.
•	With consumer reporting agencies to obtain a medical report, credit report, or motor vehicle report. These reports are used to decide eligibility for a policy or to process transactions you request.
•	With our financial professionals so that they can service your policy. They may also inform you of other Allianz products and services that may be of interest to you.
•	With health care providers in order to process your claim.
•	As required or otherwise permitted by law. This may include sharing information with state insurance agencies, law enforcement, and other government officials. We may also share your information to respond to subpoenas, court orders and other legal requests.
•	With research groups to conduct studies on our business to improve the products and services we offer.
•	To inform you of products and services that may be of interest to you. These communications may be made by us, our financial professionals, or through third parties.
•	With our affiliates so they can market their products and services to you. State insurance laws do not allow you to restrict this disclosure.
Allianz does not sell your information to anyone
We do not sell your information to anyone for their own marketing purposes. For this reason, we are not required to obtain your “opt in election,” “opt out election” or authorization.

Allianz Index Advantage NF® Variable Annuity Prospectus – [Date to be added by amendment prior to effectiveness]

Allianz policies and practices regarding security of your information
We limit access to your information to those employees, affiliates, and service providers who need it for our business purposes. We protect your information using safeguards that comply with applicable federal and state law. This includes measures that are administrative, physical, and technical in nature. We use reasonable measures to secure our websites and protect the information that may be shared over these sites.
Your ability to access and correct your information
You have the right to access and obtain a copy of your information. This does not include the right to access and copy your information related to a claim or civil or criminal proceeding. You may also write to us and ask about disclosure(s) of your information made within the last two (2) years. If you wish to review your information, please write us at:
Allianz Life Insurance Company of North America
Attn: Privacy Office
PO Box 1344
Minneapolis, MN 55440-1344
Please provide your full name, address and policy number(s) in your written request. For your protection, please have your request notarized. We reserve the right to ask for additional verification of your identity.
Within 30 working days of our receipt of your written request, you may see and get a copy of your information in person. If you prefer, we will send you a copy of your information. If medical information is contained in your file, we may request that you name a medical professional to whom we will send your information.
If you believe any of your information is incorrect, you may write to us at the address above. Within 30 working days, we will let you know if our review has resulted in a correction of your information. If we do not agree there is an error, you may file a statement disputing our finding. We will attach the statement to your file. We will send any corrections we make, or your statement, to anyone we shared your information with over the past two years, and to anyone who may receive your information from us in the future. We do not control the information about you obtained from a consumer reporting agency or a Department of Motor Vehicles. We will provide you with the names and addresses of these agencies so you can contact them directly.
Notification of change
Your trust is one of our most important assets. If we revise our privacy practices in the future, we will notify you prior to implementing any changes.
For more information or if you have questions
If you have any questions or concerns about our privacy practices, please call the Corporate Compliance Privacy Office at 800.328.5600, contact us via the secured website, or write us at:
Allianz Life Insurance Company of North America
Attn: Privacy Office
PO Box 1344
Minneapolis, MN 55440-1344
This Privacy Notice is being provided on behalf of the following companies:
•	Allianz Life Insurance Company of North America
•	Allianz Life Financial Services, LLC
M40018 (R-09/2019)

Allianz Index Advantage NF® Variable Annuity Prospectus – [Date to be added by amendment prior to effectiveness]

15.  Table of Contents of the Form N-4 SAI
Allianz Life as Custodian	3
Legal Opinions	3
Distributor	3
Administrative Service Fees	4
Federal Tax Status	4
Annuity Contracts in General	4
Taxation of Annuities in General	4
Qualified Contracts	5
Purchasing a Qualified Contract	6
Distributions-Qualified Contracts	6
Distributions-Non-Qualified Contracts	9
Required Distributions	9
Diversification	10
Owner Control	10
Contracts Owned by Non-Individuals	10
Annuity Purchases by Nonresident Aliens and Foreign Corporations	10
Income Tax Withholding	10
Multiple Contracts	11
Partial 1035 Exchanges	11
Assignments, Pledges and Gratuitous Transfers	11
Death Benefits	11
Spousal Continuation and the Federal Defense of Marriage Act (DOMA)	11
Federal Estate Taxes	12
Generation-Skipping Transfer Tax	12
Foreign Tax Credits	12
Possible Tax Law Changes	12
Annuity Payments	12
Annuity Payment Options	12
Appendix A – Death of the Owner and/or Annuitant	14
Appendix B – Allianz Life Variable Account B Financial Statements	17

–

Appendix A – Available Indexes
[To be updated by amendment prior to effectiveness.]
S&P 500® Index
The S&P 500® Index is comprised of 500 stocks representing major U.S. industrial sectors.
S&P® is a registered trademark of Standard & Poor’s Financial Services LLC (“S&P”). This trademark has been licensed for use by S&P Dow Jones Indices LLC. S&P marks are trademarks of S&P. These trademarks have been sublicensed for certain purposes by Allianz Life Insurance Company of North America (“Allianz”). The S&P 500® Index (“the Index”) is a product of S&P Dow Jones Indices LLC and/or its affiliates and have been licensed for use by Allianz.
Allianz products are not sponsored, endorsed, sold, or promoted by S&P Dow Jones Indices LLC, Dow Jones, S&P, or any of their respective affiliates (collectively, “S&P Dow Jones Indices”). S&P Dow Jones Indices make no representation or warranty, express or implied, to the owners of the Allianz products or any member of the public regarding the advisability of investments generally or in Allianz products particularly or the ability of the Index and Average to track general market performance. S&P Dow Jones Indices’ only relationship to Allianz with respect to the Index and Average is the licensing of the Index and Average and certain trademarks, service marks, and/or trade names of S&P Dow Jones Indices and/or its third-party licensors. The Index and Average are determined, composed, and calculated by S&P Dow Jones Indices without regard to Allianz or the products. S&P Dow Jones Indices have no obligation to take the needs of Allianz or the owners of the products into consideration in determining, composing, or calculating the Index and Average. S&P Dow Jones Indices are not responsible for and have not participated in the design, development, pricing, and operation of the products, including the calculation of any interest payments or any other values credited to the products. S&P Dow Jones Indices have no obligation or liability in connection with the administration, marketing, or trading of products. There is no assurance that investment products based on the Index and Average will accurately track index performance or provide positive investment returns. S&P Dow Jones Indices LLC and its subsidiaries are not investment advisors. Inclusion of a security or futures contract within an index is not a recommendation by S&P Dow Jones Indices to buy, sell, or hold such security or futures contract, nor is it considered to be investment advice. Notwithstanding the foregoing, CME Group Inc. and its affiliates may independently issue and/or sponsor financial products unrelated to products currently being issued by Allianz, but which may be similar to and competitive with Allianz products. In addition, CME Group Inc., an indirect minority owner of S&P Dow Jones Indices LLC, and its affiliates may trade financial products which are linked to the performance of the Index and Average. It is possible that this trading activity will affect the value of the products.
S&P DOW JONES INDICES DO NOT GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS, AND/OR THE COMPLETENESS OF THE INDEX AND AVERAGE OR ANY DATA RELATED THERETO OR ANY COMMUNICATION, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATION (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO. S&P DOW JONES INDICES SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS, OR DELAYS THEREIN. S&P DOW JONES INDICES MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIM ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE OR AS TO RESULTS TO BE OBTAINED BY ALLIANZ, OWNERS OF THE PRODUCTS, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE INDEX AND AVERAGE OR WITH RESPECT TO ANY DATA RELATED THERETO. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P DOW JONES INDICES BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME, OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE. THERE ARE NO THIRD-PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN S&P DOW JONES INDICES AND ALLIANZ OTHER THAN THE LICENSORS OF S&P DOW JONES INDICES.
Russell 2000® Index
The Russell 2000® Index is an equity index that measures the performance of the 2,000 smallest companies in the Russell 3000® Index, which is made up of 3,000 of the biggest U.S. stocks. The Russell 2000® Index is constructed to provide a comprehensive and unbiased small-cap barometer and is completely reconstituted annually to ensure larger stocks do not affect the performance and characteristics of the true small-cap index.

Allianz Index Advantage NF® Variable Annuity Prospectus – [Date to be added by amendment prior to effectiveness]
Appendix A

The Russell 2000® Index (the “Index”) is a trademark of Frank Russell Company (“Russell”) and has been licensed for use by Allianz Life Insurance Company of North America (“Allianz”). Allianz products are not in any way sponsored, endorsed, sold or promoted by Russell or the London Stock Exchange Group companies (“LSEG”) (together the “Licensor Parties”) and none of the Licensor Parties make any claim, prediction, warranty or representation whatsoever, expressly or impliedly, either as to (i) the results to be obtained from the use of the Index (upon which the Allianz product is based), (ii) the figure at which the Index is said to stand at any particular time on any particular day or otherwise, or (iii) the suitability of the Index for the purpose to which it is being put in connection with the Allianz product. None of the Licensor Parties have provided or will provide any financial or investment advice or recommendation in relation to the Index to Allianz or to its clients. The Index is calculated by Russell or its agent. None of the Licensor Parties shall be (a) liable (whether in negligence or otherwise) to any person for any error in the Index or (b) under any obligation to advise any person of any error therein.
Nasdaq-100® Index
The NASDAQ-100 Index® includes 100 of the largest domestic and international non-financial securities listed on The NASDAQ Stock Market® based on market capitalization.
The Product(s) is not sponsored, endorsed, sold or promoted by Nasdaq, Inc. or its affiliates (Nasdaq, with its affiliates, are referred to as the “Corporations”). The Corporations have not passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to, the Product(s). The Corporations make no representation or warranty, express or implied to the owners of the Product(s) or any member of the public regarding the advisability of investing in securities generally or in the Product(s) particularly, or the ability of the Nasdaq-100 Index® to track general stock market performance. The Corporations' only relationship to Allianz Life Insurance Company of North America (“Licensee”) is in the licensing of the NASDAQ®, and Nasdaq-100 Index® registered trademarks, and certain trade names of the Corporations and the use of the Nasdaq-100 Index® which is determined, composed and calculated by NASDAQ without regard to Licensee or the Product(s). Nasdaq has no obligation to take the needs of the Licensee or the owners of the Product(s) into consideration in determining, composing or calculating the Nasdaq-100 Index®. The Corporations are not responsible for and have not participated in the determination of the timing of, prices of, or quantities of the Product(s) to be issued or in the determination or calculation of the equation by which the Product(s) is to be converted into cash. The Corporations have no liability in connection with the administration, marketing or trading of the Product(s).
THE CORPORATIONS DO NOT GUARANTEE THE ACCURACY AND/OR UNINTERRUPTED CALCULATION OF THE NASDAQ-100 INDEX® OR ANY DATA INCLUDED THEREIN. THE CORPORATIONS MAKE NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY LICENSEE, OWNERS OF THE PRODUCT(S), OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE NASDAQ-100 INDEX® OR ANY DATA INCLUDED THEREIN. THE CORPORATIONS MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE NASDAQ-100 INDEX® OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL THE CORPORATIONS HAVE ANY LIABILITY FOR ANY LOST PROFITS OR SPECIAL, INCIDENTAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES, EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.
EURO STOXX 50®
The EURO STOXX 50®, Europe's leading blue-chip index for the Eurozone, provides a blue-chip representation of supersector leaders in the Eurozone. The index covers 50 stocks from 11 Eurozone countries: Austria, Belgium, Finland, France, Germany, Ireland, Italy, Luxembourg, the Netherlands, Portugal and Spain.
STOXX Limited, Deutsche Börse Group and their licensors, research partners or data providers have no relationship to Allianz Life Insurance Company of North America (“Allianz”), other than the licensing of the EURO STOXX 50® and the related trademarks for use in connection with Allianz products.
STOXX, Deutsche Börse Group and their licensors, research partners or data providers do not:
•	sponsor, endorse, sell or promote Allianz products.
•	recommend that any person invest in Allianz products or any other securities.
•	have any responsibility or liability for or make any decisions about the timing, amount or pricing of Allianz products.
•	have any responsibility or liability for the administration, management or marketing of Allianz products.

Allianz Index Advantage NF® Variable Annuity Prospectus – [Date to be added by amendment prior to effectiveness]
Appendix A

•	consider the needs of Allianz products or the owners of Allianz products in determining, composing or calculating the EURO STOXX 50 or have any obligation to do so.
STOXX, Deutsche Börse Group and their licensors, research partners or data providers give no warranty, and exclude any liability (whether in negligence or otherwise), in connection with the Allianz products or their performance.
STOXX does not assume any contractual relationship with the purchasers of Allianz products or any other third parties.
Specifically,
•	STOXX, Deutsche Börse Group and their licensors, research partners or data providers do not give any warranty, express or implied, and exclude any liability about:
•	The results to be obtained by Allianz products, the owner of Allianz products or any other person in connection with the use of the EURO STOXX 50 and the data included in the EURO STOXX 50;
•	The accuracy, timeliness, and completeness of the EURO STOXX 50 and its data;
•	The merchantability and the fitness for a particular purpose or use of the EURO STOXX 50 and its data;
•	The performance of Allianz products generally;
•	STOXX, Deutsche Börse Group and their licensors, research partners or data providers give no warranty and exclude any liability, for any errors, omissions or interruptions in the EURO STOXX 50 or its data;
•	Under no circumstances will STOXX, Deutsche Börse Group or their licensors, research partners or data providers be liable (whether in negligence or otherwise) for any lost profits or indirect, punitive, special or consequential damages or losses, arising as a result of such errors, omissions or interruptions in the EURO STOXX 50 or its data or generally in relation to Allianz products, even in circumstances where STOXX, Deutsche Börse Group or their licensors, research partners or data providers are aware that such loss or damage may occur.
The licensing Agreement between Allianz and STOXX is solely for their benefit and not for the benefit of the owners of Allianz products or any other third parties.
iShares® MSCI Emerging Markets ETF
The iShares® MSCI Emerging Markets ETF distributed by BlackRock Investments, LLC. iShares®, BLACKROCK®, and the corresponding logos are registered trademarks of BlackRock, Inc. and its affiliates (“BlackRock”) and are used under license. These trademarks have been licensed for certain purposes by Allianz Life Insurance Company of North America ("Allianz") and its wholly-owned subsidiaries. Products offered by Allianz or its wholly-owned subsidiaries are not sponsored, endorsed, sold or promoted by BlackRock, and purchasers of such products do not acquire any interest in the iShares® MSCI Emerging Markets ETF nor enter into any relationship of any kind with BlackRock. BlackRock makes no representations or warranties, express or implied, to the owners of any products offered by Allianz or its wholly-owned subsidiaries, or any member of the public regarding the advisability of purchasing a product from Allianz or its wholly-owned subsidiaries. BlackRock has no obligation or liability for any errors, omissions, interruptions or use of the iShares MSCI Emerging Markets ETF or any data related thereto, or with the operation, marketing, trading or sale of any products or services offered by Allianz and its wholly-owned subsidiaries.

Allianz Index Advantage NF® Variable Annuity Prospectus – [Date to be added by amendment prior to effectiveness]
Appendix A

Appendix B – Daily Adjustment
Generally
We designed the Daily Adjustment to provide an Index Option Value for each Index Option with the Index Precision Strategy, Index Guard Strategy, or Index Performance Strategy on Business Days other than the Term Start Date or the Term End Date. The Daily Adjustment approximates the Index Option Value that will be available on the Term End Date. It is the estimated present value of the future Performance Credit that we will apply on the Term End Date. The Daily Adjustment takes into account:
(i)	any Index gains during the Term subject to the applicable Precision Rate or Cap,
(ii)	either any Index losses greater than the Buffer or Index losses down to the Floor, and
(iii)	the number of days until the Term End Date.
The Daily Adjustment formula has two primary components, (i) the change in Proxy Value and (ii) accumulated proxy interest, which are added together and then multiplied by the Index Option Base. We designed the Daily Adjustment to estimate the present value of positive or negative Performance Credits that will be available on the Term End Date taking into account any applicable Buffer, Floor, Precision Rate, or Cap. You should note that even if your selected Index(es) experience positive growth, the Daily Adjustments may be negative because of other market conditions, such as the expected volatility of Index prices and interest rates. Therefore, the Daily Adjustment could result in a loss beyond the protection of the Buffer or Floor. The Daily Adjustment for 3-year Term Index Options may be more negatively impacted by changes in the expected volatility of Index prices than 1-year Term Index Options due the difference in Term length. Also, the risk of a negative Daily Adjustment is greater for 3-year Term Index Options than 1-year Term Index Options because the Buffer is exposed to a longer time period. The impact of the Cap and Buffer on the Daily Adjustment for a 1-year Term Index Option is greater than it is for a 3-year Term Index Option because we apply the Cap and Buffer for the entire Term length, and the Term length is shorter for a 1-year Term.
Daily Adjustment Formula
The formula for the calculation of the Daily Adjustment is as follows:
Daily Adjustment = [(a) change in Proxy Value + (b) proxy interest] x Index Option Base
Where:
(a)	change in Proxy Value = (current Proxy Value – beginning Proxy Value)
(b)	proxy interest = beginning Proxy Value x (1 – time remaining during the Term)
Calculating Change in Proxy Value
The change in Proxy Value represents the current hypothetical value of the Proxy Investment (current Proxy Value), less the cost of the Proxy Investment on the Term Start Date (beginning Proxy Value).
The current Proxy Value is the Proxy Value calculated on the same day as the Daily Adjustment. The beginning Proxy Value is the Proxy Value calculated on the Term Start Date.
The Proxy Value is calculated differently for each Crediting Method.
For the Index Precision Strategy, the Proxy Value involves tracking two hypothetical derivatives and is calculated using the following formula:
[Precision Rate x (at-the-money binary call)] – (out-of-the-money put)
With respect to our Proxy Value formula, we designed the at-the-money binary call to value the potential for gains equal to the Precision Rate if on the Term End Date, the Index Value is greater than or equal to the Index Value on the Term Start Date, and the out-of-the-money put to value the potential for Index losses greater than the Buffer for the Index Precision Strategy. It is important to note that the out-of-the-money put will almost always reduce the Daily Adjustment, even when the current Index price on a Business Day is higher than the Index Value on the Term Start Date. This is because the risk that the Index Value could be lower on the Term End Date is present to some extent whether or not the current Index price on a Business Day is lower than the Index Value on the Term Start Date.
For the Index Guard Strategy, the Proxy Value involves tracking four hypothetical derivatives and is calculated using the following formula:
Proxy Value = (at-the-money call) – (out-of-the-money call) – (at-the-money put) + (out-of-the-money put)

Allianz Index Advantage NF® Variable Annuity Prospectus – [Date to be added by amendment prior to effectiveness]
Appendix B

With respect to our Proxy Value formula, we designed the at-the-money call and out-of-the-money call to value the potential for Index gains up to the Cap and the at-the-money put to value the potential for Index losses, but add back the out-of-money put to mimic the protection of the Floor for the Index Guard Strategy. It is important to note that the at-the-money put will almost always reduce the Daily Adjustment, even when the current Index price on a Business Day is higher than the Index Value on the Term Start Date. It is also important to note that the out-of-money put will almost always reduce, and never exceed, the negative impact of the at-the-money put for the Index Guard Strategy.
For the Index Performance Strategy, the Proxy Value involves tracking three hypothetical derivatives and is calculated using the following formula:
Proxy Value = (at-the-money call) – (out-of-the-money call) – (out-of-the-money put)
With respect to our Proxy Value formula, we designed the at-the-money call and out-of-the-money call to value the potential for Index gains up to the Cap, and the out-of-the-money put to value the potential for Index losses greater than the Buffer for the Index Performance Strategy. Similar to the Index Precision Strategy, it is important to note that the out-of-the-money put will almost always reduce the Daily Adjustment, even when the current Index price on a Business Day is higher than the Index Value on the Term Start Date. This is because the risk that the Index Value could be lower on the Term End Date is present to some extent whether or not the current Index price on a Business Day is lower than the Index Value on the Term Start Date. For purposes of the Proxy Value formula the value of the out-of-the-money call will be zero if an Index Option is uncapped.
Calculating Proxy Interest
The proxy interest is an amount of interest that is earned to provide compensation for the cost of the Proxy Investment on the Term Start Date. The proxy interest is approximated by the value of amortizing the cost of the Proxy Investment over the Term to zero. The formula for proxy interest involves the calculation of (i) the beginning Proxy Value (the formula for which varies depending on the Crediting Method, as previously discussed) and (ii) the time remaining during a Term. The time remaining during a Term is equal to the number of days remaining in the Term divided by the Term length. The Term length is 365 days for a 1-year Term, and it is 1,095 days for a 3-year Term. The proxy interest may be significantly different from current interest rates available on interest bearing investments.
Additional Information
You can find a more detailed explanation of the calculation of the Proxy Value, including examples, at Exhibit 99(b) of the Form S-1 Registration Statement filed with the SEC, of which this prospectus is a part. This Exhibit is incorporated by reference into this prospectus. You can obtain a copy of this Exhibit by calling (800) 624-0197, or visiting our website at www.allianzlife.com.

Allianz Index Advantage NF® Variable Annuity Prospectus – [Date to be added by amendment prior to effectiveness]
Appendix B

Appendix C – Historical Buffers, Floors, and Initial and Renewal DPSCs, Precision Rates, and Caps
[Appendix C to be updated by amendment prior to effectiveness]
• The iShares® MSCI Emerging Markets ETF first became available to newly issued Contracts on April 29, 2019, and became available to certain existing Contracts on the first Index Anniversary that occurred on or after August 20, 2019.
• The Index Performance Strategy 3-year Term Index Options offered through the Index Performance Strategy Rider II first became available to newly issued Contracts on May 1, 2020, and became available to certain existing Contracts on the first Index Anniversary that occurred on or after November 23, 2020.
• For more information, please see Appendix G.
This information regarding the Buffers, Floors and initial and renewal DPSCs, Precision Rates, and Caps is for historical purposes only; it is not a representation as to future Buffers, Floors, DPSCs, Precision Rates, or Caps. DPSCs, Precision Rates, and Caps may change frequently, and may vary substantially based on market conditions.
Index Protection Strategy
The S&P 500® Index was the only Index available with the Index Protection Strategy prior to May 1, 2018. The Index Protection Strategy with the Russell 2000® Index, Nasdaq-100® Index and EURO STOXX 50® first became available to newly issued Contracts on May 1, 2018, and became available to existing Contracts on the first Index Anniversary that occurred on or after June 4, 2018. For more information, please see Appendix G.
Following are the highest and lowest initial and renewal DPSCs offered for Index Effective Date periods occurring within each calendar year during May 23, 2017 (the date the Contracts were first issued) through January 4, 2021.
Index Effective Dates: 5/23/2017 – 1/2/2018
Indexes:	S&P 500® Index		Russell 2000® Index		Nasdaq-100® Index		EURO STOXX 50®		iShares® MSCI Emerging Markets ETF
DPSCs	Lowest	Highest	Lowest	Highest	Lowest	Highest	Lowest	Highest	Lowest	Highest
Initial DPSCs	1.50%	2.50%	NA	NA	NA	NA	NA	NA	NA	NA
1st Anniversary Renewal DPSCs	2.00%	3.10%	2.00%	3.10%	2.00%	3.10%	2.50%	3.70%	NA	NA
2nd Anniversary Renewal DPSCs[1]	2.10%	3.20%	2.20%	3.20%	2.10%	3.20%	2.70%	3.80%	2.30%	3.30%
1	The 2nd Anniversary Renewal DPSCs for the iShares® MSCI Emerging Markets ETF are for a partial period of August 20, 2019 through January 2, 2020.
Index Effective Dates: 1/3/2018 – 1/1/2019
Indexes:	S&P 500® Index		Russell 2000® Index		Nasdaq-100® Index		EURO STOXX 50®		iShares® MSCI Emerging Markets ETF
DPSCs	Lowest	Highest	Lowest	Highest	Lowest	Highest	Lowest	Highest	Lowest	Highest
Initial DPSCs[1]	1.75%	3.40%	2.00%	3.40%	2.00%	3.40%	2.50%	4.40%	NA	NA
1st Anniversary Renewal DPSCs[2]	2.00%	3.20%	2.00%	3.20%	2.00%	3.20%	2.50%	3.70%	2.30%	3.30%
1	The initial DPSCs for the Russell 2000® Index, Nasdaq-100® Index and EURO STOXX 50® are for a partial period of June 4, 2018 through January 1, 2019.
2	The 1st Anniversary Renewal DPSCs for the iShares® MSCI Emerging Markets ETF are for a partial period of August 20, 2019 through January 1, 2020.
Index Effective Dates: 1/2/2019 – 1/6/2020
Indexes:	S&P 500® Index		Russell 2000® Index		Nasdaq-100® Index		EURO STOXX 50®		iShares® MSCI Emerging Markets ETF
DPSCs	Lowest	Highest	Lowest	Highest	Lowest	Highest	Lowest	Highest	Lowest	Highest
Initial DPSCs[1]	3.30%	5.00%	3.30%	5.00%	3.30%	5.00%	3.80%	5.50%	3.30%	5.20%
1	The initial DPSCs for the iShares® MSCI Emerging Markets ETF are for a partial period of April 29, 2019 through January 6, 2020.

Allianz Index Advantage NF® Variable Annuity Prospectus – [Date to be added by amendment prior to effectiveness]
Appendix C

Index Precision Strategy
The Index Precision Strategy first became available to newly issued Contracts on November 14, 2017, and became available to existing Contracts on the first Index Anniversary that occurred on or after January 15, 2018. For more information, please see Appendix G.
Following are the highest and lowest initial and renewal Precision Rates offered for Index Effective Date periods occurring within each calendar year during November 14, 2017 (the date the Index Precision Strategy was first available) through January 4, 2021. During the periods shown below, the Buffer was 10.00% for each Index.
Index Effective Dates: 5/23/2017 – 1/2/2018
Indexes:	S&P 500® Index		Russell 2000® Index		Nasdaq-100® Index		EURO STOXX 50®		iShares® MSCI Emerging Markets ETF
Precision Rates	Lowest	Highest	Lowest	Highest	Lowest	Highest	Lowest	Highest	Lowest	Highest
Initial Precision Rates[1]	5.00%	5.25%	6.75%	7.00%	6.00%	6.25%	8.25%	8.25%	NA	NA
1st Anniversary Renewal Precision Rates	5.80%	7.90%	6.30%	8.40%	6.80%	9.40%	8.40%	10.20%	NA	NA
2nd Anniversary Renewal Precision Rates[2]	6.10%	8.20%	7.20%	8.90%	7.30%	9.70%	8.80%	11.00%	8.40%	9.50%
1	The initial Precision Rates are for a partial period from November 14, 2017 through January 2, 2018.
2	The 2nd Anniversary Renewal Precision Rates for the iShares® MSCI Emerging Markets ETF are for a partial period of August 20, 2019 through January 2, 2020.
Index Effective Dates: 1/3/2018 – 1/1/2019
Indexes:	S&P 500® Index		Russell 2000® Index		Nasdaq-100® Index		EURO STOXX 50®		iShares® MSCI Emerging Markets ETF
Precision Rates	Lowest	Highest	Lowest	Highest	Lowest	Highest	Lowest	Highest	Lowest	Highest
Initial Precision Rates	5.15%	8.30%	6.30%	9.10%	6.35%	10.20%	8.25%	11.30%	NA	NA
1st Anniversary Renewal Precision Rates[1]	5.90%	8.30%	7.10%	9.30%	7.00%	9.30%	8.90%	10.50%	8.30%	10.00%
1	The 1st Anniversary Renewal Precision Rates for the iShares® MSCI Emerging Markets ETF are for a partial period of August 20, 2019 through January 1, 2020.
Index Effective Dates: 1/2/2019 – 1/6/2020
Indexes:	S&P 500® Index		Russell 2000® Index		Nasdaq-100® Index		EURO STOXX 50®		iShares® MSCI Emerging Markets ETF
Precision Rates	Lowest	Highest	Lowest	Highest	Lowest	Highest	Lowest	Highest	Lowest	Highest
Initial Precision Rates[1]	6.70%	9.20%	7.90%	9.50%	7.70%	11.30%	9.10%	11.60%	8.80%	10.00%
1	The initial Precision Rates for the iShares® MSCI Emerging Markets ETF are for a partial period of April 29, 2019 through January 6, 2020.
Index Guard Strategy
Following are the highest and lowest initial and renewal Caps offered for Index Effective Date periods occurring within each calendar year during May 23, 2017 (the date the Contracts were first issued) through January 4, 2021. During the periods shown below, the Floor was -10.00% for each Index.
Index Effective Dates: 5/23/2017 – 1/2/2018
Indexes:	S&P 500® Index		Russell 2000® Index		Nasdaq-100® Index		EURO STOXX 50®		iShares® MSCI Emerging Markets ETF
Caps	Lowest	Highest	Lowest	Highest	Lowest	Highest	Lowest	Highest	Lowest	Highest
Initial Caps	6.50%	9.00%	7.75%	10.50%	6.75%	8.75%	8.50%	12.25%	NA	NA
1st Anniversary Renewal Caps	6.75%	8.75%	7.25%	9.25%	7.00%	9.00%	15.00%	18.50%	NA	NA
2nd Anniversary Renewal Caps[1]	7.25%	10.00%	8.00%	10.50%	7.75%	10.25%	15.00%	18.75%	9.00%	11.25%
1	The 2nd Anniversary Renewal Caps for the iShares® MSCI Emerging Markets ETF are for a partial period of August 20, 2019 through January 2, 2020.

Allianz Index Advantage NF® Variable Annuity Prospectus – [Date to be added by amendment prior to effectiveness]
Appendix C

Index Guard Strategy (continued)
Index Effective Dates: 1/3/2018 – 1/1/2019
Indexes:	S&P 500® Index		Russell 2000® Index		Nasdaq-100® Index		EURO STOXX 50®		iShares® MSCI Emerging Markets ETF
Caps	Lowest	Highest	Lowest	Highest	Lowest	Highest	Lowest	Highest	Lowest	Highest
Initial Caps	6.50%	9.00%	7.25%	9.50%	6.75%	9.50%	12.50%	19.00%	NA	NA
1st Anniversary Renewal Caps[1]	7.25%	9.25%	7.75%	10.00%	7.50%	9.00%	15.00%	18.50%	9.50%	10.75%
1	The 1st Anniversary Renewal Caps for the iShares® MSCI Emerging Markets ETF are for a partial period of August 20, 2019 through January 1, 2020.
Index Effective Dates: 1/2/2019 – 1/6/2020
Indexes:	S&P 500® Index		Russell 2000® Index		Nasdaq-100® Index		EURO STOXX 50®		iShares® MSCI Emerging Markets ETF
Caps	Lowest	Highest	Lowest	Highest	Lowest	Highest	Lowest	Highest	Lowest	Highest
Initial Caps[1]	8.50%	10.25%	9.00%	10.25%	8.25%	10.25%	16.00%	19.50%	9.50%	11.00%
1	The initial Caps for the iShares® MSCI Emerging Markets ETF are for a partial period of April 29, 2019 through January 6, 2020.
Index Performance Strategy 1-year Term
Following are the highest and lowest initial and renewal Caps offered for Index Effective Date periods occurring within each calendar year during May 23, 2017 (the date the Contracts were first issued), through January 4, 2021. During the periods shown below, the Buffer was 10.00% for each Index.
Index Effective Dates: 5/23/2017 – 1/2/2018
Indexes:	S&P 500® Index		Russell 2000® Index		Nasdaq-100® Index		EURO STOXX 50®		iShares® MSCI Emerging Markets ETF
Caps	Lowest	Highest	Lowest	Highest	Lowest	Highest	Lowest	Highest	Lowest	Highest
Initial Caps	6.00%	8.75%	9.00%	12.25%	6.50%	9.00%	10.75%	12.75%	NA	NA
1st Anniversary Renewal Caps	7.25%	10.50%	9.00%	11.25%	9.25%	12.50%	15.00%	20.00%	NA	NA
2nd Anniversary Renewal Caps[1]	7.50%	10.75%	8.75%	11.75%	9.25%	12.50%	15.50%	19.25%	11.00%	13.00%
1	The 2nd Anniversary Renewal Caps for the iShares® MSCI Emerging Markets ETF are for a partial period of August 20, 2019 through January 2, 2020.
Index Effective Dates: 1/3/2018 – 1/1/2019
Indexes:	S&P 500® Index		Russell 2000® Index		Nasdaq-100® Index		EURO STOXX 50®		iShares® MSCI Emerging Markets ETF
Caps	Lowest	Highest	Lowest	Highest	Lowest	Highest	Lowest	Highest	Lowest	Highest
Initial Caps	6.75%	10.75%	9.00%	11.75%	8.25%	13.00%	11.25%	20.00%	NA	NA
1st Anniversary Renewal Caps[1]	7.25%	10.50%	8.75%	12.50%	8.75%	12.00%	14.25%	19.00%	11.00%	14.75%
1	The 1st Anniversary Renewal Caps for the iShares® MSCI Emerging Markets ETF are for a partial period of August 20, 2019 through January 1, 2020.
Index Effective Dates: 1/2/2019 – 1/6/2020
Indexes:	S&P 500® Index		Russell 2000® Index		Nasdaq-100® Index		EURO STOXX 50®		iShares® MSCI Emerging Markets ETF
Caps	Lowest	Highest	Lowest	Highest	Lowest	Highest	Lowest	Highest	Lowest	Highest
Initial Caps[1]	8.50%	12.25%	10.25%	12.50%	9.75%	14.75%	17.50%	20.00%	11.75%	14.75%
1	The initial Caps for the iShares® MSCI Emerging Markets ETF are for a partial period of April 29, 2019 through January 6, 2020.
Index Performance Strategy 3-year Term
The Index Performance Strategy 3-year Term offered through the Index Performance Strategy Rider II first became available to newly issued Contracts on May 1, 2020, and became available to certain existing Contracts on the first Index Anniversary that occurred on or after November 23, 2020. For more information, please see Appendix G.

Allianz Index Advantage NF® Variable Annuity Prospectus – [Date to be added by amendment prior to effectiveness]
Appendix C

Index Performance Strategy 3-year Term (continued)
Following are the highest and lowest initial and renewal Caps offered for Index Effective Date periods occurring during May 1, 2020 (the date Index Performance Strategy 3-year Term was first available), through January 4, 2021. During the periods shown below the Buffer was 20.00% for each Index.

Allianz Index Advantage NF® Variable Annuity Prospectus – [Date to be added by amendment prior to effectiveness]
Appendix C

Appendix D – Historical Index Option Performance Information
[Appendix D to be updated by amendment prior to effectiveness]
The Index Performance Strategy 3-year Term using the S&P 500® Index offered through the Index Performance Strategy Rider II was not available before May 1, 2020. Therefore, no performance for this Index Option will be included here until after May 1, 2023. For more information, please see Appendix G.
The following historical information, based on historical Buffers, Floors, DPSCs, Precision Rates, and Caps, show how actual movements in the external Index Returns impacted actual Credits. They show the lowest and highest actual annual Index Returns for each time period, and the corresponding Credits received for these Index Returns. No single Crediting Method or Index Option consistently delivers the most return under all market conditions. Past performance does not guaranteed future results. This historical information shows the returns for Contracts with Index Effective Date periods occurring within the first year that each Crediting Method was available using the S&P 500® Index.
Index Protection Strategy with the S&P 500® Index
Index Effective Date	5/23/2017- 6/5/2017	6/6/2017- 7/4/2017	7/5/2017- 7/16/2017	7/17/2017- 7/31/2017	8/1/2017- 9/5/2017	9/6/2017- 10/2/2017	10/3/2017- 11/6/2017
Initial DPSC	1.50%	1.50%	1.50%	2.50%	2.50%	1.50%	1.50%
1st Index Year Index Return	10.12% to 15.40%	11.29% to 14.71%	12.50% to 15.09%	13.28% to 14.89%	13.61% to 18.57%	15.54% to 17.16%	2.33% to 15.42%
1st Index Anniversary Credit	1.50%	1.50%	1.50%	2.50%	2.50%	1.50%	1.50%
1st Anniversary Renewal DPSC	2.05%	2.00%	2.10%	3.10%	3.10%	2.10%	2.10%
2nd Index Year Index Return	-0.09% to 12.01%	2.57% to 10.42%	6.89% to 9.27%	5.54% to 7.79%	-0.63% to 4.98%	-1.23% to 4.18%	-0.51% to 15.08%
2nd Index Anniversary Credit	0% or 2.05%	2.00%	2.10%	3.10%	0% or 3.10%	0% or 2.10%	0% or 2.10%

Index Effective Date	11/7/2017- 12/4/2017	12/5/2017- 1/2/2018	1/3/2018- 2/5/2018	2/6/2018- 3/5/2018	3/6/2018- 4/2/2018	4/3/2018- 4/30/2018	5/1/2018- 6/4/2018
Initial DPSC	1.50%	1.75%	1.75%	1.80%	1.85%	1.90%	2.05%
1st Index Year Index Return	1.37% to 8.62%	-12.38% to 2.68%	-9.77% to 3.35%	0.51% to 4.92%	-0.12% to 11.05%	7.17% to 11.18%	0.36% to 12.01%
1st Index Anniversary Credit	1.50%	0% or 1.75%	0% or 1.75%	1.80%	0% or 1.85%	1.90%	2.05%
1st Anniversary Renewal DPSC	2.10%	2.20%
2nd Index Year Index Return	9.64% to 19.03%	15.46% to 37.13%
2nd Index Anniversary Credit	2.10%	2.20%
Index Precision Strategy with the S&P 500® Index
The Index Precision Strategy was not available before November 14, 2017. The Buffer was 10% for all time periods. For Index Anniversaries with a range of Credits, any positive Credit cannot be less than the stated positive number.

Index Effective Date	11/14/2017- 12/4/2017	12/5/2017- 1/2/2018	1/3/2018- 2/5/2018	2/6/2018- 3/5/2018	3/6/2018- 4/2/2018	4/3/2018- 4/30/2018	5/1/2018- 6/4/2018
Initial Precision Rate	5.00%	5.25%	5.25%	5.15%	6.75%	6.40%	7.90%
1st Index Year Index Return	1.37% to 6.46%	-12.38% to 2.68%	-9.77% to 3.35%	0.51% to 4.92%	-0.12% to 11.05%	7.17% to 11.18%	0.36% to 12.01%
1st Index Anniversary Credit	5.00%	-2.38% to 5.25%	0% or 5.25%	5.15%	0% or 6.75%	6.40%	7.90%

Index Effective Date	6/5/2018- 7/2/2018	7/3/2018- 8/6/2018	8/7/2018- 9/4/2018	9/5/2018- 10/1/2018	10/2/2018- 11/5/2018	11/6/2018- 12/3/2018
Initial Precision Rate	6.60%	6.00%	6.10%	6.50%	6.70%	7.10%
1st Index Year Index Return	2.57% to 9.03%	0.15% to 10.42%	-0.95% to 3.70%	0.54% to 4.18%	-1.23% to 14.32%	9.64% to 19.03%
1st Index Anniversary Credit	6.60%	6.00%	0% or 6.10%	6.50%	0% or 6.70%	7.10%

Allianz Index Advantage NF® Variable Annuity Prospectus – [Date to be added by amendment prior to effectiveness]
Appendix D

Index Guard Strategy with the S&P 500® Index
The Floor was -10% for all time periods

Index Effective Date	5/23/2017- 6/5/2017	6/6/2017- 7/4/2017	7/5/2017- 7/16/2017	7/17/2017- 7/31/2017	8/1/2017- 9/5/2017	9/6/2017- 10/2/2017	10/3/2017- 11/6/2017
Initial Cap	7.25%	7.25%	7.25%	9.00%	9.00%	7.00%	6.75%
1st Index Year Index Return	10.12% to 15.40%	11.29% to 14.71%	12.50% to 15.09%	13.28% to 14.89%	13.61% to 18.57%	15.54% to 17.16%	2.33% to 15.42%
1st Index Anniversary Credit	7.25%	7.25%	7.25%	9.00%	9.00%	7.00%	2.33% to 6.75%
1st Anniversary Renewal Cap	7.75%	7.25%	7.00%	8.75%	8.75%	6.75%	6.75%
2nd Index Year Index Return	-0.09% to 12.01%	2.57% to 10.42%	6.89% to 9.27%	5.54% to 7.79%	-0.63% to 4.98%	-1.23% to 4.18%	-0.51% to 15.08%
2nd Index Anniversary Credit	-0.09% to 7.75%	2.57% to 7.25%	6.89% to 7.00%	5.54% to 7.79%	-0.63% to 4.98%	-1.23% to 4.18%	-0.51% to 6.75%

Index Effective Date	11/7/2017- 12/4/2017	12/5/2017- 1/2/2018	1/3/2018- 2/5/2018	2/6/2018- 3/5/2018	3/6/2018- 4/2/2018	4/3/2018- 4/30/2018	5/1/2018- 6/4/2018
Initial Cap	6.75%	6.50%	6.50%	6.50%	6.75%	6.75%	7.75%
1st Index Year Index Return	1.37% to 8.62%	-12.38% to 2.68%	-9.77% to 3.35%	0.51% to 4.92%	-0.12% to 11.05%	7.17% to 11.18%	0.36% to 12.01%
1st Index Anniversary Credit	1.37% to 6.75%	-10.00% to 2.68%	-9.77% to 3.35%	0.51% to 4.92%	-0.12% to 6.75%	6.75%	0.36% to 7.75%
1st Anniversary Renewal Cap	6.75%	7.50%
2nd Index Year Index Return	9.64% to 19.03%	15.46% to 37.13%
2nd Index Anniversary Credit	6.75%	7.50%
Index Performance Strategy 1-year Term with the S&P 500® Index
The Buffer was 10% for all time periods.

Index Effective Date	5/23/2017- 6/5/2017	6/6/2017- 7/4/2017	7/5/2017- 7/16/2017	7/17/2017- 7/31/2017	8/1/2017- 9/5/2017	9/6/2017- 10/2/2017	10/3/2017- 11/6/2017
Initial Cap	7.25%	6.75%	7.00%	8.75%	8.75%	6.00%	7.00%
1st Index Year Index Return	10.12% to 15.40%	11.29% to 14.71%	12.50% to 15.09%	13.28% to 14.89%	13.61% to 18.57%	15.54% to 17.16%	2.33% to 15.42%
1st Index Anniversary Credit	7.25%	6.75%	7.00%	8.75%	8.75%	6.00%	2.33% to 7.00%
1st Anniversary Renewal Cap	10.25%	10.00%	8.75%	10.50%	10.50%	7.75%	7.25%
2nd Index Year Index Return	-0.09% to 12.01%	2.57% to 10.42%	6.89% to 9.27%	5.54% to 7.79%	-0.63% to 4.98%	-1.23% to 4.18%	-0.51% to 15.08%
2nd Index Anniversary Credit	0% to 10.25%	2.57% to 10.00%	6.89% to 8.75%	5.54% to 7.79%	0% to 4.98%	0% to 4.18%	0% to 7.25%

Index Effective Date	11/7/2017- 12/4/2017	12/5/2017- 1/2/2018	1/3/2018- 2/5/2018	2/6/2018- 3/5/2018	3/6/2018- 4/2/2018	4/3/2018- 4/30/2018	5/1/2018- 6/4/2018
Initial Cap	7.00%	7.00%	6.75%	6.75%	8.75%	8.25%	10.25%
1st Index Year Index Return	1.37% to 8.62%	-12.38% to 2.68%	-9.77% to 3.35%	0.51% to 4.92%	-0.12% to 11.05%	7.17% to 11.18%	0.36% to 12.01%
1st Index Anniversary Credit	1.37% to 7.00%	-2.38% to 2.68%	0% to 3.35%	0.51% to 4.92%	0% to 8.75%	7.17% to 8.25%	0.36% to 10.25%
1st Anniversary Renewal Cap	8.00%	9.00%
2nd Index Year Index Return	9.64% to 19.03%	15.46% to 37.13%
2nd Index Anniversary Credit	8.00%	9.00%

Allianz Index Advantage NF® Variable Annuity Prospectus – [Date to be added by amendment prior to effectiveness]
Appendix D

Appendix E – Rider Fee Calculation Example
Please note that this example may differ from your actual results due to rounding.
You purchase a Contract with the Maximum Anniversary Value Death Benefit. On the Quarterly Contract Anniversary your annual rider fee is 0.20% and your Contract Value and Charge Base are $100,000. This Contract Value includes any Variable Option gains or losses and any Daily Adjustments or Credits on the Index Options. During the quarter you make no additional Purchase Payments and take no withdrawals. We calculate the daily rider fee amount for this quarter as follows:
(the Charge Base) x (annual rider fee ÷ 365) = daily rider fee amount, or: $100,000 x (0.20% ÷ 365) = $0.55
If there are 89 days in the current quarter (which includes the next Quarterly Contract Anniversary), then the total quarterly rider fee is:
(number of days in the current quarter) x (daily rider fee amount), or: 89 x $0.55 = $48.77
On the next Quarterly Contract Anniversary we would deduct $48.77 from the Contract Value. We first account for any gains/losses on the Variable Options and add any Daily Adjustments or Credits to the Index Option Values, then process any additional Purchase Payments and withdrawals, including deduction of the total quarterly rider fee. We then set the Charge Base equal to this new Contract Value. If the Contract Value at the end of the day on the Quarterly Contract Anniversary after all processing is $101,250 we would begin computing the daily rider fee for the next quarter on the next day as:
(the Charge Base) x (annual rider fee ÷ 365) = daily rider fee amount, or: $101,250 x (0.20% ÷ 365) = $0.55
If you make an additional Purchase Payment of $15,000 on the 43rd day of the next quarter, your Charge Base would increase by the amount of the payment to $116,250 ($101,250 + $15,000). We would then use this new Charge Base to begin computing the daily rider fee for the remainder of the quarter on the next day as:
(the Charge Base) x (annual rider fee ÷ 365) = daily rider fee amount, or: $116,250 x (0.20% ÷ 365) = $0.64
If there are 92 days in the current quarter (which includes the next Quarterly Contract Anniversary), then the total quarterly rider fee is:
(number of days in the current quarter) x (daily rider fee amount), or:
(43 x $0.55) + (49 x $0.64) = $23.86 + $31.21 = $55.07
On the next Quarterly Contract Anniversary we would deduct $55.07 from the Contract Value after we account for any gains/losses on the Variable Option and add any Daily Adjustments or Credits to the Index Option Values. We would then process any additional Purchase Payments and any other withdrawals and set the Charge Base equal to this new Contract Value and begin computing the daily rider fee for the next quarter on the next day.

Allianz Index Advantage NF® Variable Annuity Prospectus – [Date to be added by amendment prior to effectiveness]

Appendix F – Alternate Minimum Value
The Alternate Minimum Value continues to be available to Contracts issued in Pennsylvania. For all other states, the Alternate Minimum Value became unavailable to Contracts:
• issued in California, Hawaii, Indiana, Montana, Nebraska, and Rhode Island on or after January 27, 2020; and
• issued in all other states on or after November 18, 2019.
For Contracts with the Alternate Minimum Value, if you take a withdrawal, annuitize the Contract, transfer out of an Index Option to a Variable Option, or if we pay a death benefit, each Index Option Value for each Crediting Method also includes any increase from its guaranteed minimum (Alternate Minimum Value). If you receive no Credits, or only modest Credits, over many years, the Alternate Minimum Value may be higher than the Index Option Value. However, we expect that an Alternate Minimum Value generally will not be greater than its Index Option Value.
If you take a full withdrawal, annuitize the Contract, or if we pay a death benefit, we compare each Index Option Value to its Alternate Minimum Value and we increase your Index Option Value to equal the Alternate Minimum Value if it is greater. If you take a partial withdrawal, or transfer Index Option Value to a Variable Option, we compare the percentage of Index Option Value withdrawn (including any applicable withdrawal charge) with an equivalent percentage of its Alternate Minimum Value.
The Alternate Minimum Value for each of your selected Index Options is generally equal to 87.5% of the Index Option Base determined on the Term Start Date as adjusted for withdrawals and withdrawal charges taken during the current Term, plus Accumulated Alternate Interest and the Daily Adjustment (if applicable). However, for Contracts issued in Pennsylvania on or after February 24, 2020, the Alternate Minimum Value does not accrue Accumulated Alternate Interest for Index Options available with the Index Precision Strategy, Index Guard Strategy, or Index Performance Strategy. Accumulated Alternate Interest is the sum of alternate interest earned for the entire time you own your Contract. For each Index Year the alternate interest is equal to either 70% or 87.5% of the Index Option Base multiplied by the alternate interest rate stated in your Contract.
We use 70% if your Contract was issued in ….	We use 87.5% if your Contract was issued in ….
• Pennsylvania from April 29, 2019 to February 21, 2020, • California and Montana on or after July 22, 2019 • New Hampshire on or after June 24, 2019 • any other state on or after April 29, 2019	• Pennsylvania before April 29, 2019, or on or after February 24, 2020, • California and Montana before July 22, 2019 • New Hampshire before June 24, 2019 • any other state before April 29, 2019
We add interest to the Accumulated Alternate Interest daily. You can find more information about the Alternate Minimum Value at Exhibit 99(a) of the Form S-1 Registration Statement filed with the SEC, of which this prospectus is a part. This information is incorporated by reference into this prospectus. You can obtain a copy of Exhibit 99(a) by calling (800) 624-0197, or visiting our website at www.allianzlife.com.

Allianz Index Advantage NF® Variable Annuity Prospectus – [Date to be added by amendment prior to effectiveness]
Appendix F

Appendix G – Material Contract Variations by state and Issue Date
Your Contract is subject to the law of the state in which it is issued. Some of the features of your Contract may differ from the features of a Contract issued in another state because of state-specific legal requirements. In addition, not all features and benefits are approved in all states. All material state and Issue Date variations in the Contract are disclosed in this Appendix. If you would like more information regarding state and Issue Date specific Contract provisions, you should contact your Financial Professional or contact our Service Center at the toll-free telephone number listed at the back of this prospectus.
Crediting Method and/or Index Option Availability Restrictions
Crediting Method / Index Options	Availability Restrictions:
Index Protection Strategy	– Not available to Contracts issued in Washington or Missouri on or before November 15, 2019
Index Protection Strategy with the Russell 2000® Index, Nasdaq-100® Index, and EURO STOXX 50®	– These first became available to newly issued Contracts on May 1, 2018, and to inforce Contracts on the first Index Anniversary that occurred on or after June 4, 2018.
Index Precision Strategy	– This first became available to newly issued Contracts on November 14, 2017, and to inforce Contracts on the first Index Anniversary that occurred on or after January 15, 2018.
iShares® MSCI Emerging Markets ETF with the Index Protection Strategy, Index Precision Strategy, Index Guard Strategy, and Index Performance Strategy 1-year Term	– For Contracts issued in California and Montana, these first became available to newly issued Contracts on July 22, 2019.
– For Contracts issued in New Hampshire, these first became available to newly issued Contracts on June 24, 2019.
– For Contracts issued in all other states, these first became available to newly issued Contracts on April 29, 2019.
– For Contracts issued before April 29, 2019, these first became available on the first Index Anniversary that occurred on or after June 3, 2019.
Index Performance Strategy 3-year Term	– Not available to Contracts issued in New Hampshire.
– For Contracts issued in Virginia, these first became to newly issued Contracts on May 19, 2020.
– For Contracts issued in Montana, these first became to newly issued Contracts on June 23, 2020.
– For Contracts issued in Pennsylvania, these first became to newly issued Contracts on July 21, 2020.
– For Contracts issued in all other states, it first became available to newly issued Contracts on May 1, 2020.
– For Contracts issued before May 1, 2020, it first became available on the first Index Anniversary that occurred on or after November 23, 2020.
If a Crediting Method or Index Option is not available, you cannot allocate to it unless we make it available to you on a future Index Anniversary. Certain Crediting Methods and/or Index Options also may not be available from all selling firms or from all Financial Professionals. Please consult with your Financial Professional for more information.
CONTRACTS WITHOUT THE INDEX PROTECTION STRATEGY: If in future years the renewal Cap and Precision Rates are not acceptable to you, you will not be able to transfer into the Index Protection Strategy and take advantage of its principal protection. This would subject you to ongoing market risk and you could lose principal and previous earnings.
Death Benefit Availability Restrictions
The Maximum Anniversary Value Death Benefit was not available to Contracts issued before May 1, 2018.

Allianz Index Advantage NF® Variable Annuity Prospectus – [Date to be added by amendment prior to effectiveness]
Appendix G

Other Material State Contract Variations
ISSUE STATE	FEATURE AND BENEFITS	VARIATION
California	Assignments, Changes of Ownership and Other Transfers of Contract Rights See section 2	We cannot restrict assignments or changes of ownership
• We do not change the Determining Life (Lives) following an assignment or ownership change. If you assign the Contract and the Determining Life (Lives) are no longer an Owner (or Annuitant if the Owner is a non-individual) the Traditional Death Benefit or Maximum Anniversary Value Death Benefit may not be available and on the Owner’s death the Beneficiary(s) will only receive the Contract Value.
	Free Look/Right to Examine Period See section 3	For Owners age 60 or older (or Annuitants age 60 or older for non-individually owned Contracts), we are required to allocate your initial Purchase Payment to the AZL Government Money Market Fund during the 30 day free look period unless you specify otherwise on the appropriate form. If you want to immediately apply your Purchase Payment to the Index Options or other Variable Options you must opt out of this allocation. If you do not opt out of this allocation to the AZL Government Money Market Fund your Index Effective Date cannot occur until the free look period has ended.
Connecticut	Assignments, Changes of Ownership and Other Transfers of Contract Rights See section 2	We can only restrict assignments to settlement companies and institutional investors as described in your Contract.
• We do not change the Determining Life (Lives) following an assignment or ownership change. If you assign the Contract and the Determining Life (Lives) are no longer an Owner (or Annuitant if the Owner is a non-individual) the Traditional Death Benefit or Maximum Anniversary Value Death Benefit may not be available and on the Owner’s death the Beneficiary(s) will only receive the Contract Value.
Delaware	Our Unregistered Separate Account See section 11	All of the assets backing the Index Precision Strategy, Index Guard Strategy and Index Performance Strategy Index Options are allocated to Separate Account IANA. We do not move assets between the general account and Separate Account IANA for Contracts issued in Delaware.
Florida	Withdrawal Charges See Fee Tables and section 6	The total withdrawal charge on a partial or full withdrawal cannot be greater than 10% of the Contract Value withdrawn.
Assignments, Changes of Ownership and Other Transfers of Contract Rights See section 2	We cannot restrict assignments or changes of ownership
• We do not change the Determining Life (Lives) following an assignment or ownership change. If you assign the Contract and the Determining Life (Lives) are no longer an Owner (or Annuitant if the Owner is a non-individual) the Traditional Death Benefit or Maximum Anniversary Value Death Benefit may not be available and on the Owner’s death the Beneficiary(s) will only receive the Contract Value.
	Purchase Requirements See section 3	We can only decline a Purchase Payment if it would cause total Purchase Payments to be more than $1 million, or if it would otherwise violate the Purchase Payment restrictions of your Contract (for example, we do not allow additional Purchase Payments on or after the Annuity Date).
	When Annuity Payments Begin See section 8	The earliest acceptable Annuity Date is one year after the Issue Date.
Iowa	Withdrawal Charges See Fee Tables and section 6	The withdrawal charge is 8.25%, 8%, 7%, 6%, 5%, 4% and 0% for time periods referenced in the Fee Tables and section 6.
Massachusetts	Waiver of Withdrawal Charge Benefit See section 7	The waiver of withdrawal charge benefit is not available.

Allianz Index Advantage NF® Variable Annuity Prospectus – [Date to be added by amendment prior to effectiveness]
Appendix G

ISSUE STATE	FEATURE AND BENEFITS	VARIATION
Mississippi	Withdrawal Charges See Fee Tables and section 6	The withdrawal charge is 8.5%, 7.5%, 6.5%, 5.5%, 5%, 4% and 0% for time periods referenced in the Fee Tables and section 6.
Purchase Requirements See section 3	• For Contracts issued before November 18, 2019: We do not accept additional Purchase Payments on or after the first Contract Anniversary. We also limit the amount of additional Purchase Payments you can make on or after the first Quarterly Contract Anniversary to the amount of total Purchase Payments we received before the first Quarterly Contract Anniversary.
• For Contracts issued on or after November 18, 2019: Each Contract Year that we allow additional Purchase Payments you cannot add more than your initial amount without our prior approval. Your initial amount is all Purchase Payments received before the first Quarterly Contract Anniversary of the first Contract Year. We do not allow additional Purchase Payments on or after the tenth Contract Anniversary. However, we allow you to add up to the initial amount in the remainder of the first Contract Year (the first Quarterly Contract Anniversary to the last Business Day before the first Contract Anniversary).
Missouri	Our Unregistered Separate Account See section 11	All of the assets backing the Index Precision Strategy, Index Guard Strategy and Index Performance Strategy Index Options are allocated to Separate Account IANA. We do not move assets between the general account and Separate Account IANA for Contracts issued in Missouri.
Montana	Access to Your Money See section 7	If you take a partial withdrawal that reduces the Contract Value below $2,000, we contact you by phone and give you the option of modifying your withdrawal request. If we cannot reach you, we process your request as a full withdrawal.
New Hampshire	Waiver of Withdrawal Charge Benefit See section 7	The definition of nursing home is an institution operated in accordance with state law.
New Jersey	Joint Owner See section 2	We allow civil union partners to be Joint Owners.
Assignments, Changes of Ownership and Other Transfers of Contract Rights See section 2	We cannot restrict assignments or changes of ownership.
• We do not change the Determining Life (Lives) following an assignment or ownership change. If you assign the Contract and the Determining Life (Lives) are no longer an Owner (or Annuitant if the Owner is a non-individual) the Traditional Death Benefit or Maximum Anniversary Value Death Benefit may not be available and on the Owner’s death the Beneficiary(s) will only receive the Contract Value.
	Purchase Requirements See section 3	The maximum total Purchase Payments that we can accept is $1 million. We can only decline a Purchase Payment if it would cause total Purchase Payments to be more than $1 million, or if it would otherwise violate the Purchase Payment restrictions of your Contract (for example, we do not allow additional Purchase Payments on or after the Annuity Date).
Ohio	Assignments, Changes of Ownership and Other Transfers of Contract Rights See section 2	We cannot restrict assignments or changes of ownership.
• We do not change the Determining Life (Lives) following an assignment or ownership change. If you assign the Contract and the Determining Life (Lives) are no longer an Owner (or Annuitant if the Owner is a non-individual) the Traditional Death Benefit or Maximum Anniversary Value Death Benefit may not be available and on the Owner’s death the Beneficiary(s) will only receive the Contract Value.

Allianz Index Advantage NF® Variable Annuity Prospectus – [Date to be added by amendment prior to effectiveness]
Appendix G

ISSUE STATE	FEATURE AND BENEFITS	VARIATION
Pennsylvania	Withdrawal Charges See Fee Tables and section 6	The withdrawal charge is 8.25%, 8%, 7%, 6%, 5%, 4% and 0% for time periods referenced in the Fee Tables and section 6.
	Waiver of Withdrawal Charge Benefit See section 7	The waiver is not available if on the Issue Date, an Owner was confined to a nursing home or was already diagnosed with a terminal illness. Also, the nursing home confinement requirement is a total of 90 days within a six month period. These 90 days do not need to be consecutive.
Texas	Assignments, Changes of Ownership and Other Transfers of Contract Rights See section 2	We cannot restrict assignments or changes of ownership.
• We do not change the Determining Life (Lives) following an assignment or ownership change. If you assign the Contract and the Determining Life (Lives) are no longer an Owner (or Annuitant if the Owner is a non-individual) the Traditional Death Benefit or Maximum Anniversary Value Death Benefit may not be available and on the Owner’s death the Beneficiary(s) will only receive the Contract Value.
Purchase Requirements See section 3	• For Contracts issued from April 29, 2019 through November 15, 2019: we do not accept additional Purchase Payments on or after the first Contract Anniversary.
• For Contracts issued on or after November 18, 2019: We do not accept additional Purchase Payments on or after the tenth Contract Anniversary.
	Access to Your Money See section 7	We only treat a partial withdrawal that reduces the Contract Value below $2,000 as a full withdrawal if you have not made an additional Purchase Payment in the past two calendar years.
	Our Unregistered Separate Account See section 11	For Contracts issued before May 1, 2020: We hold all assets that you allocate to the Index Precision Strategy, Index Guard Strategy and Index Performance Strategy Index Options that are not invested in the general account in an unregistered, non-unitized, insulated separate account (Separate Account IATX). Separate Account IATX is structured differently from Separate Account IANA. Unlike Separate Account IANA, Separate Account IATX is for the exclusive benefit of persons purchasing a Contract in the State of Texas. Separate Account IATX is insulated from the claims of creditors and Contract purchasers are given priority with regard to Separate Account IATX’s assets over Contract purchasers from other states as well as general creditors. Separate Account IATX was established under Minnesota law for the benefit of Texas Contract purchasers. Separate Account IATX supports our obligations to pay Performance Credits to Texas Contract Owners. Allocations and reallocations to and from the Separate Account IATX are managed in the same manner as Separate Account IANA. Neither Texas Contract purchasers nor these Index Options participate in any way in the performance of assets held in Separate Account IATX.
Utah	Purchase Requirements See section 3	• For Contracts issued before November 18, 2019: We do not accept additional Purchase Payments on or after the first Contract Anniversary.
• For Contracts issued on or after November 18, 2019: We do not accept additional Purchase Payments on or after the tenth Contract Anniversary.
Washington	Our Unregistered Separate Account See section 11	All of the assets backing the Index Precision Strategy, Index Guard Strategy and Index Performance Strategy Index Options are allocated to Separate Account IANA. We do not move assets between the general account and Separate Account IANA for Contracts issued in Washington.

Allianz Index Advantage NF® Variable Annuity Prospectus – [Date to be added by amendment prior to effectiveness]
Appendix G

ISSUE STATE	FEATURE AND BENEFITS	VARIATION
Wisconsin	Assignments, Changes of Ownership and Other Transfers of Contract Rights See section 2	We cannot restrict assignments or changes of ownership.
• We do not change the Determining Life (Lives) following an assignment or ownership change. If you assign the Contract and the Determining Life (Lives) are no longer an Owner (or Annuitant if the Owner is a non-individual) the Traditional Death Benefit or Maximum Anniversary Value Death Benefit may not be available and on the Owner’s death the Beneficiary(s) will only receive the Contract Value.

Allianz Index Advantage NF® Variable Annuity Prospectus – [Date to be added by amendment prior to effectiveness]
Appendix G

Appendix H – Selected Financial Data and Statutory Financial Statements
[Appendix H to be added by amendment prior to effectiveness]
Management’s Discussion and Analysis of Financial Condition and Results of Operations (For the 12 month period ended December 31, 2020)
The following discussion of our financial condition and results of operations should be read in conjunction with our statutory financial statements and notes to those statements included in this Appendix. The discussion and analysis in this Appendix includes certain forward-looking statements that are subject to risks, uncertainties and other factors, as described in “Risk Factors” and elsewhere in this prospectus, that could cause our actual growth, results of operations, performance, financial position and business prospects and opportunities in 2021 and beyond to differ materially from those expressed in, or implied by, those forward-looking statements. See “Forward-Looking Statements.”
Statutory Financial Statements
The statutory financial statements of Allianz Life Insurance Company of North America as of December 31, 2020 and 2019 and for the years ended December 31, 2020, 2019, and 2018 included in this prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, an independent auditor, and upon the authority of said firm as experts in accounting and auditing. The principal business address of PwC is 45 South Seventh Street, Suite 3400, Minneapolis, MN.

Allianz Index Advantage NF® Variable Annuity Prospectus – [Date to be added by amendment prior to effectiveness]
Appendix H

For Service or More Information
You can review and copy information about us, the Separate Account, the prospectus and the Form N-4 SAI at the SEC’s Public Reference Room in Washington, D.C. You may obtain information about the operation of the Public Reference Room by calling (202) 551-8090.
The SEC also maintains a website (www.sec.gov). The prospectus, the Form N-4 SAI and other information about the Contract are available on the EDGAR database on the SEC’s website. If you do not have access to the website, you can get copies of information from the website upon payment of a duplication fee by writing to:
Public Reference Section of the Commission
100 F Street, NE
Washington, DC 20549
Our Service Center
If you need customer service (for Contract changes, information on Contract Values, requesting a withdrawal or transfer, changing your allocation instructions, etc.) please contact our Service Center at (800) 624-0197.
To send an application, a check for an additional Purchase Payment, or for general customer service, please mail to the appropriate address as follows:
Send an application or additional Purchase Payment with a check:	Send an application or general customer service without a check:
REGULAR MAIL	REGULAR MAIL
Allianz Life Insurance Company of North America NW5989 P.O. Box 1450 Minneapolis, MN 55485-5989	Allianz Life Insurance Company of North America P. O. Box 561 Minneapolis, MN 55440-0561

OVERNIGHT, CERTIFIED, OR REGISTERED MAIL	OVERNIGHT, CERTIFIED, OR REGISTERED MAIL
Allianz Life Insurance Company of North America NW5989 1801 Parkview Drive Shoreview, MN 55126	Allianz Life Insurance Company of North America 5701 Golden Hills Drive Golden Valley, MN 55416-1297

Checks sent to the wrong address for applications or additional Purchase Payments are forwarded to the 1801 Parkview Drive address listed above, which may delay processing.
For general customer service by email, please use this address: Contact.Us@allianzlife.com. To send information by email, please use this address: variableannuity@send.allianzlife.com. To send information over the web, please upload to your account on our website at: www.allianzlife.com. If you have questions about whether you can submit certain information by email or over the web, please contact our Service Center.
Until May 1, 2022, all dealers that effect transactions in these securities may be required to deliver a prospectus.

Allianz Index Advantage NF® Variable Annuity Prospectus – [Date to be added by amendment prior to effectiveness]

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

Securities and Exchange Commission Registration Fee	$ 150,785
--------------
Estimated Printing and Filing Costs:	$ 30,000
--------------
Estimated Accounting Fees:	$ 75,000
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Estimated Legal Fees:	$ N/A
---------------
Estimated Miscellaneous Fees:	$ N/A
---------------

ITEM 14.  INDEMNIFICATION OF OFFICERS AND DIRECTORS.

The Bylaws of the Insurance Company provide:
ARTICLE XI. INDEMNIFICATION OF DIRECTORS, OFFICERS AND EMPLOYEES
SECTION 1. RIGHT TO INDEMNIFICATION:
(a)
Subject to the conditions of this Article and any conditions or limitations imposed by applicable law, the Corporation shall indemnify any employee, director or officer of the Corporation (an "Indemnified Person") who was, is, or in the sole opinion of the Corporation, may reasonably become a party to or otherwise involved in any Proceeding by reason of the fact that such Indemnified Person is or was:

	(i)	a director of the Corporation; or
	(ii)	acting in the course and scope of his or her duties as an officer or employee of the Corporation; or
	(iii)	rendering Professional Services at the request of and for the benefit of the Corporation; or
(iv)
serving at the request of the Corporation as an officer, director, fiduciary or member of another corporation, association, committee, partnership, joint venture, trust, employee benefit plan or other enterprise (an "Outside Organization").

(b)	Notwithstanding the foregoing, no officer, director or employee shall be indemnified pursuant to these bylaws under the following circumstances:
	(i)	in connection with a Proceeding initiated by such person, in his or her own personal capacity, unless such initiation was authorized by the Board of Directors;
	(ii)	if a court of competent jurisdiction finally determines that any indemnification hereunder is unlawful;
	(iii)	for acts or omissions involving intentional misconduct or knowing and culpable violation of law;
(iv)
for acts or omissions that the Indemnified Person believes to be contrary to the best interests of the Corporation or its shareholders or that involve the absence of good faith on the part of the Indemnified Person;

	(v)	for any transaction for which the Indemnified Person derived an improper personal benefit;
(vi)
for acts or omissions that show a reckless disregard for the Indemnified Person's duty to the Corporation or its shareholders in circumstances in which the Indemnified Person was aware or should have been aware, in the ordinary course of performing the Indemnified Person's duties, of the risk of serious injury to the Corporation or its shareholders;

	(vii)	for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the Indemnified Person's duties to the Corporation or its shareholders;
	(viii)	in circumstances where indemnification is prohibited by applicable law;
(ix)
in the case of service as an officer, director, fiduciary or member of an Outside Organization, where the Indemnified Person was aware or should have been aware that the conduct in question was outside the scope of the assignment as contemplated by the Corporation.

SECTION 2. SCOPE OF INDEMNIFICATION:
(a)
Indemnification provided pursuant to Section 1(a)(iv) shall be secondary and subordinate to indemnification or insurance provided to an Indemnified Person by an Outside Organization or other source, if any.

(b)
Indemnification shall apply to all reasonable expenses, liability and losses, actually incurred or suffered by an Indemnified Person in connection with a Proceeding, including without limitation, attorneys' fees and any expenses of establishing a right to indemnification or advancement under this article, judgments, fines, ERISA excise taxes or penalties, amounts paid or to be paid in settlement and all interest, assessments and other charges paid or payable in connection with or in respect of such expense, liability and loss.

(c)
Such indemnification shall continue as to any Indemnified Person who has ceased to be an employee, director or officer of the Corporation and shall inure to the benefit of his or her heirs, estate, executors and administrators.

SECTION 3. DEFINITIONS:
(a) "Corporation" for the purpose of Article XI shall mean Allianz Life Insurance Company of North America and all of its subsidiaries.
(b)
"Proceeding" shall mean any threatened, pending, or completed action, suit or proceeding whether civil, criminal, administrative, investigative or otherwise, including actions by or in the right of the Corporation to procure a judgment in its favor.

(c)
"Professional Services" shall mean services rendered pursuant to (i) a professional actuarial designation, (ii) a license to engage in the practice of law issued by a State Bar Institution or (iii) a Certified Public Accountant designation issued by the American Institute of Certified Public Accountants.

Insofar as indemnification for liability arising under the Securities Act of 1933 may be permitted for directors and officers or controlling persons of the Insurance Company pursuant to the foregoing, or otherwise, the Insurance Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Insurance Company of expenses incurred or paid by a director, officer or controlling person of the Insurance Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 15.   RECENT SALES OF UNREGISTERED SECURITIES.
        NOT APPLICABLE.
ITEM 16.   EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.
(a) Exhibits.
1.(a)
Principal Underwriter Agreement by and between North American Life and Casualty Company on behalf of NALAC Financial Plans, Inc. dated September 14, 1988 incorporated by reference as exhibit EX-99.B3.a. from Pre-Effective Amendment No.1 to Form N-4 (File Nos. 333-06709 and 811-05618), electronically filed on December 13, 1996. (North American Life and Casualty Company is the predecessor to Allianz Life Insurance Company of North America. NALAC Financial Plans, Inc., is the predecessor to USAllianz Investor Services, LLC, which is the predecessor to Allianz Life Financial Services, LLC.)

(b)
Broker-Dealer Agreement (amended and restated) between Allianz Life Insurance Company of North America and Allianz Life Financial Services, LLC, dated June 1, 2010 incorporated by reference as exhibit EX-99B3b. from Pre-Effective Amendment No. 1 to Form N-4 (File Nos. 333-166408 and 811-05618), electronically filed on September 24, 2010.

(c)
The current specimen of the selling agreement between Allianz Life Financial Services, LLC, the principal underwriter for the Contracts, and retail brokers which offer and sell the Contracts to the public is incorporated by reference as exhibit EX-99.B3.b. from the initial filing on Form N-4 (File Nos. 333-134267 and 811-05618), electronically filed on May 19, 2006.The underwriter has executed versions of the agreement with approximately 2,100 retail brokers.

 2.                                   Not applicable
3. (a)
Articles of Incorporation, as amended and restated August 1, 2006, of Allianz Life Insurance Company of North    America, filed on January 3, 2013 as Exhibit 3(a) to Registrant's initial registration on Form S-1 (File No. 333-185864), is incorporated by reference.

(b)
Bylaws, as amended and restated August 1, 2006, of Allianz Life Insurance Company of North America, filed on January 3, 2013 as Exhibit 3(b) to Registrant's initial registration on Form S-1 (File No. 333-185864), is incorporated by reference.

4.(a)
Individual Variable Annuity Contract, L40538NF, incorporated by reference as Exhibit 4(a) from Pre-Effective Amendment No. 1 to Registrant's Form S-1 (File No. 333-215103), electronically filed on April 14, 2017.

(b)
Contract Schedule Pages, S40875 (Base) and S40877 (Index Options), incorporated by reference as Exhibit 4(b) from Pre-Effective Amendment No. 1 to Registrant's Form S-1 (File No. 333-215103), electronically filed on April 14, 2017.

(c)(i)
Index Options Contract Schedule Page, S40895-NF-01, incorporated by reference as Exhibit 4(c) from Post-Effective Amendment No. 2 to Registrant’s Form S-1 (File No. 333-215103), electronically filed on April 17, 2018.

(ii)
Index Options Contract Schedule Page S40877-NF-04, incorporated by reference as Exhibit 4(c)(ii) from Post-Effective Amendment No. 6 to Registrant’s Form S-1 (File No. 333-215103), electronically filed on January 22, 2020.

(iii)
Index Options Contract Schedule Page Addendum, S40877-ADD, incorporated by reference as Exhibit 4(c)(iv) from Post-Effective Amendment No. 1 to Registrant's Form S-1 (File No. 333-230899), electronically filed on January 21, 2020.

(d)
Application for Individual Variable Annuity Contract – IXA-APP-02-NF-0419, incorporated by reference as Exhibit 4(d) from Post-Effective Amendment No. 5 to Registrant's Form S-1 (File No. 333-215103, electronically filed on April 16, 2019.

(e)(i)
Index Performance Strategy Crediting Rider-S40878, incorporated by reference as Exhibit 4(d) from Pre-Effective Amendment No. 1 to Registrant's Form S-1 (File No. 333-185864), electronically filed on April 17, 2013.

(ii)	Index Performance Strategy Rider II – S40903, incorporated by reference as Exhibit 4(e)(ii) from Post-Effective Amendment No. 1 to Registrant's Form S-1 (File No. 333-230899), electronically filed on January 21, 2020.
(iii)	Inforce Index Performance Strategy Rider II – S40903-INFORCE, incorporated by reference as Exhibit 4(e)(iii) from Post-Effective Amendment No. 1 to Registrant's Form S-1 (File No. 333-230899), electronically filed on January 21, 2020.
(f)
Index Protection Strategy Crediting Rider-S40879 incorporated by reference as Exhibit 4(e) from Pre-Effective Amendment No. 1 to Registrant's Form S-1 (File No. 333-185864), electronically filed on April 17, 2013.

(g)
Traditional Death Benefit Rider-S40880 incorporated by reference as Exhibit 4(f) from Pre-Effective Amendment No. 1 to Registrant's Form S-1 (File No. 333-185864), electronically filed on April 17, 2013.

(h)
Index Guard Strategy Crediting Rider-S40889, incorporated by reference as Exhibit 4(g) from Post-Effective Amendment No. 1 to Registrant's Form S-1 (File No. 333-195462), electronically filed on December 8, 2014.

(i)
Index Precision Strategy Crediting Rider, S40891, incorporated by reference as Exhibit 4(h) from Post-Effective Amendment No. 1 to Registrant's Form S-1 (File No. 333-213125), electronically filed on January 17, 2017.

(j)
Waiver of Withdrawal Charge Rider-S40749 incorporated by reference as exhibit EX-99.B4.f. from Pre-Effective Amendment No. 1 to Registrant's Form N-4 (File Nos. 333-139701 and 811-05618), electronically filed on April 9, 2007.

(k)
Inherited IRA/Roth IRA Endorsement-S40713 incorporated by reference as exhibit EX-99.B4.q. from Pre-Effective Amendment No. 1 to Registrant's Form N-4 (File Nos. 333-134267 and 811-05618), electronically filed on September 25, 2006.

(l)
Roth IRA Endorsement-S40342 incorporated by reference as exhibit EX-99.B4.l. from Pre-Effective Amendment No. 1 to Registrant's Form N-4 (File Nos. 333-134267 and 811-05618), electronically filed on September 25, 2006.

(m)
IRA Endorsement-S40014 incorporated by reference as exhibit EX-99.B4.g. from Pre-Effective Amendment No.1 to Registrant's Form N-4 (File Nos. 333-82329 and 811-05618), electronically filed on December 30, 1999.

(n)
Unisex Endorsement-(S20146) incorporated by reference as exhibit EX-99.B4.h. from Pre-Effective Amendment No.1 to Registrant's Form N-4 (File Nos. 333-82329 and 811-05618), electronically filed on December 30, 1999.

(o)
Maximum Anniversary Death Benefit Rider- S40897-NF and S40898-NF, incorporated by reference as Exhibit 4(n) from Post-Effective Amendment No. 1 to Registrant’s form S-1 (File No. 333-215103), electronically filed on December 15, 2017.

    5.                    Opinion re Legality - not applicable
    8.                       Opinion re Tax Matters - not applicable
    9.                            Not applicable
   10.                   Material Contracts – not applicable
   11.                   Not applicable
   12.                   Not applicable
   15.                   Not applicable
   16.                   Not applicable
   21.                   Not applicable.
   23.              (a)**   Consent of Independent Registered Public Accounting Firms, to be filed by amendment.
      (b)**   Consent of Counsel, to be filed by amendment.
24.	(a)	Board Resolution, effective December 11, 2012, of the Board of Directors of Allianz Life Insurance Company of North America, filed on January 3, 2013 as Exhibit 24(b) to Registrant's initial registration on Form S-1 (File No. 333-185864), is incorporated by reference.
               (b)     Form of Board Resolution of the Board of Directors of Allianz Life Insurance Company of North America, effective April 14, 2014, filed on April 14, 2014 as Exhibit 24(d) to Registrant's Post-Effective Amendment No. 2 to Form S-1 (File No. 333-185864), is incorporated by reference.
(c)	Power of Attorney, filed on December 9, 2020 as Exhibit 24(c) to Registrant's Post-Effective Amendment No. 1 to Form S-1 (File No. 333-237620), is incorporated by reference..
   25.                Not applicable
   26.                Not applicable
99.	(a)	Alternative Minimum Value Exhibit - IXA-032 (05/2020), filed on April 9, 2020 as Exhibit 99(a) to Registrant's initial registration on S-1 (File No. 333-237621), is incorporated by reference.
(b)
Appendix B Exhibit – Daily Adjustment Calculation - IXA-010b (05/2020), filed on April 9, 2020 as Exhibit 99(b) to Registrant's initial registration on S-1 (File No. 333-237621), is incorporated by reference.

(c)
Transition Representation Letter - Independent Registered Public Accounting Firm, pursuant to S-K, item 304, incorporated by reference as Exhibit 99(c) from Post-Effective Amendment No. 2 to Registrant’s Form S-1 (File No. 333-215103), electronically filed on April 17, 2018.

   *  Filed herewith
  ** To be filed by amendment

(b) Financial Statement Schedules
All required financial statement schedules of Allianz Life Insurance Company of North America are included in Part I of this registration statement.
ITEM 17.   UNDERTAKINGS.
The undersigned registrant hereby undertakes pursuant to Item 512 of Regulation S-K:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
	(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table  in the effective registration statement.

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)
That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

	(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
	(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

	(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(6)
Insofar as indemnification for liability arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on this 14th day of December, 2020.
ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
By: /S/ Walter R. White*
       Walter R. White
       Chief Executive Officer, President, and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on December 14, 2020.

Signature	Title
Jacqueline Hunt(1)	Director and Chairman of the Board
Walter R. White(1)	Director, President & Chief Executive Officer
Ronald M. Clark(1)	Director
Udo Frank(1)	Director
William E. Gaumond(1)	Director, Senior Vice President, Chief Financial Officer and Treasurer
(principal accounting officer)
Kevin E. Walker(1)	Director
Anna Sophie Herken(1)	Director

(1)	By Power of Attorney, filed as Exhibit 24(c) to this Registration Statement.

     BY: /s/ Stewart D. Gregg
           Stewart D. Gregg, Senior Counsel

POST EFFECTIVE AMENDMENT NO. 1

TO

FORM S-1

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA

INDEX TO EXHIBITS

Exhibit	Description of Exhibit